 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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NXP Semiconductors N.V.
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NOTICE OF AND AGENDA FOR 2026
ANNUAL GENERAL MEETING OF SHAREHOLDERS
April 27, 2026
Dear Shareholders:
I invite you to attend the 2026 Annual General Meeting of Shareholders (the “Annual General Meeting” or “AGM”) of NXP Semiconductors N.V. (“we,” “us,” “our” or the “Company”), which will be held on Wednesday, June 10, 2026 at 8:30 a.m. Central European Time at the Company's headquarters, High Tech Campus 60, Eindhoven, The Netherlands.
At the Annual General Meeting, we will discuss, and the Company’s shareholders will vote on, the following items of business:

Item 1	Adoption of the 2025 Statutory Annual Accounts
Item 2	Discharge of the members of the Company’s Board of Directors (the “Board”) for their responsibilities in the financial year ended December 31, 2025
Item 3	Appointment of ten current directors named in this proxy statement
Item 4	Authorization of the Board to issue ordinary shares of the Company (“ordinary shares”) and grant rights to acquire ordinary shares
Item 5	Authorization of the Board to restrict or exclude pre-emptive rights accruing in connection with an issue of shares or grant of rights
Item 6	Authorization of the Board to repurchase ordinary shares
Item 7	Authorization of the Board to cancel ordinary shares held or to be acquired by the Company
Item 8	Re-appointment of EY Accountants B.V. as the Company's independent auditors for the fiscal year ending December 31, 2026
Item 9	Amended Remuneration of the Non-Executive Directors
Item 10	Non-binding, advisory vote to approve Named Executive Officer compensation
Item 11	Non-binding, advisory vote on the frequency of future shareholder advisory votes on Named Executive Officer compensation
In addition to the above voting items we will have a discussion of the dividend and reservation policy and the implementation of the Company’s long-term strategy, including with respect to sustainable long-term value creation and the Company's corporate governance structure and compliance with the updated Dutch Corporate Governance Code published on March 20, 2025. We will also consider any other business that properly comes before the Annual General Meeting. None of the proposals require the approval of any other proposal to become effective. We intend that this notice of the Annual General Meeting and the accompanying proxy materials will first be made available on our website on or about April 27, 2026. In accordance with Dutch corporate law and our Articles of Association, the record date for determining those shareholders entitled to notice of, and to vote at, the Annual General Meeting has been set at May 13, 2026. We will begin mailing the proxy materials or Notice of Internet Availability of Proxy Materials, as applicable, to our shareholders as soon as reasonably practicable after the record date and expect the mailing to be complete on or about May 20, 2026. If you receive a Notice of Internet Availability but would prefer to receive printed proxy materials, please follow the instructions included in the notice.

At the Annual General Meeting we will also present the consolidated financial statements and independent auditors’ report for the fiscal year ended December 31, 2025. If any other matters properly come before the Annual General Meeting the persons named in the proxy card will vote in their discretion the shares represented by all properly executed proxies.
YOUR VOTE IS VERY IMPORTANT. Please read this proxy statement and the accompanying proxy materials. Whether or not you plan to attend the Annual General Meeting, please submit your proxy card or voting instructions as soon as possible.
By order of the Board of Directors of NXP Semiconductors N.V.,
Jennifer B. Wuamett
Secretary
Eindhoven, The Netherlands
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 10, 2026
This proxy statement, the notice, our 2025 Annual Report on Form 10-K and the 2025 Statutory Annual Report are available on proxyvote.com and on our website at http://investors.nxp.com by clicking “Corporate Governance”, then “Annual Meeting”.

We Strongly Encourage You to Sign Up For Electronic Delivery of Proxy Materials
Shareholders may request proxy materials be delivered to them electronically by enrolling at www.proxyvote.com. Not only will this result in faster delivery of the documents but also allows our shareholders to join us in our efforts to support a sustainable future and mitigate our impact on the environment.

GENERAL INFORMATION
The Board of Directors (the “Board”) of NXP Semiconductors N.V. (“we”, “our”, “us”, “NXP” or the “Company”) is providing these proxy materials to you in connection with the Board’s solicitation of proxies to be voted on at NXP’s Annual General Meeting of Shareholders (the “Annual General Meeting” or the “AGM”) on Wednesday, June 10, 2026. We are requesting your vote on the proposals described in this proxy statement.
NXP will pay the entire cost of soliciting proxies. Our directors, officers and employees, without additional compensation, may solicit proxies or votes in person, by telephone or by electronic communication. We may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of NXP’s ordinary shares, €0.20 par value (the “ordinary shares”).
All shareholders as of the close of business on May 13, 2026 (the “Record Date”) are authorized to attend the Annual General Meeting and all of NXP’s outstanding ordinary shares owned as of the Record Date may be voted. As of April 10, 2026, there were 252,548,632 ordinary shares issued and outstanding and there were no other voting securities outstanding. Persons that wish to attend the AGM must notify the Board of their intention to do so by submitting their name and the number of ordinary shares (beneficially) owned to NXP Semiconductors N.V., High Tech Campus 60, 5656 AG Eindhoven, The Netherlands, Attention: Secretary, or by sending an email with such information to nxp.agm@nxp.com. In order to gain admittance, we must receive this notification no later than June 3, 2026, one week prior to the date of the meeting. All attendees must be prepared to provide a valid proof of identity for admittance, such as a driver’s license or passport. The additional items that attendees must bring depends on whether they are shareholders of record, beneficial owners or proxy holders. Shareholders holding their shares through a broker must bring proof of beneficial ownership as of the Record Date, such as an account statement reflecting their share ownership on or prior to the Record Date, a copy of the voting instruction form provided by their broker or similar evidence of ownership in order to obtain admittance to the Annual General Meeting. No cameras or other recording equipment will be allowed in the meeting room. Failure to provide the requested documents at the door or failure to comply with the procedures for the AGM may prevent shareholders from being admitted.
We encourage you to vote your shares prior to the AGM. We kindly refer to the section titled “Voting Procedures” below for more details on how to exercise your voting rights.
These proxy materials include this proxy statement, the notice and NXP’s 2025 Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the U.S. Securities and Exchange Commission (“SEC”).
The Board recommends that you vote your shares as follows:
•“For” the adoption of the 2025 Statutory Annual Accounts as described in Item 1;
•“For” the discharge of the members of the Board for their responsibilities in the financial year 2025 as described in Item 2;
•“For” the appointment of ten directors listed in Item 3 to the Board;
•“For” the authorization of the Board to issue ordinary shares of the Company and grant rights to acquire ordinary shares as described in Item 4;
•“For” the authorization of the Board to restrict or exclude pre-emption rights accruing in connection with an issue of shares or grant of rights as described in Item 5;
•“For” the authorization of the Board to repurchase ordinary shares as described in Item 6;
•“For” the authorization of the Board to cancel ordinary shares held or to be acquired by the Company as described in Item 7;
•“For” the re-appointment of EY Accountants B.V. as our independent auditors for the fiscal year ending December 31, 2026, as described in Item 8;
•"For" the approval of the amended remuneration of the non-executive members of the Board as described in Item 9;
•“For” the approval, on a non-binding, advisory basis, of the compensation of our Named Executive Officers as described in Item 10;
•"For" the approval on a non-binding, advisory vote on the annual frequency of future shareholder advisory votes on Named Executive Officer compensation in Item 11.

VOTING PROCEDURES
Beneficial Owners
If your shares are held in a stock brokerage account or by a bank, trustee or other nominee, which we refer to as your “broker,” you are considered to be the beneficial owner of these shares, and these proxy materials are being forwarded to you by your broker. As the beneficial owner, you have the right to direct your broker how to vote on your behalf, and you are also invited to attend the Annual General Meeting. Your broker will send you a voting instruction form to direct the broker how to vote your shares. If you are not the shareholder of record, you will need to obtain a legal proxy from your broker giving you the right to vote the shares at the Annual General Meeting. The overwhelming majority of our shareholders are beneficial owners (i.e., hold their shares through a broker rather than directly in their own name). Please refer to the voting instruction form provided by your broker for specific voting procedures.
Shareholders of Record
If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered to be the shareholder of record with respect to those shares and these proxy materials are being sent to you by us. As the shareholder of record, you have the right to vote your proxy directly to NXP by submitting a written proxy or to vote in person at the Annual General Meeting. To vote by telephone or over the Internet, follow the instructions provided in the Notice of Internet Availability or proxy card. If you request printed copies of the proxy materials by mail, you will receive a proxy card. Please refer to the summary voting instructions and those included on your proxy card or Notice of Internet Availability.
•Internet—You may vote by proxy on the Internet until 4:00 p.m. Eastern Time (10:00 p.m. Central European Time) on June 9 2026. The website for Internet voting is http://www.proxyvote.com. Easy-to-follow prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials.
•Telephone—You may vote by proxy until 4:00 p.m. Eastern Time (10:00 p.m. Central European Time) on June 9, 2026 by using the toll-free number listed on your proxy card. Easy-to-follow prompts allow you to vote your shares and confirm that your instructions have been properly recorded.
•Mail—Mark, sign and date your proxy card and mail it to the address listed on the card or NXP at High Tech Campus 60, 5656 AG, Eindhoven, The Netherlands, Attention: Secretary. In order for your vote to be counted, we must receive your proxy card no later than two days before the Annual General Meeting.
Revocability of Proxy
If you are a beneficial owner of shares, please refer to the instructions provided by your broker regarding how to change your vote. If you are a shareholder of record, you may revoke a proxy given to a representative of NXP in any of the following ways:
•by sending a written notice of revocation to NXP at High Tech Campus 60, 5656 AG, Eindhoven, The Netherlands; Attention: Secretary, which notice must be received before shares of such shareholder are voted at the Annual General Meeting; or
•by properly submitting a later-dated, new proxy, which must be received before shares of such shareholder are voted at the Annual General Meeting (in which case only the later-dated proxy is counted and the earlier proxy is revoked); or
•by attending the Annual General Meeting and voting in person. Attendance at the Annual General Meeting will not, however, in and of itself, constitute a vote or revocation of a prior proxy.
General Matters
Pursuant to Dutch law, (i) ordinary shares which are represented by “broker non-votes” (i.e. ordinary shares held by brokers which are represented at the Annual General Meeting but which brokers are not empowered to vote on a particular proposal) and (ii) ordinary shares represented at the Annual General Meeting, but which abstain from voting on any matter, are not included in the determination of the ordinary shares voting on such matter, and are only counted for quorum purposes.
If you do not submit specific voting instructions to your broker, your broker will not have the ability to vote your shares in connection with proposals which are considered “non-discretionary” items for which brokerage firms require your voting instructions to vote your shares.
Each share will be entitled to one vote. According to the Company’s Articles of Association, the chair of the Annual General Meeting determines the method of voting, establishes the outcome of the votes taken, determines the existence of a quorum and validity of proxies and ballots, and certifies the results of the voting.

VOTING PROCEDURES
The adoption of resolutions at the Annual General Meeting shall require that at least the majority of the issued and outstanding shares of the Company’s issued share capital is present or represented, excluding shares for which no vote can be cast pursuant to article 29, paragraph 2 of the Company’s Articles of Association. Unless otherwise provided for in this proxy, resolutions can be adopted with a simple majority of votes cast.
Other than the proposals described in this proxy statement and matters incident to the conduct of the Annual General Meeting, we do not expect any matters to be presented for a vote at the Annual General Meeting. However, if you grant a proxy and additional matters are properly presented for a vote at the Annual General Meeting, the persons named as proxy holders, Jennifer B. Wuamett or Timothy Shelhamer, will have the discretion to vote your shares on these additional matters.
We expect to announce preliminary voting results at the Annual General Meeting. Final voting results will be published in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission ("SEC") within four business days of the Annual General Meeting. If the final voting results are not available within four business days after the Annual General Meeting, we will provide the preliminary results in the Current Report on Form 8-K and the final results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.
CORPORATE GOVERNANCE
Our legal name is NXP Semiconductors N.V. and our commercial name is "NXP" or "NXP Semiconductors." We were incorporated in the Netherlands in 2006 and are a Dutch public company with limited liability (naamloze vennootschap). Our ordinary shares are listed on the Nasdaq Global Select Market (“Nasdaq”).
We are subject to various corporate governance requirements and best practice codes, the most relevant being those in the Netherlands and the United States. On March 20, 2025, the updated Dutch Corporate Governance Code 2025 was published (the “DCGC”), which applies to the financial years starting on or after January 1, 2025 for all Dutch companies listed on a government recognized stock exchange, whether in the Netherlands or elsewhere. The DCGC is based on a “comply or explain” principle. Accordingly, companies are required to disclose in their statutory annual reports filed in the Netherlands whether or not they comply with the various rules of the DCGC and if they do not comply with those provisions, to give the reasons. The DCGC contains principles and best practice provisions for boards, shareholders and general meetings of shareholders, financial reporting, auditors, disclosure, compliance and enforcement standards.
The purpose of NXP is to bring together bright minds to create breakthrough technologies that make the connected world better, safer and more secure. Our strategy is to maximize value for all our key stakeholders, including customers, employees, and shareholders. We aim to deliver sustainable, profitable growth by bringing intelligent systems to the edge in the automotive and industrial & Internet of Things (IoT) end markets. We seek to build long-term strategic relationships with our customers and suppliers, while consistently meeting or exceeding their expectations. We are committed to driving sustainable innovation resulting in a better tomorrow for our customers, team members, communities, and society as a whole.
The Board is committed to maintaining a dialogue with shareholders to ensure that they understand our differentiated strategy and business model and have an opportunity to discuss and engage on a broad range of topics, including our strategy. The Board will review the implementation of our strategy at the AGM.
We conduct our operations in accordance with internationally accepted principles of good governance and best practice, while ensuring compliance with the corporate governance requirements applicable in the countries in which we operate:
•We have a transparent corporate structure, with approval rights of our general meeting of shareholders for any significant change in the identity or nature of our Company or business;
•Each ordinary share confers the right to cast one vote at the general meeting of shareholders;
•Our directors are appointed for one-year terms;
•We do not have a poison pill in place;
•We only have outstanding ordinary shares, and no preference shares are issued, and such shares cannot be issued without majority shareholder approval;
•Our share capital consists only of ordinary shares and preference shares, no priority or other shares with special voting rights are included in our share capital;
•Any issuance of ordinary or preference shares, for any reason, is subject to the approval of the general meeting of shareholders; and

CORPORATE GOVERNANCE
•We allow special meetings of our shareholders to be called upon the written request of shareholders holding at least 10% of our outstanding voting stock.
The Board, as well as the management team and the NXP Ethics Committee, promote openness and engagement through SpeakUp, a confidential reporting system described in more detail below. Furthermore, we maintain a Code of Conduct in order to promote a culture of good governance, excellence and consistency that applies to all of our directors, officers and employees and complies with the requirements of the Sarbanes-Oxley Act of 2002, and the rules thereunder, as well as applicable Nasdaq listing standards. A copy of the Code of Conduct is available on our Investor Relations website at http://investors.nxp.com under the “Corporate Governance” section. We will post any amendments to, or waivers from, our Code of Conduct (to the extent applicable to any director or any of our executive officers) on this website.
The Code of Conduct outlines our general commitment to be a responsible social partner and the way in which we aim to interact with our stakeholders, including shareholders, suppliers, customers, employees and the market. It covers our policy on a wide array of subjects, including corporate gifts, privacy, child labor, International Labor Organization conventions, trade compliance, working hours, sexual harassment, free-market competition, bribery and the integrity of financial reporting.
The Code of Conduct is built around the campaign “Know Right, Do Right” and consists of a framework of a variety of controls, a strict non-retaliation policy, a training program for employees, the SpeakUp telephone line and online site where people can report potential issues in a confidential manner, a confidential investigation process, risk assessments, background checks and audits. Any reports related to the Code of Conduct are brought to the attention of our Ethics Committee to ensure that all reports are properly investigated and addressed. Each quarter the Ethics Committee communicates to the Audit Committee a summary of all reports and investigations.
SUSTAINABILITY
We report our progress on our sustainability initiatives annually in our corporate sustainability report, which includes more details about our commitment to sustainable practices, products that support a sustainable future, and transparency and responsibility in our business and supply chain. Our current and past corporate sustainability reports and climate transition plan are available on our website. The corporate sustainability report, climate transition plan and any other information on our website are expressly not part of this proxy statement. Any targets or goals discussed in our corporate sustainability report and in this proxy statement are aspirational, and as such, no guarantees or promises are made that these goals will be met. In addition, statistics and metrics discussed in this proxy statement and in the corporate sustainability report may be based on assumptions that turn out to be incorrect.
2025 Sustainability Highlights

Conducted our first comprehensive review of our human rights program	Limited assurance for Scope 1 and 2 emissions	Named one of TIME’s Most Sustainable Companies of 2025
93% of team members feel NXP is committed to ethical practices	Recertified our EHS management system to ISO14001 and ISO45001	Presented the Top 10 Enterprise Award by the Global ERG Network
73% of audited suppliers improved their performance	Published our inaugural climate transition plan	Recognized by Clarivate as a Top 100 Global Innovator
Installed PFC-abatement equipment at 4 sites	Elevated cybersecurity risk practices across our supplier network	Helped buildings be more sustainable using our i.MX 8M Plus processor
Exceeded our goals for waste and water recycling	96% of IDL team members completed sustainability training

SUSTAINABILITY
Sustainability Governance
Our sustainability strategy is aligned with and incorporated into the company’s long-term business strategy. The CEO and the NXP Management Team, together with and under the supervision of NXP’s Board of Directors, are responsible for implementing NXP's sustainability strategy, policies and aspirations. Our Board of Directors has ultimate oversight responsibility for sustainability matters. The full Board focuses on significant sustainability matters, with Board Committees undertaking oversight of sustainability issues relevant to their responsibilities.
Sustainability Program oversight is delegated to the Nominating, Governance and Sustainability Committee, which oversees integration of a broad set of sustainability considerations into business functions. Specific aspects of sustainability oversight are delegated to the Audit Committee and Human Resources Compensation Committee for sustainability matters within their core areas of expertise. The Nominating, Governance and Sustainability Committee receives quarterly updates from representatives of the Sustainability Management Board and, in turn, reports on these efforts in meetings of NXP’s Board of Directors.
NXP's Sustainability Management Board, which is composed of Management Team members and other senior leaders, oversees the implementation of sustainability strategy and policy and ensures appropriate resourcing. The Sustainability Management Board is chaired by our general counsel and chief sustainability officer and supported by our chief financial officer, chief strategy officer, chief technology officer, chief people officer and chief operations and manufacturing officer. The Sustainability Management Board meets regularly to ensure our sustainability performance is in line with our strategy and aspirations.
Board Committee oversight
Nominating, Governance and Sustainability Committee — Oversight of policies and practices relating to significant sustainability issues
•Oversee policies and practices related to sustainability initiatives
•Review sustainability initiatives and goals including progress toward achieving those goals
•Review and approve the annual Corporate Sustainability Report as well as other sustainability-related reports requiring Board-level oversight
•Review stakeholder feedback related to sustainability on an annual basis
Audit Committee — Oversight of financial and sustainability disclosure processes, controls and assurance
•Oversee controls and procedures for sustainability disclosures and any assurance being provided by independent auditors
•Ensure NXP prepares appropriately for legislative and regulatory developments affecting sustainability reporting in financial reports
Human Resources and Compensation Committee — Oversight of human-capital policies and programs, including the alignment of sustainability goals to incentive pay programs
•Oversee alignment of sustainability strategy with compensation programs
•Assist the Nominating, Governance and Sustainability Committee in setting strategic sustainability aspirations
•Incorporate sustainability goals into compensation programs and design such programs
Environment
As an environmentally responsible manufacturer committed to continuous improvement, we focus on optimizing natural-resource usage, minimizing environmental emissions, enhancing operational efficiency and promoting workplace health and safety. As part of the ISO certification process, each site completes an annual EHS Self-Assessment checklist that evaluates the Management System elements of the ISO 45001 and ISO 14001 standards. To address issues, each site creates a corrective-action plan and closes out the nonconformities accordingly.
NXP takes a comprehensive approach to managing greenhouse-gas emissions across Scope 1, Scope 2 and Scope 3, integrating reduction targets into operational planning and strategy. While we remain focused on decarbonizing Scope 1 and 2 emissions and meeting our carbon-neutrality ambition, we are also working to reduce our Scope 3 footprint in line with our target validated by the Science Based Targets Initiative (SBTi). We have developed our first climate transition plan where we further outline our decarbonization strategy in line with our commitment. The plan includes our emissions inventory, targets, emission reduction levers and actions and governance.

SUSTAINABILITY
We measure our carbon footprint in accordance with the GHG Protocol and the Intergovernmental Panel on Climate Change 2019 Refinement to the 2006 Guidelines. Our climate data is collected and managed in line with our internal procedures and controls. In 2026, NXP obtained external limited assurance over its 2025 Scope 1 and 2 greenhouse-gas emissions data, reinforcing the credibility and transparency of our climate reporting. For more information, please read our 2025 Independent Limited Assurance Statement.
Human Capital Management
Our People: The Heart of NXP
At the heart of NXP’s success is our highly skilled, global team of over 32,000 employees. Our people drive the innovation, execution, and operational excellence that differentiate NXP in the market. We are committed to attracting, developing, and retaining top talent by fostering a high-performance, inclusive, and collaborative culture that enables team members to contribute meaningfully to our long-term business strategy and sustained value creation.
Our Purpose
Our purpose is to bring together bright minds to create breakthrough technologies that make the connected world better, safer and more secure.
Our Values
Our values guide how we operate, lead, and engage with one another. Built on a foundation of trust and respect, they shape our approach to talent management across the employee lifecycle - from hiring and development to rewards and succession planning. We emphasize accountability, collaboration, and continuous learning, empowering team members to grow their capabilities, take ownership of outcomes, and progress across roles, functions, and geographies in ways aligned to both business needs and individual aspirations.

Our Policies and Programs
Globally, we implement policies and programs designed to attract, engage, and retain top talent centered around key priorities including team member engagement, thought leadership, inclusion, compensation and benefits, development and growth, future talent; team member retention and community outreach.
Workforce Demographics
NXP’s workforce includes direct labor (“DL”) and indirect labor (“IDL”). DL are those team members directly involved in manufacturing our products and typically work in our factories, while IDL consists of individual contributors, managers and executives in other functions such as research and development (“R&D”) and selling, general and administrative (“SG&A”). At December 31, 2025, we had approximately 32,200 employees, which includes approximately 1,400 employees in our joint venture. Our NXP global workforce spans three regions encompassing 30+ countries and includes approximately 11,000 team members dedicated to the research and development of our products and solutions.

SUSTAINABILITY
Team Member Retention
We are dedicated to retaining team members and minimizing turnover by fostering a supportive, inclusive and engaging work environment. Voluntary turnover varies by country, but we continue to maintain rates that perform favorably against external benchmarks in the markets where we operate. The 2025 voluntary turnover rate was 5.1%.
Below, you will find an overview of turnover trends over the past five years.

Global Voluntary Turnover
4,500
3,000
1,500
0
15.0%
10.0%
5.0%
.0%
12.1%
11.7%
6.5%
5.4%
5.1%
3,472
3,667
2,124
1,730
1,548
2021
2022
2023
2024
2025
Global Voluntary Turnover
Percentage

We focus on retention through programs that strengthen the employee experience, support well-being and build long-term career opportunities. Our approach includes targeted retention actions for critical roles and top-performing talent, as well as broad-based programs designed to support all team members. These efforts help us create an environment where team members feel valued, connected and able to thrive.
Team Member Engagement
Engaging, developing, and valuing our team members is how we create long-term value for our stakeholders.
To assess and improve engagement, we consistently invite team members to share their feedback through the Winning Culture Survey. In 2025, we introduced a refreshed survey format designed to simplify the experience for team members while sharpening our focus on the areas that matter most for our culture — speed, innovation, ownership and reducing barriers in our processes. The survey was offered to all NXP team members globally. In our 2025 cycle, 90% of our indirect-labor team members participated.

SUSTAINABILITY
Ethics remains a clear strength, with favorability scores continuing to exceed external technology benchmarks. Engagement and ownership remain steady year-over-year with results positioning NXP above the 70th percentile technology-sector benchmark. The areas of innovation and speed reflect meaningful opportunities for improvement. These results signal the need for greater clarity, faster decision-making and stronger alignment across teams.
The 2025 results reflected opportunities related to strengthening confidence in the future, improving communication and alignment across levels and addressing barriers in work processes that slow execution. As we focus on these areas and continue to drive greater transparency, we aim to strengthen our culture of accountability, performance and continuous improvement.

Response rate	Engagement	Great place to work	Proud
90%	81%	82%	87%
External Awards & Recognition
In 2025, NXP earned numerous recognitions across our global locations, reflecting our continued commitment to people, partnership, innovation, inclusion and sustainability. In China, NXP received the IC Employer - Corporate Culture & Team Spirit Award for advancing strong organizational culture and talent development, while our Tianjin site was honored with Heraeus’ Long-Term Partnership Award celebrating 30 years of collaboration. Additionally, NXP was named one of the 2025 Best Companies for Women in India by Avtar. To view a detailed list of NXP awards by country, visit the Awards and Recognition web page of our website.
Thought Leadership
Investing in R&D
NXP's investment in R&D aims to enhance the connected world, targeting edge devices for automotive, industrial, smart home, communications, infrastructure and mobile markets.
Developing Thought Leaders
In 2025, NXP promoted 12.5% of its R&D team members, naming 59 technical directors, 8 program directors, one senior fellow and one program vice-president. These team members were recognized and promoted through a stringent technical evaluation process reviewing performance, contribution and competence development, aligning with the high expectations of our organization. NXP employs approximately 11,000 team members in R&D, representing 36% of the NXP workforce.
Inclusion
At NXP, inclusion is integral to who we are. We value the unique talents, experiences, and perspectives that each team member brings to the workplace. Our inclusion approach is centered around the following:
•Leadership commitment and ownership;
•Building and sustaining a qualified and talent pipeline and robust processes; and
•Fostering an inclusive culture and a sense of belonging to attract and retain the best talent.
NXP values team member engagement in driving inclusion through our Employee Resource Groups (ERGs). Membership is open to all team members, and each ERG has defined missions and executive oversight. Today, we have nine primary ERGs include representation in Asia, Europe and North America. The Human Resources and Compensation Committee of our Board provides oversight of our policies, programs and initiatives focusing on human capital management, including workforce inclusion.
Compensation and Benefits
NXP’s competitive compensation and benefits programs are designed to attract and retain the best talent as well as drive and reward high performance and meaningful contribution across all areas of our workforce.
Compensation
We provide team members with performance-based total rewards packages, including base salary, short-term incentives and equity and cash incentives. We believe that pay decisions should be made based on four key factors, which are reflected in the following list.
1.External considerations (i.e., market conditions)
2.Specific knowledge and skills
3.Team-member performance and contributions
4.Internal pay equity

SUSTAINABILITY
We utilize third-party data to formulate compensation and benefits programs that are fair, equitable and competitive. We then empower leaders to recognize both individual and team accomplishments through a variety of compensation programs. Each year, we conduct a formal assessment of the individual's specific achievements and the demonstrated behaviors — consistent with our values — to deliver those achievements through our Enabling Performance process.
Rewarding performance is a critical element of our overall program. We are committed to managing all reward-based compensation programs, including annual salary reviews, Annual Incentive Plan (AIP) payouts, Sales Incentive Plan (SIP) payments and long-term incentive awards, to deliver on our pay-for-performance philosophy. Since 2022, we have linked a portion of our executive and team-member AIP compensation to non-financial measures, including those linked to sustainability aspirations.
Pay Equity
We have policies and procedures in place to evaluate pay equity. We perform pay equity reviews twice a year, alongside NXP's annual salary review and short- and long-term incentives processes, to ensure we deliver pay decisions with an appropriate focus on fairness. We developed this proactive process to evaluate each compensation program in real time to provide leaders with feedback to create more visibility into fair and equitable compensation during decision-making.
We also analyze potential compensation recommendations or changes within functional areas and departments in order to make appropriate adjustments and promote pay equity. The summarized results of this analysis are presented to our CEO and chief people officer, reflecting our commitment to making compensation-related decisions based only on performance, contribution, tenure and skill-related factors.
Benefits
We are committed to providing a comprehensive benefits package that includes various offerings that support the overall health and well-being of our team members. Globally, NXP does not differ benefits between part-time and full-time team members. We also offer spouse and dependent benefits either through statutory coverage or employer-sponsored benefits.
Talent Development & Growth Opportunities
We believe continuous learning is essential to building a high-performing, future-ready workforce. We are committed to creating opportunities for team members to grow at every stage of their career through a blend of hands-on experiences, peer learning and formal education. Guided by our preferred learning 70/20/10 model – 70% on-the-job experience, 20% learning through others and 10% formal-education — we empower team members to develop new skills, deepen expertise and expand their leadership capabilities.
Future Talent
NXP’s dedication to new-in-career and internship programs plays a vital role in cultivating the next generation of talent, including engineers, for our industry and company. In addition to recruiting engineering interns, working students and new college graduates, we also hire for a variety of roles across general and administrative areas, including Finance, Human Resources and Sales.
Interns
Our internship programs provide students with opportunities to develop technical capabilities and professional skills as they prepare to enter the workforce. In 2025, NXP granted over 800 internships to university students across a range of disciplines, supporting the development of future talent for our industry.
New College Graduates
NXP's early-career hiring programs help build a strong pipeline of emerging talent by bringing recent graduates into roles across engineering, business and functional teams. In 2025, NXP welcomed more than 600 new college graduates worldwide.
University Partnerships and Engagement
Through the structure of its global University Recruiting (UR) Councils, NXP collaborates with universities worldwide to support advanced collaboration in education, research programs and tutorial projects. In 2025, NXP funded initiatives like EcoCar, National University Students Intelligent Car Race, Artificial Intelligence in Mobility and the NXP Cup.
Community Outreach
NXP is committed to making a positive impact in the communities where we operate. Our team members contribute their time, skills and resources to support initiatives focused on education, poverty alleviation, hunger, health and well-being. Through structured volunteering and giving programs, we enable meaningful, locally driven community engagement across our global footprint.

SUSTAINABILITY
Social Responsibility
NXP applies a management system framework to its human-rights due diligence process. This includes conducting comprehensive risk-assessment of our business value chain, implementing policies, standards and protocols to address and remediate the salient human rights risks. We prioritize engagement with critical rights holders throughout our due diligence process to ensure their well-being remains central to our efforts to identify and mitigate potential human-rights impacts.
Supply Chain Due Diligence
Our Corporate Social Responsibility and Human Rights Audit Program covers labor and human rights, environment, health and safety, business ethics, management systems and compliance with the NXP Supplier Code of Conduct. In 2025, we completed 11 supplier audits in Mainland China, Malaysia, Singapore and Taiwan. From our supplier audits we identified a total of 401 nonconformances. Of those nonconformances, all 401 reached the 90-day maturity mark. We closed 364 of those nonconformances, yielding a closure rate of 91%. We did not terminate business with any of these suppliers, in light of their willingness to take the steps needed to close their corrective-action plans.
Health and Safety
We have developed robust Health and Safety programs and initiatives to safeguard our team members, partners and visitors to help achieve our ambition of zero workplace injuries and illnesses. We are certified to ISO 45001, the Occupational Health and Safety Management System and, as part of that certification, every manufacturing site has an employee worker-safety council.
In 2025, there were no incidents that resulted in fines or sanctions in connection with non-compliance with health and safety laws or regulations. There were no fatal work-related accidents for our workers or contractors. The main type of employee injury was sprain and strains. Each incident is documented and then corrective and preventive measures are put in place. We had 399 days lost to work-related injuries and ill health. We had 35 occupational illnesses and injuries, a severity rate of 1.16 and a Total Case Incident Rate (TCIR)1 of 0.08. Our performance remains within our industry benchmark.
1 Our TCIR is the same as our total recordable injury rate (TRIR). To calculate this metric, we follow OSHA’s formula: (Number of injuries and illnesses X 200,000) / Employee hours worked = Incidence rate.

ITEM 1: ADOPTION OF THE 2025 STATUTORY
ANNUAL ACCOUNTS
The Company has prepared two sets of financial statements, one based on accounting principles generally accepted in the United States of America (“US GAAP”) and filed with the SEC in the 2025 Annual Report on Form 10-K, and one based on Dutch law and International Financial Reporting Standards as adopted by the European Union (the “2025 Statutory Annual Accounts”).
For internal and external reporting purposes, the Company prepares financial statements based on US GAAP. However, as a public limited liability company incorporated under the laws of the Netherlands, the Company is required by Dutch law to prepare the 2025 Statutory Annual Accounts and submit them to the Annual General Meeting for adoption. The report of EY Accountants B.V. for the 2025 Statutory Annual Accounts are included in the 2025 statutory annual report (the “2025 Statutory Annual Report”), which is published on the Company’s investor relations website (http://investors.nxp.com) and is available at the principal offices of the Company.
THE BOARD RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE 2025 STATUTORY ANNUAL ACCOUNTS.
ITEM 2: DISCHARGE OF THE MEMBERS OF THE BOARD
OF DIRECTORS FOR THEIR RESPONSIBILITIES IN THE 2025 FINANCIAL YEAR
It is proposed to discharge the members of the Board, in accordance with Dutch law, for the performance of their respective duties in the financial year 2025. The proposed discharge only covers the matters that are disclosed in the 2025 Statutory Annual Report or otherwise publicly disclosed at the time the resolution to discharge is adopted.
THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO DISCHARGE THE MEMBERS OF THE BOARD FOR THEIR RESPONSIBILITIES IN THE FINANCIAL YEAR ENDED DECEMBER 31, 2025.
ITEM 3: APPOINTMENT OF DIRECTORS
The Company has a one-tier board structure, consisting of one or more executive directors and non-executive directors. The Board currently consists of nine non-executive directors, and Mr. Rafael Sotomayor who serves as a temporary executive director as per October 28, 2025. The number of executive and non-executive directors is determined by the Board.
The Board has appointed Mr. Sotomayor to succeed Mr. Sievers as President, effective April 28, 2025, and designated Mr. Sotomayor as CEO and temporary executive director of the Company as of the retirement of Mr. Sievers on October 28, 2025.
If each nominated director discussed below is appointed at the AGM, the Board will consist of ten directors, with Mr. Sotomayor serving as executive director.
Under our Articles of Association and Dutch corporate law, the directors are collectively responsible for the management, general and financial affairs and policy and strategy of our Company. Our executive director (who serves as our President and Chief Executive Officer) is responsible for the day-to-day management of the Company and for the preparation and execution of Board resolutions, to the extent these tasks are not delegated to a committee of the Board. Our Chief Executive Officer or all directors acting jointly may represent the Company with third parties.

ITEM 3: APPOINTMENT OF DIRECTORS
Consistent with our Articles of Association and Dutch law, the executive director and non-executive directors are appointed by the general meeting of shareholders upon a binding nomination by the Board. The Board has nominated the ten directors listed below for appointment to serve until their term expires at the end of the 2027 Annual General Meeting, until their appointment is terminated in accordance with the Articles of Association or until their earlier retirement or resignation. The binding nominations by the Board are made in accordance with Section 14.4 of the Articles of Association. The shareholders at an annual general meeting may at all times overrule the binding nature of such a nomination by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of our issued and outstanding share capital. If the nomination is not overruled, the nominated member of the Board shall be appointed. If the nomination is overruled, the Board may then make a new nomination. If a nomination has not been made or has not been made in due time, this shall be stated in the notice and the general meeting of shareholders shall be free to appoint a member of the Board at its discretion. The latter resolution of the general meeting of shareholders must also be adopted by at least two-thirds majority of the votes cast, provided such majority represents more than half of our issued share capital.
Our directors are appointed for a term of one year and will be, if nominated by the Board, re-electable each year at a general meeting of shareholders. Our directors may be suspended or dismissed at any time by the general meeting of shareholders. A resolution to suspend or dismiss a director must be adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of our issued share capital unless the proposal to suspend or dismiss a director is made by the Board, in which case resolutions shall be adopted by a simple majority of votes cast. An executive director can also be suspended by the Board.
If appointed, each director’s term begins at the annual general meeting at which he or she is appointed and, unless such director resigns or is dismissed at an earlier date, his or her term of office ends immediately after the next annual general meeting held after his or her appointment.
The Board and the Nominating, Governance and Sustainability Committee have carefully considered the experience, structure, culture, operation, interactions, collaboration and performance of the current Board; the talents, expertise and contributions of individual directors; the growth and creation of shareholder and other stakeholder value under the Board’s leadership; the continued evolution of the Company; the Board’s critical role in continuing to develop and lead the strategic direction of the Company; the continued change and consolidation in the semiconductor industry; anticipated future challenges and opportunities facing the Company; and the Board’s ongoing commitment to ensuring the long-term sustainability of the Company to the benefit of shareholders and other stakeholders.
The Board and the Nominating, Governance and Sustainability Committee also believe that, at the current time, fostering continuity on the Board by nominating ten current directors for appointment is instrumental to the ongoing execution of our mission and strategy as well as the delivery of sustainable long-term value to shareholders while also serving the interests of our other stakeholders. Based on these considerations, among others, NXP’s Board recommends a vote “FOR” the appointment of each director. The persons named as proxies intend to vote the proxies for the election of these nominees to the Board.
Each of the proposed appointments is considered a separate voting item under Dutch law. Information concerning each of the ten nominated directors is set forth below. All nominees have consented to act as directors if appointed at the AGM. This Item 3 comprises the “explanatory notes” to the agenda of the Annual General Meeting as referred to in Section 25.5 of the Articles of Association.
In accordance with the recommendation of the Nominating, Governance and Sustainability Committee, the Board has unanimously adopted resolutions to nominate the persons set forth below for director. Our nominees for director, their ages, principal occupations or positions, experience and the year first elected as a director, are described below. None of the nominees are related by blood, marriage or adoption to each other or to any other director or to any executive officer of NXP or its subsidiaries. Except for Mr. Rafael Sotomayor, who is currently executive director and chief executive officer, no nominee for director has been an employee of the Company within the past five years.

ITEM 3: APPOINTMENT OF DIRECTORS
Nominees for Director
THE BOARD RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF EACH NOMINEE FOR DIRECTOR LISTED BELOW.
Rafael Sotomayor
Executive Director & CEO of NXP

Rafael Sotomayor (1969, American) is temporary executive director and chief executive officer since October 2025. He was appointed president of NXP in April 2025 after successfully leading the company’s Secure Connected Edge business. Mr. Sotomayor joined NXP in 2014, holding a number of business line general manager roles across the company’s Mobile, Industrial and IoT end-markets . He has been a member of the executive management team since 2020, where he was instrumental in defining and implementing NXP’s strategy to be the leader in intelligent edge systems in Automotive and Industrial & IoT.

Mr. Sotomayor holds an MBA from Harvard Business School, an MSEE from Georgia Tech and a BSEE from Purdue University.

Executive Director
Director since 2025
Age 57
Key Qualifications and Expertise:
•Executive Leadership
•Human Capital/Talent Development
•Industry and Technology Experience
•International Experience
•IT and Cybersecurity
•Strategic Planning, Growth, Mergers & Acquisition

Annette Clayton
Former Chairwoman and CEO, Schneider Electric North America

Annette Clayton (1963, American) was appointed a non-executive director of our board of directors effective May 2021. Ms. Clayton is the former chairwoman, chief executive officer and president of Schneider Electric North America, a region of Schneider Electric, a multinational firm specializing in energy management and automation solutions. From 2016 through December 2023, Ms. Clayton was the chief executive officer of Schneider Electric North America.

Through December 2019, Ms. Clayton also held the title of chief supply chain officer for Schneider Electric and led the $13.4 billion global supply chain operation based in Hong Kong, including the oversight of Schneider Electric’s customer satisfaction & quality, and safety, environment and real estate organizations.

Prior to joining Schneider Electric in 2011, Ms. Clayton served in various executive roles at Dell, including vice president global operations based in Singapore. From 1983 to 2006, Ms. Clayton worked at General Motors Corporation in senior management roles , including president of Saturn Corporation.

Ms. Clayton serves on the boards of Duke Energy Corporation and Oshkosh Corporation. She previously served as a director on the board of Nordson Corporation from 2024 until March 2026.

Ms. Clayton graduated from Wright State University with a bachelor’s degree in general engineering and obtained a master’s degree in engineering management from the University of Dayton. She has also completed the London Business School executive development program and many of the National Association of Corporate Directors certification programs specifically for cybersecurity and artificial intelligence.

Independent Non-Executive Director
Director since 2021
Age 62
Board Committees:
•Audit Committee
•Human Resources and Compensation Committee
Other Current Public Boards:
•Duke Energy Corporation
•Oshkosh Corporation
Key Qualifications and Expertise:
•Corporate Governance, Legal, Global Compliance Experience
•Executive Leadership
•Financial, Audit & Accounting Expertise
•Human Capital/Talent Development
•Industry and Technology Experience
•International Experience
•IT and Cybersecurity
•Manufacturing and Operations
•Risk Management
•Strategic Planning, Growth, Mergers & Acquisition
•Sustainability Expertise

ITEM 3: APPOINTMENT OF DIRECTORS
Anthony Foxx
Former United States Secretary of Transportation

Anthony Foxx (1971, American) was appointed a non-executive director of our board of directors effective May 2021. Since 2023, Mr. Foxx serves as the Emma Bloomberg Professor of the Practice of Public Leadership at the Harvard Kennedy School, and since July 1, 2024, as the Co-Director of the Harvard Kennedy School Center for Public Leadership. From October 2018 to January 2022, Mr. Foxx served as the chief policy officer and senior advisor to the president and chief executive officer of Lyft. Prior to joining Lyft Inc., he served as a managing partner of Related Infrastructure, the infrastructure development group of Related Companies, a real estate firm, from December 2017 to October 2018. From July 2013 to January 2017, Mr. Foxx served as the seventeenth United States Secretary of Transportation. He served as the mayor of Charlotte, North Carolina from 2009 to 2013 and as a Charlotte City council member at-large representative from 2005 to 2009. Mr. Foxx also has held a variety of legal positions in the public and private sectors.

Mr. Foxx serves on the boards of directors of Martin Marietta Materials Inc. and CDW Corporation. He holds a Doctor of Law (J.D.) from New York University School of Law, and a Bachelor of Arts (B.A.), History, from Davidson College.

Independent Non-Executive Director
Director since 2021
Age 54
Board Committees:
•Nominating, Governance and Sustainability Committee (Chair)
Other Current Public Boards:
•CDW Corporation
•Martin Marietta Materials Inc.
Key Qualifications and Expertise:
•Executive Leadership
•Financial, Audit & Accounting Expertise
•Industry and Technology Experience
•Risk Management
•Strategic Planning, Growth, Mergers & Acquisition
•Sustainability Expertise

Moshe Gavrielov
Former President and CEO of Xilinx, Inc.

Moshe Gavrielov (1954, American and Israeli) was appointed a non-executive director of our board of directors effective May 2023. Mr. Gavrielov served as president and CEO of Xilinx Inc. from January 2008 to January 2018, and as director of Xilinx Inc. from February 2008 to January 2018. Prior to that, he served at Cadence Design Systems Inc. as executive vice president and general manager of the verification division from April 2005 to November 2007, and CEO of Versity Ltd. from March 1998 to April 2005. He also served at a variety of executive management positions in LSI Logic Corp. for nearly 10 years, and engineering management positions in National Semiconductor Corporation and Digital Equipment Corporation.

Mr. Gavrielov serves on the boards of Taiwan Semiconductor Manufacturing Company Limited and Cadence Design Systems Inc. In addition, Mr. Gavrielov is the chair of the board of SiMa Technologies Inc. and Foretellix Ltd.

Mr. Gavrielov holds a bachelor's degree in electrical engineering and a master's degree in computer science from Technion-Israel Institute of Technology.

Independent Non-Executive Director
Director since 2023
Age 71
Board Committees:
•Human Resources and Compensation Committee
•Nominating, Governance and Sustainability Committee
Other Current Public Boards:
•Taiwan Semiconductor Manufacturing Company Limited
•Cadence Design Systems Inc.
Key Qualifications and Expertise:
•Corporate Governance, Legal, Global Compliance Experience
•Executive Leadership
•Financial, Audit & Accounting Expertise
•Human Capital/Talent Development
•Industry and Technology Experience
•International Experience
•Manufacturing and Operations
•Risk Management
•Strategic Planning, Growth, Mergers & Acquisition
•Sustainability Expertise

ITEM 3: APPOINTMENT OF DIRECTORS
Chunyuan Gu
Former President of Asia, the Middle East and Africa regions of ABB Ltd

Chunyuan Gu (1958, Swedish) was appointed a non-executive director of our board of directors effective June 2022. Mr. Gu has over 30 years of experience working at ABB Ltd., a global pioneering technology leader in electrification and automation serving customers in utility, industry, transportation and infrastructure. Mr. Gu began his career at ABB Corporate Research in Sweden in 1989, and has held various roles and functions in R&D, manufacturing operations and general management. Since 2020, Mr. Gu serves in an advisory capacity as chair of the board of ABB (China) Ltd. From 2017 to 2019, Mr. Gu was a member of the ABB group executive committee and president of the Asia, the Middle East and Africa region. From 2014 to 2017, Mr. Gu served as president and CEO of ABB China.

Since 2020, Mr. Gu has served as a non-executive director of CLP Holdings Limited. From 2021 to 2025, he served as senior advisor at Blackstone Ltd.

Mr. Gu holds a bachelor of engineering from Shanghai Jiao Tong University and a PhD, school of aeronautics from the Royal Institute of Technology, Stockholm. Mr. Gu is a fellow of IVA, the Royal Swedish Academy of Engineering Sciences.

Independent Non-Executive Director
Director since 2022
Age 67
Board Committees:
•Audit Committee
Other Current Public Boards:
•CLP Holdings Limited
Key Qualifications and Expertise:
•Executive Leadership
•Financial, Audit & Accounting Expertise
•Human Capital/Talent Development
•Industry and Technology Experience
•International Experience
•Manufacturing and Operations
•Risk Management
•Sustainability Expertise

Lena Olving
Former President and CEO of Mycronic AB

Lena Olving (1956, Swedish) was appointed a non-executive director of our board of directors effective June 2019. Ms. Olving served as president and CEO of Mycronic AB (listed on Nasdaq OMX Stockholm) from 2013 to 2019, a Swedish high-tech equipment company serving the electronics industry. Before that, Ms. Olving worked at Saab AB, a listed Defence and Security company, as deputy CEO and chief operating officer. Her earlier career also includes various managerial positions within Volvo Car Corporation, in total 25 years, of which 5 years in Asia Pacific and 7 years in the executive management team.

Ms. Olving is a board member of Assa Abloy AB, Vestas Wind Systems A/S, Investment AB Latour, chair of the board of Nodica Group AB, and board member of Stena Metall AB. She is a fellow of IVA, the Royal Swedish Academy of Engineering Sciences.
She holds a Master of Science in Mechanical Engineering from Chalmers in Gothenburg, Sweden.

In January 2018, Ms. Olving was presented H.M. The King’s Medal of the 12th size with blue ribbon for outstanding efforts within Swedish business sector. In October 2019, she was awarded IVA’s Gold Medal for pioneering and outstanding leadership within the tech sector, and in 2023 she received the Gustaf Dalén Goldmedal for her contributions to the fields of engineering and technology.

Independent Non-Executive Director
Director since 2019
Age 68
Board Committees:
•Human Resources and Compensation Committee
Other Current Public Boards:
•Assa Abloy AB
•Investment AB Latour
•Vestas Wind Systems A/S
Key Qualifications and Expertise:
•Corporate Governance, Legal, Global Compliance Experience
•Executive Leadership
•Financial, Audit & Accounting Expertise
•Human Capital/Talent Development
•Industry and Technology Experience
•International Experience
•IT and Cybersecurity
•Manufacturing and Operations
•Risk Management
•Strategic Planning, Growth, Mergers & Acquisition

ITEM 3: APPOINTMENT OF DIRECTORS
Julie Southern
Former Chief Commercial Officer, Virgin Atlantic Airways Ltd.

Julie Southern (1959, British) was appointed a non-executive director of our board of directors effective October 2013 and chair of our board of directors effective May 2023. Ms. Southern was with Virgin Atlantic Limited (UK) from 2000 to May 2013. From 2010 to 2013, she was chief commercial officer and from 2000 to 2010 she was chief financial officer of Virgin Atlantic. Prior to joining Virgin Atlantic, Ms. Southern was group finance director at Porsche Cars Great Britain and finance and operations director at WH Smith - HJ Chapman & Co Ltd. Prior to that, she was a chartered accountant at Price Waterhouse Coopers.

Ms. Southern currently holds a non-executive directorship at Ocado Group plc. and serves as chair of the remuneration committee and member of the audit and people committees. Previously, Ms. Southern held directorships at RWS Holdings plc (2022-2025), Gategroup (2015-2016), Stagecoach Group plc (2016-2018), DFS Furniture plc (2015-2019), Cineworld Group plc (2015-2019), easyJet plc (2018-2023), and Rentokil plc (2014-2023).

Chair of Board
Independent Non-Executive Director
Director since 2013
Age 66
Board Committees:
•Nominating, Governance and Sustainability Committee
Other Current Public Boards:
•Ocado Group plc

Key Qualifications and Expertise:
•Corporate Governance, Legal, Global Compliance Experience
•Executive Leadership
•Financial, Audit & Accounting Expertise
•Human Capital/Talent Development
•Industry and Technology Experience
•International Experience
•Strategic Planning, Growth, Mergers & Acquisition

Jasmin Staiblin
Former Chief Executive Officer of Alpiq

Jasmin Staiblin (1970, German and Swiss) was appointed a non-executive director of our board of directors effective June 2019. Ms. Staiblin served between 2013 and 2018 as chief executive officer of Alpiq, a leading Swiss energy services provider and power producer in Europe. She successfully led the company through a major transformation in a fundamentally changing energy market. She began her career in 1997 at the ABB Group, the Swedish-Swiss global technology company, starting in ABB’s group research center. From 1999 to 2005, Ms. Staiblin served in various global functions and as a member of the management team for ABB’s power technologies division. She held the position of chief executive officer of ABB Switzerland from 2006 to 2012.

Ms. Staiblin is the vice chair of the board of directors of Zurich Insurance Group Ltd. and chair of the supervisory boards of Rolls-Royce Power Systems AG and Rolls-Royce Solutions GmbH. She formerly served on the board of Rolls-Royce plc and Georg Fischer AG.

She studied Physics and Electrical Engineering at the Karlsruhe Institute of Technology, Germany and the Royal Institute of Technology in Stockholm, Sweden. Ms. Staiblin completed her studies with a Degree in Physics and has a Master of Science in electrical engineering.

Independent Non-Executive Director
Director since 2019
Age 56
Board Committees:
•Audit Committee
Other Current Public Boards:
•Zurich Insurance Group Ltd.
Key Qualifications and Expertise:
•Corporate Governance, Legal, Global Compliance Experience
•Executive Leadership
•Financial, Audit & Accounting Expertise
•Human Capital/Talent Development
•Industry and Technology Experience
•International Experience
•IT and Cybersecurity
•Manufacturing and Operations
•Risk Management
•Strategic Planning, Growth, Mergers & Acquisition

ITEM 3: APPOINTMENT OF DIRECTORS
Gregory Summe
Managing Partner of Glen Capital Partners

Gregory L. Summe (1956, American) was appointed a non-executive director of our board of directors effective December 2015. Mr. Summe is the managing partner of Glen Capital Partners, an investment fund. He is also the chair of Grail, Inc. and Avantor Inc. Previously, Mr. Summe was the managing director and vice chair of Global Buyout at The Carlyle Group, a leading global private equity firm, from 2009 to 2014. Prior to joining Carlyle, he was the chair and chief executive officer of PerkinElmer Inc., a global leader in Health Sciences, a company he led from 1998 to May 2009. He also served as a senior advisor to Goldman Sachs Capital Partners, from 2008 to 2009.

Mr. Summe was a director of Freescale Semiconductor from 2010 until its merger with NXP in 2015 and served as chair of the Freescale board from 2014 to 2015. Prior to PerkinElmer, Mr. Summe was with AlliedSignal, now Honeywell International, serving as the president of General Aviation Avionics, president of the Aerospace Engines Group and president of the Automotive Products Group. Before joining AlliedSignal, he was the general manager of Commercial Motors at General Electric and was a partner with the consulting firm of McKinsey & Company Inc.

Mr. Summe holds B.S. and M.S. degrees in electrical engineering from the University of Kentucky and the University of Cincinnati, and an M.B.A. with distinction from the Wharton School at the University of Pennsylvania. He is in the University of Kentucky’s Hall of Distinction. Mr. Summe also serves as the chair of the board of directors of Grail Inc, and Avantor Corporation and on the board of directors of Wheels Up Experience Inc. He formerly served on the boards of directors of the State Street Corporation, NextGen Acquisition Corp. I, NextGen Acquisition Corp. II and Virgin Orbit Holdings Inc.

Independent Non-Executive Director
Director since 2015
Age 69
Board Committees:
•Human Resources and Compensation Committee (Chair)
•Nominating, Governance and Sustainability Committee
Other Current Public Boards:
•Avantor Corporation
•Grail, Inc.
•Wheels Up Experience, Inc.
Key Qualifications and Expertise:
•Corporate Governance, Legal, Global Compliance Experience
•Executive Leadership
•Financial, Audit & Accounting Expertise
•Human Capital/Talent Development
•Industry and Technology Experience
•International Experience
•Manufacturing and Operations
•Risk Management
•Strategic Planning, Growth, Mergers & Acquisition

Karl-Henrik Sundström
Former CEO of Stora Enso

Karl-Henrik Sundström (1960, Swedish) was appointed a non-executive director of our board of directors effective June 2019. Mr. Sundström served as CEO of Stora Enso from 2014 until his retirement in 2019. He joined Stora Enso in August 2012 as CFO and member of the group leadership team. In June 2013, he took on the role as executive vice president for division Paper and Wood Products. Prior to joining Stora Enso, Mr. Sundström held the role of CFO of NXP Semiconductors N.V. (2008–2012). Before that, he held several managerial positions in Ericsson, including CFO.

Mr. Sundström is the chair of the board of Boliden AB, vice-chair of the board of Vestas Wind Systems A/S, chair of the boards of Mölnlycke AB and the Finnish-Swedish Chamber of Commerce, and member of the board of the Marcus Wallenberg Foundation.

Mr. Sundström participated in an Advanced Management Program at Harvard Business School in 1997 and holds a degree in Business Administration, Finance and Accounting from the Uppsala University, Sweden.

Independent Non-Executive Director
Director since 2019
Age 66
Board Committees:
•Audit Committee (Chair)
•Human Resources and Compensation Committee
Other Current Public Boards:
•Boliden AB
•Vestas Wind Systems A/S
Key Qualifications and Expertise:
•Corporate Governance, Legal, Global Compliance Experience
•Executive Leadership
•Financial, Audit & Accounting Expertise
•Industry and Technology Experience
•International Experience
•IT and Cybersecurity
•Manufacturing and Operations
•Risk Management
•Strategic Planning, Growth, Mergers & Acquisition
•Sustainability Expertise

ITEM 3: APPOINTMENT OF DIRECTORS
Nominee Skills and Experience
Our director nominees have a wide variety of relevant skills, professional experience and backgrounds, and collectively bring to our Board a broad range of viewpoints and perspectives that strengthen its ability to represent the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The chart below illustrates broad categories of skills and expertise that our non-executive director nominees offer that we believe contribute to the effective leadership and exercise of oversight responsibilities by the Board.

Name	Rafael Sotomayor	Annette Clayton	Anthony Foxx	Moshe Gavrielov	Chunyuan Gu	Lena Olving	Julie Southern	Jasmin Staiblin	Gregory Summe	Karl-Henrik Sundström
	Chief Executive Officer, NXP Semiconductors N.V.	Former Chairwoman and CEO, Schneider Electric North America	Former U.S. Secretary of Transportation	Former President and CEO of Xilinx, Inc.	Former President of Asia/ME/Africa, ABB Ltd	Former President and Chief Executive Officer, Mycronic AB	Former Chief Commercial Officer, Virgin Atlantic Airways Ltd	Former Chief Executive Officer, Alpiq	Managing Partner, Glen Capital Partners	Former Chief Executive Officer, Stora Enso
Age	57	62	54	71	67	69	66	56	69	66
Director Since	2025	2021	2021	2023	2022	2019	2013	2019	2015	2019
Skills
Corporate Governance		X		X		X	X	X	X	X
Executive Leadership	x	X	X	X	X	X	X	X	X	X
Financial Expertise		x	X	X	x	X	X	X	X	X
Human Capital	x	X		X	X	X	X	X	X
Industry & Technology Experience	x	X	X	X	X	X	X	X	X	X
International Experience	x	X		X	X	X	X	X	X	X
IT and Cybersecurity	x	X				X		X		X
Manufacturing & Operations		X		X	X	X		X	X	X
Risk Management		X	X	X	X	X		X	X	X
Strategic Planning	x	X	X	X		X	X	X	X	X
Sustainability Expertise		X	X	X	X					X
Board Committees
Audit		X			X			X		Chair
Human Resources & Compensation		X		X		X			Chair	x
Nominating, Governance & Sustainability			Chair	X			X		X

ITEM 3: APPOINTMENT OF DIRECTORS
Definitions of skills
Corporate Governance, Legal, Global Compliance Experience: knowledge of corporate governance issues applicable to SEC registered companies listed on the Nasdaq, and experience within international regulatory affairs or legal sectors
Executive Leadership: executive management experience with large or international organizations
Financial, Audit & Accounting Expertise: financial, audit & accounting expertise and experience with corporate finance, including financial experts as named in the Company filings and experience as a CFO, Auditor, and Corporate Treasurer and public company CEO
Human Capital/Talent Development: experience with human resources management and culture development in large international organizations, in particular in overseeing succession planning, talent development and executive compensation programs
Industry and Technology Experience: experience with and understanding of the technology industry, including the semiconductor and automotive industries
International Experience: living and working in various regions, in the USA, Europe and/or Asia, and/or experience in businesses with substantial international operations
IT and Cybersecurity: experience in understanding and managing information technology and cybersecurity threats
Manufacturing and Operations: experience with sophisticated large-scale international manufacturing operations
Risk Management: experience in assessing and managing enterprise risks
Strategic Planning, Growth, Mergers & Acquisition: planning knowledge of corporate strategy and strategic planning, and experience with mergers, acquisitions, and other strategic transactions
Sustainability Expertise: experience in understanding and addressing strategic environmental, social and governance issues
Director Independence
NXP’s Board has determined that all non-executive director nominees are independent under the applicable Nasdaq listing standards, the Rules of Procedure (as defined below), as well as best practice provision 2.1.8 of the DCGC. The current executive director, Mr. Sotomayor, as our chief executive officer, is not an independent director under the above standards. If each nominated director is appointed at the AGM, the full Board (including non-executive directors and our executive director) will consist of 90% independent directors.
As of June 10, 2026, our non-executive director nominees who are nominated for appointment will have an average tenure of 6.8 years.
HOW OUR BOARD GOVERNS AND IS GOVERNED
Rules Governing the Board
The Board has adopted written Rules Governing the Board (the “Rules of Procedure”) governing its performance, its decision making, its composition, the tasks and working procedures of the committees and other matters relating to the Board, the chief executive officer, the non-executive directors and the committees established by the Board. In accordance with our Rules of Procedure, resolutions of our Board will be adopted by a simple majority of votes cast in a meeting at which at least the majority of its members is present or represented. Each director has the right to cast one vote. In a tie vote, the proposal will be rejected.
In addition to the Rules of Procedure, the Board has adopted charters of its committees, to which the plenary Board, while retaining overall responsibility, has assigned certain tasks: the Audit Committee, the Nominating, Governance and Sustainability Committee, and the Human Resources and Compensation Committee. Each committee reports to the plenary Board. The Articles of Association, Rules of Procedure and the committee charters are posted on our Investor Relations website at http://investors.nxp.com under the “Corporate Governance” section. Copies of our corporate governance materials are also available to shareholders who request them. Requests must be in writing and sent to: NXP Semiconductors N.V., High Tech Campus 60, 5656 AG, Eindhoven, The Netherlands, Attention: Secretary.

HOW OUR BOARD GOVERNS AND IS GOVERNED
The Board is assisted by the Secretary. The Secretary sees to it that correct procedures are followed and that the Board acts in accordance with its statutory obligations and its obligations under the Articles of Association. Furthermore, the Secretary assists the Chair of the Board (the “Chair”) in the functioning of Board business (information, agenda, evaluation, introductory program). The Secretary, in this capacity, is appointed and dismissed by the Board. Shareholders or other interested parties who wish to communicate with the Board, including the Chair and the non-executive directors individually or as a group, may send correspondence in care of the Secretary at NXP’s principal offices at High Tech Campus 60, 5656 AG, Eindhoven, The Netherlands. Our Secretary will receive all communications sent to this address, and will provide all substantive communications to the Chair, excluding simple administrative requests that are appropriately addressed by the Secretary.
Our non-executive directors oversee the general affairs of the Company and supervise and provide general advice to the executive director. Furthermore, the non-executive directors perform such acts that are delegated to them pursuant to our Articles of Association or by our Rules of Procedure.
Under the Rules of Procedure, Board members must comply with any provisions on the maximum number of directorships and board memberships as decided by the Nominating, Governance and Sustainability Committee. Currently, the Nominating, Governance and Sustainability Committee has determined that members of the Board shall have no more than four board memberships in public companies in addition to service on the Board of NXP, and not more than two of such board memberships if they are an executive officer.
Each director owes a duty to us to properly perform the duties assigned to him or her and to act in the corporate interest of our Company. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers.
Board Leadership and Role in Risk Oversight
Our Chair works closely with our chief executive officer to set the agenda for Board meetings and to facilitate information flow between the Board and management. Ms. Julie Southern currently serves as the Chair. The Chair presides at the Board meetings, including executive sessions of the non-executive directors.
Our non-executive directors regularly meet in executive sessions without executive directors or management present. Additionally, the Board and each committee have the power to hire, at the expense of the Company, independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining the approval of any officer of the Company in advance.
The Board believes that its current structure continues to provide robust and highly effective oversight based on, among other factors:

•The nine non-executive directors nominated for appointment are independent; the sole board member who is not independent is the executive director (the CEO);

•Robust corporate governance principles, which are reviewed annually;

•A Chair that provides strategic leadership for the Company, consistent with Dutch law and the Company’s organizational documents—a role that the Board believes remains critically important as our industry continues to experience significant change and disruption at a rapid rate;

•The Audit, Human Resources and Compensation, and Nominating, Governance and Sustainability Committees all are composed entirely of independent directors (as defined in the applicable Nasdaq listing standards and within the meaning of the DCGC);

•Approval of any appointment of members to the Audit, Human Resources and Compensation, and Nominating, Governance and Sustainability Committees must include at least a majority of the independent directors;

•All Board committees operate pursuant to written charters and conduct annual self-assessments;

•The independent directors of the Board and its committees receive extensive information and input from multiple layers of management and external advisors, engage in detailed discussion and analysis regarding matters brought before them (including in executive session) and consistently and actively engage in the development and approval of significant corporate strategies;

•The Board and its committees have unrestricted access to management; and

•The Board and its committees can retain, at Company expense, any advisors they deem necessary with respect to any matter brought before them.

HOW OUR BOARD GOVERNS AND IS GOVERNED
Meetings of NXP’s Board
The Board met 6 times in 2025. In addition to these meetings, directors attended meetings of individual Board committees of which they were members. Each of the directors attended at least 75% of the aggregate of the Board meetings and meetings of committees of which they were a member during the periods for which they served in 2025. NXP does not have a formal policy regarding Board members’ attendance at annual general meetings, but all of our Board members are invited to attend the Annual General Meeting. In 2025, the following members of the Board attended the Annual General Meeting: Ms. Julie Southern, Chair of the Board, Mr. Kurt Sievers, former Chief Executive Officer and President, Mr. Rafael Sotomayor, Chief Executive Office and President, Ms. Annette Clayton, Mr. Moshe Gavrielov, Mr. Chunyuan Gu, Ms. Lena Olving, Ms. Jasmin Staiblin, Mr. Gregory Summe and Mr. Karl-Henrik Sundström .
The Rules of Procedure require the independent directors to meet in executive session from time to time, and at least twice annually, without any members of management present.
NXP’s Board Committees
The standing committees of the Board are the Audit Committee, the Human Resources and Compensation Committee, and the Nominating, Governance and Sustainability Committee.
All members of the Audit, Human Resources and Compensation, and Nominating, Governance and Sustainability Committees are independent directors, as defined in the applicable Nasdaq listing standards, applicable SEC rules and the Rules of Procedure, which includes the requirements of the DCGC. Board approval of any director appointment to the Audit, Human Resources and Compensation, and Nominating, Governance and Sustainability Committees must include at least a majority of the independent directors, as defined in the applicable Nasdaq listing standards.

AUDIT COMMITTEE

MEMBERS Mr. Sundström (Chair) Ms. Clayton Mr. Gu Ms. Staiblin Number of meetings during 2025: 9
KEY OVERSIGHT RESPONSIBILITIES INCLUDE, BUT ARE NOT LIMITED TO:
•The integrity of the Company’s financial statements and its accounting and financial reporting processes
•The effectiveness of the Company’s internal control over financial reporting
•Compliance with applicable legal and regulatory requirements
•Oversight of information technology risks, including cybersecurity
•The qualifications, independence and performance of the independent registered public accounting firm for U.S. public reporting purposes and the Company’s external auditor for purposes of Dutch law
•The Internal audit function
•Related party transactions

HUMAN RESOURCES AND COMPENSATION COMMITTEE

MEMBERS Mr. Summe (Chair) Ms. Clayton Mr. Gavrielov Ms. Olving Mr. Sundström Number of meetings during 2025: 7
KEY OVERSIGHT RESPONSIBILITIES INCLUDE, BUT ARE NOT LIMITED TO:
•CEO and senior management compensation, including the corporate goals and objectives relevant to such compensation and evaluating performance in light of those goals and objectives
•Board and committee compensation
•Relationship between the Company’s compensation policies and practices and risk management
•Management Team succession plans
•Compensation and benefits-related disclosures and equity compensation plans in which executives participate
•Various human capital management topics

HOW OUR BOARD GOVERNS AND IS GOVERNED

NOMINATING, GOVERNANCE AND SUSTAINABILITY COMMITTEE

MEMBERS Mr. Foxx (Chair) Mr. Gavrielov Ms. Southern Mr. Summe Number of meetings during 2025: 4
KEY OVERSIGHT RESPONSIBILITIES INCLUDE, BUT ARE NOT LIMITED TO:
•Corporate governance matters
•Nomination or re-nomination of director candidates and approval of other annual general meeting of shareholders agenda items
•The annual self-evaluation of the Board and its committees
•Review NXP top identified risks and make proposals to the Board on oversight
•Oversight of policies and practices relating to significant issues of environmental, social and governance

Audit Committee
Our Audit Committee is a separately-designated standing committee established in accordance with Section 3(a)(58)(A) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and currently consists of Mr. Sundström (Chair), Ms. Clayton, Mr. Gu and Ms. Staiblin each of whom are independent for purposes of the Nasdaq listing standards, our Rules of Procedure and Rule 10A-3 of the Exchange Act.
Subject to the requirement under Dutch law that independent auditors be appointed by the shareholders at a general meeting of shareholders, the Audit Committee has ultimate authority and direct responsibility to appoint, compensate, retain, oversee, evaluate and, where appropriate, replace the independent auditors. In addition, the Audit Committee reviews the performance and independence of the independent auditors and also oversees internal audit activities, compliance with the Code of Conduct, related-party transactions and legal matters, including litigation and intellectual property disputes.
Our Audit Committee reviews our annual audited financial statements and quarterly unaudited financial statements and certain other public disclosures prior to publication. The Audit Committee also meets periodically with senior management to discuss risk assessment and risk management policies related to information technology.
The Board has determined that all Audit Committee members are able to read and understand fundamental financial statements in accordance with Nasdaq listing standards and that Mr. Sundström, Ms. Staiblin, Mr. Gu and Ms. Clayton meet the SEC’s definition of “audit committee financial expert” as that term is defined in Item 407(d) of Regulation S-K. As noted above, all Audit Committee members are independent for purposes of Nasdaq listing standards, our Rules of Procedure, and Rule 10A-3 of the Exchange Act. For a description of the education and experience of each of the members of the Board’s Audit Committee please refer to the “Nominees for Director” section above.
The Audit Committee meets at least quarterly, and as often as it deems necessary to fulfill its responsibilities.
Number of meetings in 2025: 9.
This committee operates under a written charter adopted by our Board. The charter complies with SEC regulations and Nasdaq listing standards. The charter is reviewed and reassessed regularly to ensure continued compliance with these requirements. The charter is available for public viewing on our website at http://investors.nxp.com, under the “Corporate Governance” section.

HOW OUR BOARD GOVERNS AND IS GOVERNED
Human Resources and Compensation Committee
Our Human Resources and Compensation Committee currently consists of Mr. Summe (Chair), Ms. Clayton, Mr. Gavrielov, Ms. Olving and Mr. Sundström. Our Board has determined that all of the members of the Human Resources and Compensation Committee are independent for purposes of Nasdaq listing standards, our Rules of Procedure and Rule 10C-1 of the Exchange Act. Pursuant to its charter and the authority delegated to it by our Board, the Human Resources and Compensation Committee is responsible for overseeing our compensation and employee benefit plans and practices, including formulating, evaluating and approving the compensation of our executive officers, including the compensation of our chief executive officer, and for overseeing all compensation programs involving the issuance of our equity securities. In addition, the Human Resources and Compensation Committee is responsible for overseeing the Company’s strategy, initiatives and programs related to the Company’s culture, talent management and talent development, including but not limited to talent acquisition, talent retention, talent development and succession, employee engagement and inclusion. For more information regarding the Human Resources and Compensation Committee and the determination of executive compensation, see the “Executive Compensation” section below. The Human Resources and Compensation Committee meets as often as it deems necessary, but not less than four times a year.
Number of meetings in 2025: 7.
This committee operates under a written charter adopted by our Board. The charter complies with SEC regulations and Nasdaq listing standards. The charter is reviewed and reassessed regularly to ensure continued compliance with these requirements. The charter is available for public viewing on our website at http://investors.nxp.com, under the “Corporate Governance” section.
Nominating, Governance and Sustainability Committee
Our Nominating, Governance and Sustainability Committee currently consists of Mr. Foxx (Chair), Mr. Gavrielov, Ms. Southern and Mr. Summe. Our Board has determined that all of the members of the Nominating, Governance and Sustainability Committee are independent for purposes of Nasdaq listing standards and our Rules of Procedure. Pursuant to its charter and the authority delegated to it by our Board, the Nominating, Governance and Sustainability Committee is responsible for determining selection criteria and appointment procedures for members of our Board, periodically assessing the scope and composition of our Board and evaluating the performance of its individual members. In addition, the Nominating, Governance and Sustainability Committee reviews the top identified risks to the Company and makes proposals to the Board on oversight and oversees the Company’s policies and practices relating to significant issues of environmental, social and governance.
The Nominating, Governance and Sustainability Committee will consider timely written proposals for nomination from shareholders and will evaluate a shareholder’s prospective board nominee in the same manner that it evaluates other nominees, but only if it receives the request to consider such matter no later than on the 60th day prior to the day of the Annual General Meeting. The Nominating, Governance and Sustainability Committee from time to time engages consultants or third-party search firms to assist in identifying and evaluating potential nominees. A shareholder who wishes to recommend a prospective Board nominee for the committee’s consideration may write to us at NXP Semiconductors N.V., High Tech Campus 60, 5656 AG, Eindhoven, The Netherlands, Attention: Secretary. For more information regarding shareholder proposals and nominations see “Future Shareholder Proposals and Nominations for the 2026 Annual General Meeting.” The Nominating, Governance and Sustainability Committee meets as often as it deems necessary to fulfill its responsibilities, but not less than four times a year.
Number of meetings in 2025: 4.
This committee operates under a written charter adopted by our Board. The charter complies with SEC regulations and Nasdaq listing standards. The charter is reviewed and reassessed regularly to ensure continued compliance with these requirements. The charter is available for public viewing on our website at http://investors.nxp.com, under the “Corporate Governance” section.
Setting and Overseeing Strategy
The Board actively determines the Company’s strategy and continues to focus on those strategies designed to ensure the continued durability and sustainability of the Company, while creating long-term value for our shareholders, and serving the interests of our other stakeholders. The Board and its committees regularly and extensively reviewed during their meetings throughout 2025 the Company’s strategy, the Company’s primary risks as well as the design and operation of the internal control systems to ensure it supports the long-term growth and sustainability of the Company and reflects, among other considerations, market challenges and opportunities, and the interests of shareholders and other stakeholders. This has substantially impacted the long-term value creation strategy as referred to in best practice provision 1.1.1 of the DCGC as further outlined in the Sustainability section and in the Company’s Corporate Social Responsibility Report. In addition to quarterly updates on the business performance and detailed presentations by the various business managers, the Board reviewed and discussed the mid- to long-term strategy of the Company in its November meeting.

HOW OUR BOARD GOVERNS AND IS GOVERNED
The Board is committed to maintaining a dialogue with shareholders to ensure that they understand our differentiated strategy and business model and have an opportunity to discuss and engage on a broad range of topics, including our strategy. The Board will also review the implementation of our strategy at our annual general meeting of shareholders, giving attendees the opportunity to discuss our annual Dutch management board report and the accompanying financial statements prepared in accordance with International Financial Reporting Standards as adopted by the European Union (“IFRS”). We also regularly discuss our strategy in shareholder engagement sessions.
Risk Oversight
Our management is directly responsible for executing the Company’s risk management processes. Our Board is responsible for overseeing these risk management processes. In exercising its oversight, the Board and, as appropriate, the relevant Board committees, assesses the material risks facing the Company and evaluate management’s plans for managing material risk exposures. The Company conducts a formal annual risk assessment to identify, analyze and report on enterprise risks. The results of this risk assessment are reported to and discussed with the Board.
Our Board performs this oversight function through periodic reports from management and Board committees. While our Board generally has ultimate oversight responsibility of the Company’s risk management processes, it has delegated to its committees the responsibility to oversee risk management processes associated with their respective areas of responsibility and expertise. For example, the Audit Committee has oversight responsibility for the Company’s internal audit function, compliance with the Code of Conduct, internal controls and financial reporting practices, information technology and cybersecurity risks, litigation, and compliance processes and risks related to the deployment of artificial intelligence. The Human Resources and Compensation Committee has oversight responsibility for the Company’s executive talent management and succession planning, and risks related to the Company’s compensation policies and practices, as described in more detail in the Compensation Practices and Risk section of the Compensation Discussion and Analysis. The Nominating, Governance and Sustainability Committee has oversight responsibility for the Company’s compliance with its corporate governance principles, CEO succession planning, policies and practices relating to initiatives and reporting on environmental, social and governance and proposes recommendations to the Board for updates to risk oversight responsibilities of the committees and the Board. The Board receives regular reports from each committee chair regarding the committee’s considerations and actions. The Board also receives regular updates from management on the Company’s business operations, financial results and strategy and, as appropriate, discusses and provides feedback with respect to risks related to these topics. Annually, the Board holds strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for our business.
NXP, similar to other semiconductor companies, operates in a complex and rapidly changing environment that involves many risks. In addition to general market, research and development, geo-political and economic risks, the Company faces potential risks related to its industry; information technology and cybersecurity; data privacy; financial controls and reporting; legal, regulatory and compliance; finances and taxation; global operations; environment and social responsibility; and product portfolio and commercialization, among others. As a company committed to operating ethically and with integrity, we proactively seek to manage and, where possible, mitigate risks to help ensure compliance with applicable rules and regulations, maintain integrity and continuity in our operations and business and protect our assets. Risk management is an enterprise-wide objective subject to oversight by the Board and its committees.
It is the responsibility of management and employees to implement and administer risk-management processes to identify material risks to our business. In addition, management must assess, manage and monitor those risks, all while maintaining flexibility in how we operate. To further embed risk management and compliance into our culture, we implement relevant policies and procedures and train employees on the specifics of such policies and procedures. All of our committees have regular access to management and the Board and committees also schedule sessions without members of management present.
The purpose of our enterprise risk management ("ERM") is to timely identify, evaluate, prioritize, respond to, and manage material business risks impacting NXP Semiconductors’ strategic objectives.
The objectives of ERM are to:
•Identify our key risks in a timely manner, based upon quantitative and qualitative factors.
•Mitigate risk and keep risk impact at acceptable levels, particularly those risks that could result in a strategic impact event.
•Ensure there is an effective risk-management framework in place which covers our key risks and is supported by risk-monitoring mechanisms.
•Prioritize and align risk-management efforts and use resources effectively.
•Ensure risk-management governance, including quarterly monitoring, reporting and evaluation.

HOW OUR BOARD GOVERNS AND IS GOVERNED
Key ERM activities include:
•Assessment (identification and evaluation of risks)
•Response (building capabilities, mitigation)
•Management Assurance (effective management methods, clear accountabilities)
•Monitoring (audit, inquire, verify)
•Communication (internally and externally)
•Periodically evaluate effectiveness method
The procedures plan for reasonable coverage of the potential risks. Despite the thoroughness of the process, unforeseen events that impact the strategy may happen.
Risk Management Governance
The Board of Directors oversees NXP’s processes and procedures related to risk assessment and risk management, reviews NXP top identified risks and the Nominating, Governance and Sustainability Committee makes proposals to the Board on oversight.
The ERM process consists of the following elements:
•Yearly interviews with senior executives, starting from the strategy and seeking their insight in the most important risks for NXP
•Assessment of a consolidated risk list on both likelihood and impact by different layers in the organization
•Based on likelihood and impact, the top risk list is (re-)confirmed by management and reported to the Board of Directors
•Risk owners drive required mitigation actions to ensure the risk meets the risk specific appetite
•Corrective actions are taken where necessary as a result of evaluation of the controls by internal audit and/or self-assessments
•Effectiveness of the controls are measured by specified risk indicators, updated on at least a quarterly basis
•Risk status and controls in place are discussed each quarter in Board or the appropriate board committee
•At least once per year, the risk process is reviewed with the Board of Directors and improved where needed.
Information Technology Risks
The Company’s Audit Committee has oversight responsibility for reviewing the effectiveness of NXP’s governance and management of information technology risks, including those relating to business continuity, cybersecurity, malware, regulatory compliance, data management and deployment of artificial intelligence. NXP senior leadership regularly briefs the Audit Committee on information security matters and briefs the full Board on information security matters at least annually or as needed. NXP is certified and externally audited to ISO 27001 with certain additional certifications such as Common Criteria 6+, PCI DSS and GSMA Security for focused functions. We have multiple cybersecurity training initiatives as part of our information security training and compliance program. We regularly deploy simulated attacks and related trainings. We deliver a Cyber Security orientation to new employees and maintain a library of cyber security learning sessions available to our employees. Where appropriate, we use external service providers to assess, evaluate, test or otherwise assist with aspects of our security controls and processes.
NXP uses a multi-layer approach to identify and mitigate information security risks. On a tactical level, NXP maintains a 24x7x365 Security Operating Center (SOC) that actively monitors for and identifies cyber security threats and initiates appropriate mitigation processes. The SOC reports to the Chief Information Security Officer, who can in case of an incident establish a Computer Security Incident Response Team (CSIRT). When needed, a task force containing Security, IT, Communications, Legal and Business representatives is established. This task force leads mitigation activities where the potential threat or risk is elevated. In addition to SOC the NXP IT Service Desk and NXP employees are trained to identify Cyber Security issues and to escalate them to correct owners. On a strategic level, NXP’s information technology risk management program is a component of the ERM process described above. NXP’s chief information security officer manages the information security risks identified in the ERM process, performing an initial risk assessment, prioritizing the most likely and impactful risk elements and recommending appropriate measures to mitigate the risk.
The Board, in turn, directly or through its committees, oversees management’s implementation of risk management. We have approved a robust Code of Conduct and other related policies, and the Board and its committees rigorously review with management actual and potential significant risks at least on a quarterly basis.

HOW OUR BOARD GOVERNS AND IS GOVERNED
Board Education
Individual members of the Board participate in director education seminars, conferences and other director education programs presented by external and internal resources, on matters that relate to, among other topics, compensation, sustainability, governance, board processes, risk oversight, business, industry, audit and accounting, credit and financial, regulatory, digitalization and other current issues.
HOW OUR DIRECTORS ARE SELECTED AND EVALUATED
Consideration of Director Nominees
For purposes of identifying individuals qualified to become members of the Board, the Nominating, Governance and Sustainability Committee considers the following general criteria, among others, in nominating director candidates. These criteria reflect the traits, abilities and experience that the Board looks for in determining candidates for election:
•Directors shall have relevant expertise and experience and be able to offer advice and guidance to the CEO based on that expertise and experience;
•Directors shall have the ability to exercise sound business judgment;
•Directors shall represent different viewpoints; the personal backgrounds and qualifications of the directors, considered as a group, should provide the Company with a significant composite mix of experience, knowledge and abilities; and
•Unless otherwise approved by the Board, directors shall not be a member of the board of directors or an officer or employee of a competitor (or an affiliate of a competitor) of the Company.
In addition to the criteria set forth above, and any others the Nominating, Governance and Sustainability Committee or the Board may consider, a majority of the Board’s members must be “independent,” as that term may be defined from time to time by the applicable Nasdaq listing standards, the Rules of Procedure, as well as best practice provision 2.1.8 of the DCGC, including that an independent director must be free of any relationships which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
As needed, the Nominating, Governance and Sustainability Committee may identify new potential director nominees by, among other means, requesting current directors and executive officers and external advisors to notify it if they become aware of persons meeting the criteria described above who would be suitable candidates for service on the Board. The committee also, as needed, engages one or more firms that specialize in identifying director candidates.
As appropriate, the Nominating, Governance and Sustainability Committee will review publicly available information regarding a potential candidate, request information from the candidate, review the candidate’s experience and qualifications, including in light of any other candidates the committee might be considering, and conduct, together with other members of the Board, one or more interviews with the candidate. Committee members or their designees also may contact one or more references provided by the candidate or may contact other members of the business community or persons who may have first-hand knowledge of the candidate’s talents and experience.
Skills and Experience
The Board is committed to supporting, valuing and leveraging a broad range of perspectives, backgrounds, skills and experience among other qualities that the Board believes serve the best interests of the Company and its stakeholders. As part of these efforts, the Board, while taking into account the overall profile and selection criteria for appointments of suitable candidates, has proposed a slate of nominees that reflects a mix of experience, knowledge and abilities and is in line with Dutch corporate governance guidelines on gender diversity.

HOW OUR DIRECTORS ARE SELECTED AND EVALUATED
Board Refreshment
The Board, with the support of the Nominating, Governance and Sustainability Committee, maintains an orderly, robust process for Board refreshment and succession that is aimed at maintaining an appropriate balance with respect to the expertise, experience and perspectives on the Board. The Board and its Nominating, Governance and Sustainability Committee regularly evaluates Board and committee composition with respect to, among other matters, director independence, skills, experience, expertise and other factors to ensure the Board remains well-qualified to provide effective oversight of the Company and management. The Board and the Nominating, Governance and Sustainability Committee regularly consider the Company’s strategy, performance, operations, relevant industry and market conditions, and current and anticipated needs in terms of particular areas of experience and expertise (e.g., risk oversight, industry, science), among many other factors, to inform these refreshment practices.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Under the Rules of Procedure, a conflict of interest must be reported to the Board and the Board shall determine the consequences of such conflict, if any. In case of a conflict of interest, the director concerned is not allowed to participate in discussions or vote on such matter. If all directors have a conflict of interest, the resolution concerned will be voted on by shareholders at the general meeting of shareholders.
Other than the compensation items described below, no decisions to enter into material transactions in which there were conflicts of interest with directors occurred during the financial year 2025.

ITEM 4: AUTHORIZATION OF THE BOARD TO ISSUE ORDINARY SHARES AND GRANT RIGHTS TO ACQUIRE ORDINARY SHARES
The Board considers it in the best interest of the Company and its stakeholders for the Board to be able to react in a timely manner when strategic business opportunities arise that require the issuance of ordinary shares.
At the 2025 AGM, the shareholders authorized the Board to issue ordinary shares and to grant rights to acquire ordinary shares equal to 10% of the issued share capital for a period of 18 months, effective from June 11, 2025 until December 11, 2026, and to exclude pre-emptive rights in connection with such issue or grant of rights. It is proposed to renew the authorization to issue ordinary shares and to grant rights to acquire ordinary shares for a new period of 18 months, effective from June 10, 2026 until December 10, 2027, in an amount up to 10% of the issued share capital as of April 10, 2026. The Company’s issued share capital as of April 10, 2026 was 274,519,638 ordinary shares.
Although we presently do not have specific plans to issue ordinary shares for any purpose, the Board believes that it is advisable and in the best interest of our shareholders to provide this general authorization in order to avoid the delay and expense of obtaining shareholder approval at a later date, and to provide us with greater flexibility to pursue financing opportunities, such as the issuance of convertible notes, or acquisitions when market conditions are favorable.
The issuance of a large number of ordinary shares could be dilutive to existing shareholders or reduce the trading price of our shares on Nasdaq. Therefore, in accordance with standard Dutch practice, it is proposed to grant the Board the authorization to issue ordinary shares and grant rights to acquire ordinary shares up to 10% of the issued share capital as per April 10, 2026 and for a period of 18 months, effective from June 10, 2026 until December 10, 2027, within the limits provided in the Articles of Association, which authorization can be used for general purposes. If this proposal is approved the prior authorization (from the 2025 AGM) will immediately lapse.
THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE BOARD TO ISSUE ORDINARY SHARES AND GRANT RIGHTS TO ACQUIRE ORDINARY SHARES.
ITEM 5: AUTHORIZATION OF THE BOARD TO RESTRICT
OR EXCLUDE PRE-EMPTIVE RIGHTS ACCRUING IN CONNECTION WITH AN ISSUE OF SHARES OR GRANT
OF RIGHTS
To the extent that the Board issues ordinary shares or grants rights to acquire ordinary shares under the authorization as set out in Item 4, it is proposed to authorize the Board for a period of 18 months, effective from June 10, 2026 until December 10, 2027, to restrict or exclude pre-emptive rights accruing in connection with such issuance or grant. If this proposal is approved the prior authorization (from the 2025 AGM) will lapse.
THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE BOARD TO RESTRICT OR EXCLUDE PRE-EMPTIVE RIGHTS ACCRUING IN CONNECTION WITH AN ISSUE OF SHARES OR GRANT OF RIGHTS.

ITEM 6: AUTHORIZATION OF THE BOARD TO REPURCHASE ORDINARY SHARES OF THE COMPANY
At the 2025 AGM, shareholders authorized the Board to acquire ordinary shares in the Company’s capital for a period of 18 months. It is proposed to renew this authorization for a period of 18 months from the Annual General Meeting, as set out below. If this proposal is approved the prior authorization (from the 2025 AGM) will lapse.
The purpose of this Item is to create flexibility to return capital to the shareholders and to cover obligations of the Company to deliver ordinary shares. In addition to being a means to return value to shareholders, repurchases of shares of the Company’s own share capital could be used by the Board to demonstrate a commitment to the Company’s business and confidence in the long-term growth of NXP, provide increased liquidity for investors and cover obligations under the Company’s share-based compensation plans. Since 2016, the Company has returned $22.7 billion to shareholders through previously announced share repurchases and dividend payments, reducing our diluted share count by approximately 27 percent, or 93.3 million shares
The number of ordinary shares to be repurchased, if any, and the timing and manner of any repurchases will be determined after taking into consideration, amongst other things, prevailing market conditions and available resources. Under Dutch law, the number of shares held by the Company and its subsidiaries may not exceed 50% of the issued share capital.
As of April 10, 2026 the Company holds 21,971,006 treasury shares or 8.0 percent of the issued share capital. The Board considers it desirable to create the flexibility to continue with share repurchases. As such, it is proposed to the shareholders to authorize the Board for a period of 18 months, effective from June 10, 2026 until December 10, 2027, to repurchase an additional amount of ordinary shares up to 10% of the issued share capital as of April 10, 2026, in addition to any treasury shares already held by the Company as of that date. The Company's issued share capital as of April 10, 2026 was 274,519,638 ordinary shares. Shares may only be repurchased pursuant to this authorization so long as the total number of shares held by the Company in treasury does not exceed 20% of the Company’s issued share capital. The repurchases may take place on the open market, through privately negotiated repurchases, in self-tender offers, through accelerated repurchase arrangements and other repurchase arrangements.
Such repurchases may be made at prices ranging between €0.01 and a price equal to 110% of the market price of the ordinary shares on Nasdaq. The market price is defined as the volume weighted average price of the ordinary shares on Nasdaq ("VWAP") during a period of at least one trading day (as determined by the Board) within five trading days prior to the date of the acquisition, provided that for acquisitions through self-tender offers and accelerated repurchase arrangements the market price shall be the VWAP for the ordinary shares during a period as determined by the Board, which shall be at least one trading day.
THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE BOARD TO REPURCHASE THE COMPANY’S ORDINARY SHARES.
ITEM 7: AUTHORIZATION OF THE BOARD TO CANCEL THE COMPANY’S ORDINARY SHARES HELD OR TO BE ACQUIRED
It is proposed to authorize the Board to cancel any or all ordinary shares in the share capital of the Company held or repurchased by the Company resulting in a reduction of the Company’s issued ordinary shares. The cancellation may be executed in one or more tranches. The number of ordinary shares that will be cancelled (whether or not in a tranche) will be determined by the Board, with a maximum equal to the number of ordinary shares held or repurchased by the Company in its issued share capital.
Pursuant to Dutch law, cancellation may not be effected earlier than two months after the resolution to cancel ordinary shares is adopted and publicly announced; this will apply for each tranche. The purpose of this proposal is to authorize the cancellation of ordinary shares held by the Company or that have been acquired in accordance with Item 6, to the extent that such ordinary shares shall not be used to cover obligations under share-based remuneration or other obligations.
THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE BOARD TO CANCEL THE COMPANY’S ORDINARY SHARES HELD OR TO BE ACQUIRED.

ITEM 8: RE-APPOINTMENT OF EY ACCOUNTANTS B.V. AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026
Independent Registered Public Accounting Firm
The Company's current independent auditor, EY Accountants B.V. (“EY”), was appointed for a period of one year at the Company's 2025 Annual General Meeting (for the audit of the fiscal year 2025). The mandate therefore expired after the audit of the 2025 fiscal year.

The Board, as advised and recommended by the Audit Committee, after having assessed the functioning of and relationship with EY, proposes that EY stand for re-appointment as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2026 pursuant to article 32 of the Company's Articles of Association.
Representatives of EY will participate in the 2026 AGM, will be available to respond to appropriate questions from our stockholders and may make a statement if they desire to do so.
The aggregate fees for professional services rendered by EY to NXP were $6.1 million for 2025 and $6.5 million for 2024.
Auditors’ Fees
The following table summarizes the fees for professional audit services provided by EY for the audit of the Company’s annual financial statements for the years ended December 31, 2025 and December 31, 2024 as well as the fees billed for other services rendered by EY during these periods.

	Year Ended December 31,

Fees	2025 (in millions)	2024 (in millions)
	($)	($)

Audit Fees[1]	5.8	6.5
Audit-Related Fees[2]	0.3	—
Tax Fees3*	—	—
All Other Fees4*	—	—
Total Fees	6.1	6.5

1.Audit fees relate to professional services rendered in connection with the audit of NXP’s annual financial statements and internal control over financial reporting, quarterly review of financial statements, and audit services provided in connection with other statutory and regulatory filings
2.Audit-related fees relate to professional services that are reasonably related to the performance of the audit or review of NXP’s financial statements.
3.Tax fees relate to tax compliance services, including the preparation of original and amended tax returns and claims for refund, and other tax advice and tax planning services, including assistance with transfer pricing documentation.
4.All other fees relate to all other services provided, including permissible people advisory services.
   * Amounts for Tax Fees and All Other Fees represented an amount less than $70,000
** The amount reported under 2024 audit fees and total fees 2024 are $0.6M higher than previously reported due to a resolved discussion on additional billing related to financial year 2024 audit fees.

ITEM 8: RE-APPOINTMENT OF EY ACCOUNTANTS B.V. AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026
Audit Committee Pre-Approval Policies
The Audit Committee has adopted rules for the pre-approval by the Audit Committee of all services to be provided by the external auditor.
Proposed services may be pre-approved at the beginning of the year by the Audit Committee (annual pre-approval) or maybe pre-approved during the year in respect of a particular engagement (specific pre-approval). The pre-approval is based on a detailed, itemized list of services to be provided, designed to ensure that there is no management discretion in determining whether a service has been approved and to ensure the Audit Committee is informed of each service it is pre-approving. Unless covered by the pre-approved services, each proposed service requires specific pre-approval during the year. Any pre-approved services where the fee for the engagement is expected to exceed pre-approved cost levels or budgeted amounts will also require specific pre-approval. During 2025, there were no services provided to the Company by the external auditors which were not pre-approved by the Audit Committee.
In 2025, the external auditor attended all formal meetings of the Audit Committee. The risk analysis, the audit approach and the findings of the external auditor are also discussed at these meetings. The external auditor also refers in its reporting to the Audit Committee of the Board to the financial reporting risks and issues that were identified during the audit, internal control matters, and any other matters, as appropriate, requiring communication under the auditing standards generally accepted in The Netherlands and the United States.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF EY ACCOUNTANTS B.V. AS NXP’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.
ITEM 9: AMENDED REMUNERATION OF THE NON-EXECUTIVE DIRECTORS
HOW OUR DIRECTORS ARE COMPENSATED
Non-Employee Director Compensation for 2025
The Human Resources and Compensation Committee has responsibility for reviewing and considering any revisions to compensation for non-executive directors. Annually the Committee reviews peer group benchmark data using the Peer Group described in the Compensation Discussion and Analysis as well as relevant additional market perspectives provided by the independent executive compensation consult. This information is used to inform the amount of cash and equity compensation and overall total compensation package of the non-executive directors to support the Board’s ability to attract and retain talented non-executive directors. The Board reviews the Human Resources and Compensation Committee’s recommendations and makes the final recommendation to the general meeting of shareholders regarding compensation for non-executive directors. It is our policy to reimburse all directors for reasonable expenses incurred in performing their duties as a director.
Cash Compensation
The Chair of the Board receives an annual fixed fee of €275,000 for serving as non-executive director and Chair of the Board. Non-executive directors, other than the Chair, receive an annual fixed fee of $100,000. Members of the Audit Committee, Human Resources and Compensation Committee and Nominating, Governance and Sustainability Committee receive an additional annual fixed fee of $15,000 and the Chairs of each of these committees receive the following additional annual fixed fee: $15,000 for the Nominating, Governance and Sustainability Committee Chair; $20,000 for the Human Resources and Compensation Committee Chair and $25,000 for the Audit Committee Chair.
Equity Compensation
In 2025, each director received an annual restricted share unit award with a grant value of $225,000. The awards were granted on the date of the 2025 annual general meeting, and the restricted share units fully vest on the earlier of the first anniversary of the date of grant or the next annual general meeting of shareholders. Unvested portions of their equity award are forfeited upon the termination of a director’s service on the Board, except in the case of termination of service upon death or at the request of the Board, in which case the unvested portion is fully accelerated.

ITEM 9: AMENDED REMUNERATION OF THE NON-EXECUTIVE DIRECTORS
Share Ownership Guidelines
Members of our Board are subject to share ownership guidelines. Subject to a five-year compliance window, non-executive directors must retain shares of the Company received through annual equity grants until they own shares (or have the right to receive shares through unvested restricted share unit awards) that are valued at no less than five times the annual cash fixed fee paid to the director. Our executive director and President/CEO is subject to the share ownership guidelines described in Agenda Item 10.

Name	Fees Earned or Paid in Cash ($)[1]	All Other Compensation ($)	Stock Awards ($)[2]	Total ($)

Annette Clayton	130,000	—	220,983	350,983
Anthony Foxx	130,000	—	220,983	350,983
Moshe Gavrielov	130,000	—	220,983	350,983
Chunyuan Gu	115,000	—	220,983	335,983
Lena Olving	115,000	—	220,983	335,983
Julie Southern	324,155	—	220,983	545,138
Jasmin Staiblin	115,000	—	220,983	335,983
Gregory Summe	150,000	—	220,983	370,983
Karl-Henrik Sundström	155,000	—	220,983	375,983

1.Messrs. Foxx, Gavrielov, Gu, Summe and Sundström and Mses. Clayton, Olving and Staiblin’s cash compensation and Ms. Southern’s committee fees are determined in dollars and paid in Euros using the exchange rate at the time of payment. Ms. Southern’s annual fixed chair fee is determined and paid in Euros; the Euro denominated chair fee has been converted to dollars using an exchange rate of 1.1242, the average euro to U.S. dollar conversation rate for 2025.
2.On June 11, 2025, Messrs. Foxx, Gavrielov, Gu, Summe and Sundström and Mses. Clayton, Olving, Southern and Staiblin each received an annual grant of 1,035 restricted share units (‘RSU’) under the terms of the NXP Semiconductors N.V. 2019 Omnibus Incentive Plan and the Director Restricted Stock Unit Award Agreement. The annual grant had a grant value of $225,000 based on the closing share price on the date of grant. As required under the SEC disclosure rules, the values in this column represent the grant date fair value of the RSU awards calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC 718”). See Note 2— Significant Accounting Policies ‘Share-based compensation’ and Note 17—Share-based Compensation, both found in Part II, Item 8, “Financial Statements and Supplementary Data” in the Notes to Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2025 for additional information. As of December 31, 2025 Messrs. Foxx, Gavrielov, Gu, Summe and Sundström and Mses. Clayton, Olving, Southern and Staiblin each held 1,035 RSUs and no non-employee director held options.

PROPOSAL TO INCREASE THE ANNUAL EQUITY GRANT VALUE
The Human Resources and Compensation Committee has responsibility for reviewing and considering any revisions to compensation for non-executive directors, and in accordance with the Articles of Association any remuneration of the non-executive directors is subject to the approval of the general meeting of shareholders.
The Human Resources and Compensation Committee, advised by Mercer, its independent executive compensation consultant, reviewed an analysis of the non-executive director compensation within the compensation peer group described in the Compensation Discussion & Analysis in Agenda Item 10. Taking into consideration this analysis, as well as Mercer's recommendation, and to support the Board’s ability to attract and retain talented non-executive directors, the Human Resources and Compensation Committee recommends and the Board proposes to the Annual General Meeting to increase the annual equity grant value to non-executive directors from $225,000 to $240,000. The annual grant value was last increased at the annual general meeting of shareholders held in 2021. No further changes in cash remuneration to members of the Board are proposed.
THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDED REMUNERATION OF THE NON-EXECUTIVE DIRECTORS

ITEM 10: NON-BINDING, ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
We are providing the following non-binding, advisory vote to approve the compensation of our Named Executive Officers as required under Section 14A of the Exchange Act. We are requesting our shareholders to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed in the Compensation Discussion & Analysis (“CD&A”), related compensation disclosure tables and narrative disclosures of this proxy statement.
For the reasons more fully discussed in the CD&A, the Board unanimously recommends a vote “For” the following resolution:
“RESOLVED, that the shareholders approve, on a non-binding, advisory basis, the compensation of the Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative disclosure in this proxy statement.”
You may vote “For” or “Against” this proposal, or you may abstain from voting. Although the vote on this Item 10 is advisory and non-binding, the Human Resources and Compensation Committee and the Board will review the voting results on the proposal and will consider shareholder views in connection with our executive compensation program. For shareholders to adopt the non-binding resolution approving the compensation of our Named Executive Officers, a majority of the votes cast must vote “For” this proposal. Abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome of this proposal. The Board has determined that the current frequency of our “say-on-pay” advisory vote shall be annually, and the next “say-on-pay” advisory vote will be held at our 2027 AGM.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE NON-BINDING, ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION.

EXECUTIVE OFFICERS
Rafael Sotomayor (1969, American)
Mr. Sotomayor is temporary executive director and chief executive officer since October 2025. He was appointed president of NXP in April 2025 after successfully leading the company’s Secure Connected Edge business. Mr. Sotomayor joined NXP in 2014, holding a number of business line general manager roles across the company’s Mobile, Industrial and IoT end-markets. He has been a member of the executive management team since 2020, where he was instrumental in defining and implementing NXP’s strategy to be the leader in intelligent edge systems in automotive and Industrial & IoT. Mr. Sotomayor holds an MBA from Harvard Business School, an MSEE from Georgia Tech and a BSEE from Purdue University.
William Betz (1977, American)
Mr. Betz is executive vice president, chief financial officer and a member of the management team and has served in this role since October 2021. In this role, he is responsible for all aspects of the company’s financial and accounting functions including treasury, investor relations, audit, tax and mergers and acquisitions. Mr. Betz has more than 25 years of finance experience in the semiconductor industry with a strong track record focused on results. Prior to joining NXP in 2013, he held several financial leadership positions with Fairchild Semiconductors, LSI Logic and Agere Systems. Prior to being named CFO in October 2021, Mr. Betz was senior vice president, business planning & analytics and finance business group controller for NXP’s business lines and shared service centers, and led the corporate financial planning, analysis and business intelligence teams. Mr. Betz holds a Master of Business Administration from the University of Chicago Booth School of Business and a Bachelor of Science in Business Administration from West Virginia University.
Andrew Hardy (1977, American)
Mr. Hardy is executive vice president, chief sales officer and a member of the management team and has served in this role since February 2025. In this role, he is responsible for driving the company’s top-line growth initiatives, enabling solutions in support of our customers and ensuring high customer satisfaction. Mr. Hardy has more than 25 years of experience in sales, marketing and business development and was most recently NXP’s Americas regional vice president of sales, serving in this role from 2016-2025. Prior to joining NXP in 2014, Mr. Hardy served in multiple sales leadership roles at Texas Instruments. Mr. Hardy earned his Bachelor of Science in Electrical Engineering from North Carolina State University and holds a Master of Business Administration (MBA) from University of North Carolina-Chapel Hill.
Christopher Jensen (1969, American)
Mr. Jensen is executive vice president, chief people officer and a member of the management team and has served in this role since June 2020. In this role, he is responsible for all aspects of the Company’s global human resources function, the Company’s people strategy and fostering an inclusive culture to achieve NXP’s business objectives. Mr. Jensen has been with NXP since the merger with Freescale in 2015 and was integral to the cultural integration of the two companies. He has extensive experience in leading the various functions across human resources, with strength in change management, compensation and benefits design, and mergers and acquisitions. Prior to Freescale, Mr. Jensen held executive human resources positions at Applied Materials and Tandem Computers. Mr. Jensen earned his bachelor of science in organization behavior from the University of San Francisco and graduated beta gamma sigma with his MBA from Baylor University.
Andrew Micallef (1965, American)
Mr. Micallef is executive vice president, chief operations and manufacturing officer and a member of the management team and has served in this role since he joined NXP in May 2021. He is responsible for creating and executing NXP’s end-to-end manufacturing, quality and supply chain strategies. Mr. Micallef has more than 20 years of semiconductor industry experience, including senior operational roles overseeing manufacturing, procurement, supply chain management, logistics, quality, product and test engineering, information technology and facilities. Prior to NXP, Mr. Micallef was chief operations officer for Marvell. Prior to that, he held operations leadership roles at Intersil Corporation, Audience, LSI Corporation and Agere Systems.
Jennifer Wuamett (1965, American)
Ms. Wuamett is executive vice president, general counsel, corporate secretary and a member of the management team for NXP since 2018, and chief sustainability officer since 2022. In this role, she is responsible for worldwide legal, governance, compliance and intellectual property matters for NXP and for oversight of NXP’s sustainability and risk programs. Previously, Ms. Wuamett served as senior vice president and deputy general counsel at NXP. Prior to that, she was Freescale’s senior vice president, general counsel and secretary and served in various other positions at Freescale and Motorola beginning in 1997. Ms. Wuamett is also on the board of directors of Plexus Corp.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information regarding beneficial ownership of our ordinary shares as of April 10, 2026, by:
•Each person or entity who is known by us to beneficially own more than 5% of our ordinary shares;
•Each of our current directors and director nominees;
•Each of the Named Executive Officers; and
•All of our current directors and executive officers as a group.
Percentage computations are based on 252,548,632 ordinary shares issued and outstanding as of April 10, 2026 and excludes 21,971,006 treasury shares held by the Company.
Beneficial ownership is determined in accordance with the rules of the SEC. Each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. Unless otherwise indicated, the address of each person named in the table is c/o NXP Semiconductors N.V., High Tech Campus 60, 5656 AG, Eindhoven, The Netherlands.

Name of Beneficial Owner	Ordinary Shares Beneficially Owned	% of Ordinary Shares Beneficially Owned
FMR LLC(1)	25,743,024	10.19%
JPMorgan Chase & Co.(2)	20,347,898	8.06%
BlackRock, Inc.(3)	18,347,843	7.27%
The Vanguard Group (4)	13,222,354	5.24%
Wellington Management Group LLP (5)	13,042,581	5.16%
Rafael Sotomayor	13,837	*
Julie Southern	12,972	*
Jennifer Wuamett	11,811	*
Andrew Micallef	10,942	*
Christopher Jensen	9,965	*
Gregory Summe	9,158	*
Jasmin Staiblin	7,554	*
Karl-Henrik Sundström	5,006	*
Lena Olving	5,000	*
Anthony Foxx	4,043	*
Annette Clayton	4,043	*
Chunyuan Gu	3,331	*
Moshe Gavrielov	2,234	*
William Betz(6)	1,884	*
Kurt Sievers	236,282	*
Directors and current executive officers as a group (15 individuals)	113,966	*

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       *    Represents less than 1%.
1.Information about the number of ordinary shares owned by FMR LLC (“FMR”) is based solely on a Schedule 13G/A filed by FMR with the SEC on March 11, 2024, reporting share ownership as of March 8, 2024. The address of FMR is 245 Summer Street, Boston, Massachusetts 02210. FMR, along with certain of its subsidiaries and affiliates, and other companies, beneficially owned an aggregate of 25,743,024 ordinary shares, has sole power to vote 24,347,653 ordinary shares and the sole power to dispose of 25,743,024 ordinary shares. Abigail P. Johnson is a Director, the Chairman, and the Chief Executive Officer of FMR. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed to form a controlling group with respect to FMR.
2.Information about the number of ordinary shares owned by JPMorgan Chase & Co. (“JPMorgan”), is based solely on a Schedule 13G/A filed by JPMorgan with the SEC on January 23, 2026, reporting share ownership as of December 31, 2025. JPMorgan’s address is 383 Madison Avenue New York, NY 10017. JPMorgan beneficially owned an aggregate of 20,347,898 ordinary shares, has sole power to vote    17,989,201 ordinary shares and the sole power to dispose of 20,205,448 ordinary shares, as well as the shared power to vote 228,927 ordinary shares and the shared power to dispose of 141,712 ordinary shares.
3.Information about the number of ordinary shares owned by BlackRock, Inc. (“Blackrock”), is based solely on a Schedule 13G/A filed by Blackrock with the SEC on February 6, 2024, reporting share ownership as of December 31, 2023 . Blackrock’s address is 50 Hudson Yards, New York, NY 10001. Blackrock beneficially owned an aggregate of 18,347,843 ordinary shares, has sole power to vote 17,058,427 ordinary shares and the sole power to dispose of 18,347,843 ordinary shares.
4.Information about the number of ordinary shares owned by The Vanguard Group (“Vanguard”), is based solely on a Schedule 13G/A filed by Vanguard with the SEC on November 12, 2024, reporting share ownership as of September 30, 2024. Vanguard's address is 100 Vanguard Blvd., Malvern, PA 19355. Vanguard beneficially owned an aggregate of 12,124,850 ordinary shares, has sole power to vote 0 ordinary shares and the sole power to dispose of 12,124,850 ordinary shares, as well as the shared power to vote 279,175 ordinary shares and the shared power to dispose of 1,097,504 ordinary shares.
5.Information about the number of ordinary shares owned by Wellington Management Group LLP (“Wellington”), is based solely on a Schedule 13G/A filed by Wellington with the SEC on February 10, 2026, reporting share ownership as of December 31, 2025. Wellington's address is 280 Congress Street, Boston MA 02210. Wellington beneficially owned an aggregate of 13,042,581 ordinary shares, has sole power to vote 0 ordinary shares and the sole power to dispose of 0 ordinary shares, as well as the shared power to vote 11,749,200 ordinary shares and the shared power to dispose of 13,042,581 ordinary shares.
6.Includes 365 shares held indirectly by custodial account for child.

EXECUTIVE COMPENSATION
Compensation Discussion & Analysis
Dedicated to pioneering solutions together with our team members, customers, partners and stakeholders, we create breakthrough technologies that make the connected world better, safer and more secure. We are committed to bringing intelligent systems to the edge in Automotive and Industrial, driving resilient profitability, and fostering a culture of innovation and growth. Our strong leadership team is key to our ability to deliver results and forge the future. 2025 brought changes to our leadership team, including to our Named Executive Officers, with the retirement of Kurt Sievers, our former President and Chief Executive Officer ("CEO").
This Compensation Discussion and Analysis (“CD&A”) describes our 2025 executive compensation program for the following executive officers (collectively, the “Named Executive Officers” or “NEOs”):

Name	Title
Rafael Sotomayor	Executive Director, President and Chief Executive Officer[1]
William Betz	Executive Vice President and Chief Financial Officer
Christopher Jensen	Executive Vice President and Chief People Officer
Andrew Micallef	Executive Vice President and Chief Operations and Manufacturing Officer
Jennifer Wuamett	Executive Vice President, General Counsel, Corporate Secretary and Chief Sustainability Officer
Kurt Sievers	Former President and Chief Executive Officer[2]
1.Mr. Sotomayor was appointed as President of the Company effective April 28, 2025 and designated executive director and Chief Executive Officer of the Company effective October 28, 2025.
2.Mr. Sievers served as President of the Company until April 28, 2025, Chief Executive Officer of the Company until October 28, 2025, and as an advisor until December 31, 2025.
To ensure the most capable leadership team is in place, NXP pays for the performance and contributions of our NEOs through an integrated rewards program with a variety of components. The NEOs, under the leadership of our President and CEO and the other members of the Board of Directors of NXP (the “Board”), are held accountable for delivering results, while simultaneously creating a culture of innovation and growth.
We are providing an overview of the philosophies, principles, and practices that we employ, as governed by the Board, to incentivize, compensate, retain and reward our NEOs. The compensation of our CEO is determined by the Human Resources and Compensation Committee ("HRCC") as delegated by the Board in accordance with the principles set forth in the remuneration policy for executive and non-executive directors previously approved by our general meeting of shareholders, as required under Dutch corporate law.

2025 - Solid Execution in a Challenging Market Environment
“Despite a difficult market environment and a challenging first half, NXP delivered solid results in 2025 and demonstrated strong execution throughout the year. We remain committed to disciplined investment, margin expansion, and portfolio optimization to drive sustainable, long term value for our shareholders.”

Rafael Sotomayor, President and Chief Executive Officer

EXECUTIVE COMPENSATION
2025 Financial and Operational Context
Throughout 2025, NXP executed effectively despite a challenging first half of the year, maintaining operational discipline while advancing our strategic priorities in software-defined vehicles ("SDVs") and physical AI. We continued to strengthen our strategic positioning, completing key acquisitions that supported our portfolio of edge intelligent systems across Automotive and Industrial & IoT markets. NXP ended the year strong, delivering results in the fourth quarter of 2025 surpassing the midpoint of our guidance and reflecting sequential improvement across all end markets.
Fiscal Year 2025 Performance Highlights

$12.27B (-3% year on year) Revenue	54.7% (-170 bps year on year) Gross Margin	24.8% (-230 bps year on year) Operating Margin	$7.95 Earnings Per Share (diluted)	$2.82B Cash Flow from Operations
	56.8% (-129 bps year on year) Non-GAAP Gross Margin*	33.1% (-150 bps year on year) Non-GAAP Operating Margin*	$1.92B Capital Return to Shareholders (trailing twelve month basis)	$2.43B Non-GAAP Free Cash Flow*

*Non-GAAP Gross Margin, Non-GAAP Operating Margin and non-GAAP Free Cash Flow are financial measures that do not comply with US GAAP. Appendix A to this Proxy Statement quantifies and reconciles these measures to the comparable US GAAP financial measure.
Pay-for-Performance Alignment
While the Company made important progress against several strategic priorities during the year, overall financial performance declined on a year‑over‑year basis and did not meet our expectations. Consistent with our longstanding pay‑for‑performance philosophy, this outcome had a meaningful impact on compensation results for our NEOs, with a significant portion of their target compensation remaining at risk and directly reflecting the Company’s performance for the year. At the same time, the improving momentum exiting 2025 positions the Company more favorably as we enter the new fiscal year. As discussed in greater detail below, management and the Board have remained focused on taking deliberate actions and making targeted investments to strengthen execution, enhance operating performance, and support sustainable long‑term value creation for our shareholders.
Accelerating Our Transformation Journey
2025 was a year of transformation for NXP’s strategic direction as well as our management team. At our Investor Day in November 2024, we established and reinforced our current three-year strategic plan, highlighting a transformative path in product innovation, supply chain resilience, financial investment and infrastructure enhancement. Throughout 2025, we took direct action on this transformation journey.
In 2025, NXP advanced key technology initiatives aligned with our strategic focus on securely enabling intelligent systems at the edge. Highlights include:
•Intelligent Systems the Edge: Continued to advance capabilities that help customers deploy efficient, secure, and scalable edge intelligence across automotive and industrial applications.
•Automotive & SDV: Supported the industry’s transition toward SDVs by collaborating across the ecosystem on architectures, safety, and enablement that improve time‑to‑innovation.
•Engineering Efficiency: Drove internal simplification and modernization efforts aimed at improving execution speed and product quality, ultimately benefiting customer outcomes.
•Digital Transformation: Invested in digital transformation initiatives to simplify engineering complexity, improve product definition, and accelerate innovation and execution.
•Talent & Technical Leadership: Invested in programs that develop the next generation of technical leaders and strengthen critical skills needed for long‑term innovation.

EXECUTIVE COMPENSATION
We accelerated the transformation through three key acquisitions which:
•Advanced delivery of SDVs through our acquisition of TTTech Auto.
•Expanded NXP’s automotive networking solutions in the Automotive and Industrial & IoT end markets through our acquisition of Aviva Links, a provider of Automotive SerDes Alliance compliant-in-vehicle connectivity solutions.
•Complemented and expanded NXP’s solutions for AI-powered edge systems in the Automotive and Industrial & IoT end markets through our acquisition of Kinara Inc., an industry leader in high performance, energy-efficient and programmable discrete neural processing units.
We advanced our smart hybrid manufacturing plan which creates value and customer enablement including:
•Continued construction on a new 300mm Fab through our joint venture VisionPower Semiconductor Manufacturing Company (VSMC) in Singapore with initial production expected to begin in 2027 with a fully automated production model.
•Broke ground on European Semiconductor Manufacturing Company (ESMC), another joint venture investment in Dresden Germany.
Transforming our Leadership Team
In October 2025, Rafael Sotomayor was appointed President and CEO. In April 2025, Kurt Sievers, our former President and CEO announced his decision to retire from NXP after 30 years of service, effective October 28, 2025. Prior to becoming President and CEO, Mr. Sotomayor was Executive Vice President and General Manager of Secure Connected Edge. He has 30 years of semiconductor industry experience and joined NXP in 2014, holding a number of business line general manager roles across the company’s Mobile, Industrial and IoT end markets.
Our Board unanimously appointed Rafael Sotomayor to succeed Mr. Sievers as President, effective April 28, 2025 and designated Mr. Sotomayor as CEO and temporary executive director of the Company effective as of October 28, 2025, the date Mr. Sievers retired from his CEO and executive director role.
In connection with his retirement, Mr. Sievers entered into a retirement agreement with NXP and NXP Semiconductors Germany GmbH on April 28, 2025, pursuant to which he served as strategic advisor to Rafael Sotomayor, our CEO, for the period between Mr. Sievers' retirement from the role of CEO and Executive Director of the Board on October 28, 2025 and December 31, 2025. Mr. Sievers’ then current salary and benefits continued through December 31, 2025. His outstanding equity awards continued vesting through December 31, 2025, and he was fully eligible for the 2025 Annual Incentive Plan bonus payment (paid in 2026), No other payments or compensation were paid by the Company to Mr. Sievers in connection with his retirement.
This leadership transition and its influence on the compensation decisions that follow is reflected throughout the remainder of the CD&A.
Investing in Our People
We are committed to the purpose of bringing together bright minds to create breakthrough technologies that make the connected world better, safer and more secure. This purpose is reinforced by our values of innovation, expertise, collaboration, ownership and growth built on a strong foundation of trust and respect. In delivering this purpose and living our values we:
•Maintained our consistent investment in R&D, especially focused on growing and retaining critical R&D talent to continue delivering product and system innovations.
•Enabled collaboration and knowledge-sharing across our global teams through various initiatives including the Innovation World Tour - showcasing the breakthrough innovations happening at different global sites and the bright minds behind them.
•Retained strategic roles and top-performing talent to ensure continuity, recognizing that a loss of our key management and other team members, or an inability to attract qualified new team members, could negatively impact the long-term growth of our business in a highly competitive environment. In 2025, our voluntary attrition rate was 5.1%, a year over year reduction from 5.5% in 2024.
•Advanced our inclusion program and commitments to ensure our teams thrive in an environment built on respect, collaboration, and innovation.
•Continued to take measures to ensure the safety and well-being of our team members, customers and suppliers.
•Successfully navigated the important changes to our executive leadership team as well as the critical integration of new talent through acquisitions.

EXECUTIVE COMPENSATION
Shareholder Engagement and Results of 2025 Advisory Vote on Executive Compensation
At our annual general meeting of shareholders held on June 11, 2025, we received approximately 94% of the votes in favor of the proposal to approve our NEOs’ compensation, on a non-binding, advisory basis.
We recognize the importance of engaging with our shareholders to understand their perspectives about our compensation philosophy and program design. Our investor outreach efforts in 2025 were aimed at supporting two major goals. First, we maintained a consistent, proactive and timely engagement with current and potential shareholders to present our long-term strategy, tangible proof points and measurement of our execution as well as our resulting financial performance. These engagements are undertaken throughout the year by a combination of our CEO, CFO and other executives. These conversations especially reiterated our commitment to our long-term strategy and vision presented at our triennial Investor Day in Q4 2024.
Second, we facilitated ongoing dialogue with the governance and stewardship groups of certain of our shareholders representing approximately 27% of our outstanding shares. These discussions focused on our executive leadership changes, executive compensation programs, company management oversight, corporate governance, human capital management and sustainability topics.
The shareholders with whom we connected generally provided positive feedback on our overall ongoing executive compensation program design and found that we have an appropriate balance of short and long-term rewards, with sufficient performance-related elements. They acknowledged and appreciated that we were setting challenging non-financial, people and sustainability goals.
Our Board and the HRCC thoughtfully evaluated information gathered from our shareholder engagement process and considered it, together with feedback and input from our independent executive compensation consultant, when making decisions throughout the year.
Compensation Philosophy
As previously described in the ‘Corporate Governance’ section of this proxy statement, our long-term strategy is to maximize value for shareholders and other stakeholders of the Company. By driving revenue performance, strong non-GAAP adjusted gross margin and enhancing our product portfolio as well as developing, rewarding and retaining a highly engaged workforce, we have shown a strong return for shareholders with over $22 billion in capital return over the trailing 10 years. We have directly and deliberately linked NEO pay to stakeholder interests including those of our shareholders. This will be discussed in detail in following sections of this CD&A.

Our pay strategy is Pay for Performance — delivering highly competitive overall pay for leading performance.
Our executive compensation program is designed to:
✓Reward short and long-term strategic goal delivery which aligns to stakeholder interests, including those of our shareholders, customers, team members and suppliers, as well as local and international communities where we operate
✓Enable NXP to attract, retain, motivate, and grow highly qualified talent with competitive and comprehensive compensation programs
✓Reward both collective and individual performance
✓Ensure fiscally sound practices while maximizing the value of the various compensation programs to individuals and NXP
✓Align to and reward demonstration of our values in support of our strong culture
✓Focus our innovations and rewards on our business strategy

EXECUTIVE COMPENSATION
Key Practices in Determining Executive Compensation
The compensation of our CEO is determined by the HRCC under delegation from the Board, in accordance with the principles set forth in the remuneration policy for executive and non-executive directors previously approved by our general meeting of shareholders, as required under Dutch corporate law.
The compensation of our other NEOs is also determined by the HRCC based on CEO recommendations and advice from our independent compensation advisor. Specific actions are taken to ensure the direct connection of rewards to key performance outcomes and to align executive pay to stakeholder interests. Overall, our programs are competitive in the industry and highly incentive-based, with a large percentage of overall compensation ‘at-risk’ and earned via our short- and long-term incentive programs based on overall Company and individual performance.

What We Do	What We Do NOT Do

✓Tie a significant majority of our NEOs’ pay to Company performance using both long and short-term performance metrics

✓Cap annual incentive and long-term performance share unit ("PSU") plan payouts at 200% of target

✓Cap PSUs at 100% of target if total shareholder return for the performance period is negative, regardless of the Company’s relative performance compared to the Peer Group

✓Include a “double-trigger” provision under our cash and equity incentive plans in the event of a change-in-control

✓Maintain meaningful stock ownership guidelines for executives and directors

✓Use an independent executive compensation consultant to guide the design of compensation plans

✓Evaluate competitive market practices to establish program design and targeted payout amounts

✓Conduct an annual risk assessment of our compensation programs

✓Maintain a clawback policy covering the executive officers consistent with NASDAQ listing standards

✓Follow principles of our shareholder approved executive and non-executive director remuneration policy

✓Conduct outreach to shareholders to elicit feedback on our compensation program

✗Guarantee salary increases or payouts for performance-based awards

✗Provide dividends or dividend equivalents on unearned performance share units

✗Provide excise tax gross-ups resulting from M&A activity or terminations

✗Provide excessive separation payments, liberal definitions of change in control, or single-trigger cash severance upon a change in control

✗Provide above market returns on deferred compensation plans

✗Permit short sales, hedging, and transactions involving derivatives of our stock

✗Provide personal loans, guarantees or other similar arrangements to executives

✗Allow the pledging of Company stock by directors, executive officers, and certain other employees

✗Re-price or buyout options without shareholder approval

✗Provide excessive perquisites

EXECUTIVE COMPENSATION
Key Components of Our Executive Compensation Program

Pay Component	Approach and Structure	Connection to Our Compensation Philosophy and 2025 Key Points

Base Salary (see page 44)	•Provides a competitive fixed cash compensation component •Based on an individual’s role, experience, capability and contributions •Reviewed annually against competitive benchmarks	•Attracts, retains, motivates, and enables us to develop highly qualified executive leaders •Key Point: 2025 salary increases were made to align with market levels

Annual Incentive Plan (“AIP”) (see page 45)
•Establishes variable, at-risk cash compensation
•Rewards achievement of overall corporate results against key Company near-term goals
•Performance measures and targets evaluated semi-annually and set by the HRCC
•Focuses on absolute revenue performance, Non-GAAP Gross Margin and annual non-financial goal delivery

•Rewards Company performance against challenging short-term targets, with appropriate and capped rewards for outstanding performance
•Key Point: 2025 1H financial performance targets and annual non-financial goals were established at the beginning of the year. 2H financial performance targets were established midyear to best reflect the dynamic market as discussed further on pages 45-47
Key Point: 2025 performance measures included an annual non-financial component focusing on environmental and people initiatives

Performance-Based Restricted Stock Units (“PSU”) (see page 49)
•Meaningfully incentivizes management to execute on our longer-term business objectives
•Rewards long-term shareholder value creation
•Cliff vesting using 3-year relative total shareholder return (RTSR) measured against a defined compensation peer group

•Aligns with shareholder interests reflected in stock price performance against longer-term corporate financial, operational, and strategic goals
•Contributes to executive retention
•Key Point: Target awards represent 70% of long-term incentive compensation value at time of award for NEOs
•Key Point: 2025 payout for the award granted in 2023 was 50% of target units

Restricted Stock Units (“RSU”) (see page 50)	•Aligns executives' interests with those of shareholders •Helps the Company retain key talent •Vests ratably over 3 years
•Aligns with shareholder interests, while also helping retain our highly qualified executive talent over time
•Key Point: Target awards represent 30% of long-term incentive compensation at time of award for NEOs

Benefits and Other Compensation (see page 51)
•Generally, delivers local programs, consistent with other executives to plan for various life events
•Supports the varying needs of executives operating in a complex, global environment
•Allows executives to maximize time and attention on activities driving company performance

•Attracts, retains, motivates, and enables us to develop highly qualified executive leaders while providing a competitive overall total rewards program
•Key Point: Benefits and other compensation are generally consistent with those offered to other executives within the same country of residence as the NEOs. We do not offer excessive perquisites to our NEOs

EXECUTIVE COMPENSATION
A Large Majority of Our NEOs’ Target Pay is At-Risk
Our high-performance culture and pay-for-performance philosophy strongly align the interests of our NEOs with those of our stakeholders. As shown in the following charts, our 2025 target executive compensation program was heavily weighted towards at-risk compensation. Our CEO has 93% of his target compensation at risk with variable components through the value of his target AIP, restricted share units and performance-based equity awards. Approximately 69% is directly linked to performance of the Company through the value of his target AIP and performance-based equity awards. While these graphs represent target awards made during the year, actual earned pay is impacted directly by performance measures as well as stock price performance during the year. On average, our other NEOs also have approximately 86% of their target compensation at risk and 64% of their compensation linked directly to performance.
Our 2025 payouts for short and long-term incentives reflect our commitment to our pay-for-performance philosophy. The 2025 AIP payout was 30.8% of target and the PSUs vested at 50% of target, materially reducing the NEOs’ realized compensation relative to target opportunities. On average, our non-CEO NEOs realized 65% of the total award value that would have been earned assuming target achievement for the AIP and PSUs. These outcomes reflect the direct impact of our below‑target performance and the HRCC’s disciplined approach in applying the program as designed, without adjustments or discretion, further underscoring the strength of our performance‑based compensation framework.
The charts below represent annualized salary, target AIP and annual target equity award grant values. Figures exclude the items outlined in the Summary Compensation Table as 'All Other Compensation.' The 'Average Other NEO' figures exclude the CEO.

*Refers to Rafael Sotomayor's annualized pay package as President and CEO.
**Refers to non-CEO NEOs. Compensation paid to Mr. Sievers is not reflected.
Peer Group Analysis and Benchmarking
Competitive data associated with our compensation peer group (the "Peer Group") is evaluated annually by the HRCC to:
•Inform target total compensation
•Establish total pay packages to attract, retain, motivate, and develop our executives
•Ensure that we provide market competitive programs—both individually and in aggregate
•Determine relative shareholder return ranking which establishes the vesting of performance-based stock unit plans (see further discussion later in this CD&A)

EXECUTIVE COMPENSATION
For 2025, NXP's Peer Group consisted of the following companies:

PEER GROUP
Advanced Micro Devices	Marvell Technology	Seagate Technology
Analog Devices	Microchip Technology	Skyworks Solutions
Applied Materials	Micron Technology	STMicroelectronics
ASML Holding	ON Semiconductor	TE Connectivity
Corning	Qorvo	Texas Instruments
Infineon Technologies	QUALCOMM	Western Digital
Lam Research
The HRCC reviews the Peer Group annually to ensure the relevance of the companies and that they will provide the most appropriate comparison in making executive compensation decisions. A variety of factors were considered by the HRCC to determine the Peer Group companies, including revenue, market capitalization, enterprise value, number of employees, similarities to the industries in which we operate, and the overlapping labor market for top talent. In 2025, the HRCC, after a review of these factors, and at the recommendation of Mercer (US) LLC ("Mercer"), the HRCC's independent executive compensation consultant, approved the peer group with no changes from the prior year.
For 2025, the HRCC — with assistance from Mercer and management — reviewed detailed Peer Group data to understand market competitive pay levels for various executive positions, including base salary, incentive targets, and target equity award levels, as well as other competitive compensation and benefits practices and plan design components.
In addition to our Peer Group, the HRCC, along with Mercer and management, reviews compensation information from published surveys to assess select roles and provide a broader view of the local and global competitive marketplace within which we compete for executive talent. From time to time, we evaluate information on pay levels and plan designs from other comparable companies that we believe are important for a more comprehensive understanding of our industry and/or broader technology market employment practices.
The Peer Group benchmark data as well as relevant additional market perspectives are used to inform program design principles along with the amount of each pay program and overall total compensation package. While this information is used as a guideline, it is not used as a specific target. Other factors are also considered in making final decisions for each pay component such as experience, performance, role complexity, leadership capability and impact.
2025 Compensation Decisions
Below we provide more details about each pay component and how the related amounts were determined.
Base Salary
Base salary represents annual fixed compensation and is a foundational element of our executive compensation program necessary to attract and retain talent. The HRCC reviews base salaries annually and approves each NEO’s base salary after assessing the following:
•The role complexity and requirements of the individual's role
•The individual’s performance, contributions, experience and impact
•Pay level considerations relative to other executives with similar roles and responsibilities
•The competitive landscape, including the compensation practices of the companies in our Peer Group and, where appropriate, survey data from a broader index of comparable public and regionally relevant companies
•Our business strategy and compensation philosophy
•Past actions related to base salary and whether any further change is warranted

EXECUTIVE COMPENSATION
After consideration of these factors, the HRCC determined the following annualized base salaries for each of the NEOs.

Name	Annualized Base Salary as of December 31, 2025 ($)	Year-Over-Year Increase

Rafael Sotomayor	1,050,000	84%
William Betz	685,000	5%
Christopher Jensen	560,000	4%
Andrew Micallef	580,000	4%
Jennifer Wuamett	610,000	3%
Kurt Sievers[1]	1,363,717 (€1,213,056)	—
1.The average exchange rate of 1.1242 (internal annual average rate) was used to convert from Euros to USD for Mr. Sievers, who was paid in Euros.
During the annual review process in June 2025, the HRCC reviewed each of the NEO’s salaries (other than Mr. Sotomayor, who was appointed CEO in October 2025) in relation to the market median and also considered other factors such as their performance, contribution and experience, any added responsibilities to the role, and for roles other than the CEO, the recommendation of the CEO. When determining Mr. Sotomayor's salary, the HRCC reviewed Mr. Sotomayor's compensation at two key points during 2025: first, when he was appointed President in April 2025, and again upon his designation as Executive Director and CEO in October 2025. In partnership with Mercer, the HRCC conducted a comprehensive review of his compensation relative to market benchmarks for CEOs of similarly sized and situated companies. This analysis ensured that his compensation was appropriately positioned for a first‑time CEO, balancing market competitiveness with his experience level in the role. In addition to the market assessment, the HRCC considered a number of performance indicators with respect to Mr. Sotomayor, including the delivery of strong short‑term results, demonstrated agility in onboarding, the elevation of leadership to the CEO role, and the provision of strategic and cultural direction.
Annual Incentive Plan
The Annual Incentive Plan (“AIP”) is the incentive vehicle that we use to reward short-term performance with a mixture of financial and non-financial metrics that reflect a combination of environment and people goals. The AIP financial performance metrics critical to NXP’s success are measured on a six-month performance period. The financial performance metrics are informed by the Company's annual operating plan as approved by our Board in December and the metrics and goals and their associated performance ranges are established by the HRCC near the start of each six-month performance period. The nonfinancial environmental and people performance goals and associated performance ranges are established by the HRCC near the start of the annual performance period. The AIP is a plan maintained under the Company’s 2019 Omnibus Incentive Plan which was approved by shareholders in 2019.
The HRCC reviews and approves the AIP program and targets taking into consideration:
•Each NEO’s role, experience and expected contributions
•The competitive market for determining targets as a percentage of base salary
•The measures that best reflect the Company’s short-term strategy and performance expectations in the fiscal year and their alignment to stakeholder interests
The 2025 AIP targets approved for each of our NEOs remained unchanged from 2024, with the exception of Mr. Sotomayor due to his appointment as President and CEO in October 2025.

EXECUTIVE COMPENSATION

Name	2025 AIP Target (% of Base Salary)

Rafael Sotomayor	170%
William Betz	100%
Christopher Jensen	80%
Andrew Micallef	80%
Jennifer Wuamett	80%
Kurt Sievers	170%
For 2025, the framework of our AIP program consisted of five components — financial components in each 6-month performance period and an annual sustainability component. The HRCC considers the appropriate weighting of each component based on its relative importance to the annual operating plan and strategic direction. For 2025, the HRCC determined to weigh each element equally at 20% of the annual incentive target.
•1H Revenue
•1H Non-GAAP Gross Margin
•2H Revenue
•2H Non-GAAP Gross Margin
•Annual Sustainability Scorecard
The HRCC approved a Non-GAAP Operating Margin threshold for 2025 so that no payment related to the sustainability scorecard portion of the AIP would be made if Non-GAAP Operating Margin did not meet or exceed 34%.
The overall payout opportunity ranges from 0% to 200% of target. Our NEOs and other members of the management team receive only one AIP payout per year. It is calculated using the average realization from the components above; and any payout earned is made in the second quarter of the following year, i.e. 2025 payouts are made in the second quarter of 2026.
The financial and non-financial measures were as follows:
•Revenue: NXP is a market leader in multiple end markets, and our continued success is dependent on our ability to deliver revenue in these markets. We continued our focus on a straightforward metric related to absolute revenue targets. Specifically, the revenue metric is GAAP revenue as publicly reported for the two quarters comprising each of the 6-month performance periods.
•Non-GAAP Gross Margin*: Non-GAAP Gross Margin forms the cornerstone of driving our overall profitability. Successfully delivering differentiated new products that deliver value to our customers is critical to driving profitable growth. This is consistent with the measure used in previous years representing continued focus on gross margin.
•Non-Financial Component: NXP's annual incentive plan contains a non-financial component with multiple objectives and short-term targets that support our long-term environmental, people and innovation-related aspirations. It is important to us that all team members focus on this journey; therefore, these objectives are applicable to the incentive plan for all team members, including NEOs.
◦Non-GAAP Operating Margin*: We use non-GAAP Operating Margin to evaluate our ability to generate profit from core operations. This measure is used as a threshold for paying out the portion of the AIP related to the annual Sustainability Scorecard to help ensure appropriate shareholder return.
The specific goals, why we chose them and our 2025 performance are listed below.

EXECUTIVE COMPENSATION
*Non-GAAP Gross Margin and Non-GAAP Operating Margin are non-GAAP financial measures. We calculate Non-GAAP Gross Margin and Non-GAAP Operating Margin by adjusting Gross Margin and Operating Margin, respectively, to exclude the effects of purchase price accounting, restructuring, stock-based compensation, merger-related costs, and other incidentals. These measures should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP. Appendix A to this Proxy Statement quantifies and reconciles these measures to the comparable US GAAP financial measure.

*Bonusable salary is determined based on year-end base salary prorated for the time worked at NXP during the year.
The semiconductor industry historically has experienced cyclical performance variations, especially in the markets NXP serves. Starting in 2021, NXP developed financial performance targets for each half of the year to be measured and judged independently for purposes of the AIP. Setting targets for each 6-month performance period at the beginning of the performance periods is reflective of business realities and allows us to better align rewards to performance expectations considering the dynamic market. This approach allows the HRCC to ensure that targets remain challenging and motivating, considering many factors including material uncontrollable impacts like natural disasters, supply chain challenges and geopolitical pressures as well as changing market conditions. This allows us to live up to our commitment not to change performance targets once they are set or make discretionary payments to our NEOs when performance is not achieved due to material external factors. It also allows us to more clearly align to shareholder interests and more transparently communicate with our team members about our performance commitments, building momentum to achieve them.
The HRCC sets performance targets for the two separate financial performance periods near the start of each performance period, consisting of our first two fiscal quarters (the "1H 2025 Financial Performance Period") and our third and fourth fiscal quarters (the "2H 2025 Financial Performance Period"). The payout for our NEOs, like prior years, is made for all payout factors in one payment on an annual basis in the second quarter of 2026 using the formula below.
The following table shows the measures and performance targets of our 2025 AIP approved by the HRCC at the beginning of each performance period:

2025 AIP Framework, Performance Targets & Results*
	Measures	2024 Results	Threshold (25%)	Target (100%)	Stretch (200%)	Annual Weighting	2025 Results	Measure Realization

1H 2025	Revenue ($ millions)	$6,253	$5,935	$6,435	$6,935	20%	$5,761	—%
	Non-GAAP Gross Margin	58.4%	56.8%	57.8%	58.8%	20%	56.3%	—%
2H 2025	Revenue ($ millions)	$6,361	$6,000	$6,565	$7,130	20%	$6,467	87.0%
	Non-GAAP Gross Margin	57.9%	56.7%	58.2%	59.7%	20%	57.5%	66.9%
Annual	Non-financial Payout Factor**	12 pts	8 pts	12 pts	16+ pts	20%	0	—%
	Annual NXP Payout Factor							30.8%
*Excludes TTTech Auto.
**Non-GAAP Operating Margin was below the threshold required to activate a payout.
NXP’s performance in 2025 was a reflection of a challenging semiconductor market environment that persisted throughout the year, though signs of improvement were seen in Q4 in revenue and Non-GAAP Gross Margin. In line with our pay-for-performance strategy and rigorous performance targets, the NEOs will receive AIP payouts significantly below target with no discretionary adjustment or change to targets.

EXECUTIVE COMPENSATION
The nonfinancial scorecard for 2025 contained six components each chosen because of its importance to the team member culture and our ongoing sustainability initiatives. Those components were global team member retention, team member engagement, inclusion of women, reduction of carbon emissions, water recycling and education on sustainability strategy.
The following list describes the goals included in our 2025 annual non-financial component reflecting environmental, people, and innovation initiatives, including why we chose each goal and describes the progress we've made toward meeting each one within the past twelve months.
•Retention — NXP aimed to retain global team members by focusing on managing voluntary attrition. This measure was chosen because stability and continuity of talent strengthen innovation, productivity, efficiency and reflects a positive work culture. By year‑end, the retention rate of global team members aligned with the pre‑established stretch goal and was below the benchmark.
•Team member engagement — NXP’s goal was to maintain an employee engagement index greater than the technology benchmark. This was selected because engagement is central to NXP's culture and creates long‑term value and builds a stable, resilient and capable team. The 2025 indirect labor ("IDL") engagement index ranked between the 70th and 75th percentile of the technology benchmark, which was below our target.
•Women in the workforce — NXP sought to continue progress in improving women’s representation over 2024 results. NXP believes an inclusive workplace where qualified women have opportunities to grow and deliver generates stronger outcomes for shareholders. By year‑end 2025, the representation of women in the IDL workforce matched the prior year’s results, which is considered a threshold level of performance.
•Energy efficiency — NXP’s goal was to reduce carbon emissions by end of 2025 corrected for loading, using a baseline factory utilization rate of 95% with 47% renewable electricity. This goal supports NXP’s carbon‑neutrality roadmap, which includes annual emission‑reduction targets aligned with mid‑term and long‑term goals. As of year‑end, we reduced carbon emissions in alignment with the established target.
•Water efficiency — NXP aimed to recycle water in manufacturing, recognizing water as a critical production input and, at the same time, a crucial resource for the communities in which we operate. Conserving usage by withdrawing less is foundational to our goal, and led to an increased focus on improving the water recycling rate. At year‑end, the Company recycled water above the pre‑established stretch goal and achieved our mid-term recycling rate commitment in advance of 2027.
•Sustainability training — The measure was to educate the IDL population on the importance of the sustainability program. It was chosen to strengthen individual ownership of sustainability initiatives and reinforce progress toward NXP’s sustainability goals. By year‑end, the Company achieved 96% compliance in completing the two mandatory sustainability training modules.
All non-financial measures performed at or above their respective minimum thresholds in 2025, demonstrating solid progress toward our long‑term people and sustainability objectives. However, the overall Non-GAAP Operating Margin threshold required to activate a payout, which was 34 percent, was not met. Importantly, no adjustment was applied to this threshold, which means that despite the strong non-financial performance, the financial safeguard remained the determining factor in AIP payments.
Below are the 2025 AIP target values and the actual AIP payments that will be made to our NEOs in the second quarter of 2026.

Name	2025 AIP Target ($)	2025 AIP Payment ($)

Rafael Sotomayor	1,785,000	549,780
William Betz	685,000	210,980
Christopher Jensen	448,000	137,984
Andrew Micallef	464,000	142,912
Jennifer Wuamett	488,000	150,304
Kurt Sievers	2,318,320	714,043
Note: Pursuant to his employment agreement, Mr. Sievers is entitled to full payment of his 2025 AIP bonus payment in 2026 based on his employment end date of December 31, 2025. The average exchange rate of 1.1242 (internal annual average rate) was used to convert from Euros to USD for Mr. Sievers whose AIP payment is paid in Euros.

EXECUTIVE COMPENSATION
Long-Term Incentive (“LTI”) Program
A fundamental underpinning of our LTI program design is to align our NEOs’ and other key strategic decision makers’ interests with those of our shareholders. Our NEOs are critical to NXP’s long-term success, including driving our vision, strategy, and culture along with delivering results.
In establishing the LTI program for 2025, consistent with previous years, the HRCC considered the following:
•Expected long-term contribution of each role and individual
•Competitive market practice for each role as compared to our Peer Group and general competitive talent market practice
•Connection to shareholder interests
•Input from shareholder engagement
•Importance of establishing and retaining our high performing executive team
•Appropriate balance between time-based and performance-based LTI in accordance with our pay-for-performance philosophy
•Simplicity and relativity of the performance measure
NXP granted the following types of LTI awards to our NEOs in 2025:

LTI Award Type	Target Weighting	Vesting Schedule	Vesting Provisions

PSUs	70%	100% after year 3 based on results certified by an outside advisor and approved by the HRCC	Performance-based contingent on NXP’s relative total shareholder return performance against the Peer Group with a vesting range of 0 – 200% (capped)
RSUs	30%	1/3rd per year on each anniversary of the grant date	Time-based
PSUs: For all grants made under our 2025 LTI program, the number of shares earned will be contingent upon NXP’s relative total shareholder return ("RTSR") performance versus the Peer Group from October 28, 2025, through October 27, 2028. The peer group used for this purpose is the same Peer Group described above in the section ‘Peer Group Analysis and Benchmarking.’ For the awards granted in 2025, the HRCC evaluated the overall PSU program design, including the payout structure, considered shareholder feedback and determined not to make any changes from the previous year.

The HRCC determined to continue RTSR as the performance measure used for our PSUs after reviewing other alternatives and evaluating the prevailing market practice. RTSR aligns directly with shareholder interests as it measures returns from stock price movements and dividends. It is also simple to track, giving executives the ability to understand the performance connection on a regular basis. The number of PSUs ultimately earned at the end of the three-year performance period will be based on the payout schedule in the table below, with the overall payout opportunity capped at 200% of target for performance at or above the 75th percentile of the Peer Group. There is also a secondary cap whereby the final number of PSUs earned will be capped at 100% of target if NXP’s total shareholder return for the performance period is negative, regardless of the Company’s relative performance compared to the Peer Group. Prevailing market practice within our Peer Group shows a similar payout structure to that presented in the table below.

	NXP Relative TSR Percentile Rank vs. Peer Group	Target PSUs Vesting

Maximum	75th Percentile or Greater—Top Quartile	200%
Target	50th Percentile—Third Quartile	100%
Threshold	25th Percentile—Second Quartile	25%
Below Threshold	Less than 25th Percentile—First Quartile	0%

EXECUTIVE COMPENSATION
For performance between the levels shown in the preceding table, the percentage of target PSUs that will vest will be determined using linear interpolation.
Realization of Previously Granted PSU Awards
Since establishing the PSU program in 2018, the awards have had varying performance realizations with three of the five years being below target payout:

Year of Grant/Start of Performance Period	Year of Vest/End of the Performance Period	Performance Realization (% of target PSUs earned)

2022	2025	50.00%
2021	2024	76.32%
2020	2023	173.68%
2019	2022	84.21%
2018	2021	135.29%
This reflects a direct connection between our relative total shareholder return as compared to our Peer Group and demonstrates its intended relationship to pay. PSU performance is tracked throughout the performance period and made visible to the participants. Final results are then certified by an external consulting firm and are submitted for approval by the HRCC.
RSUs: The RSUs granted to our NEOs vest 1/3rd per year starting on the first anniversary of the grant date. We believe that RSUs provide an important long-term retention incentive for our NEOs and further align their interests with those of our shareholders. In accordance with our pay for performance philosophy, the time-based RSUs represent 30% of the LTI award grant value.
2025 Target LTI Awards
Following thoughtful consideration of all relevant factors including the competitive market, the complexity of and contribution to their role, and expected future growth and contribution, in November 2025, the HRCC approved our NEOs' individual annual target LTI awards eligible to be earned over the next three years (see the table below). These grants were made in the customary granting cycle for NEOs and other employees. The grants are fully outlined in the Grants of Plan Based Awards on page 56.
For the annual LTI award granted to our CEO, the HRCC considered many important factors including:
•Revenue generation, solid gross margin and healthy free cash flow generation in 2025 despite industry volatility
•Exceptional leadership in advancing NXP’s strategy and NXP's culture, purpose and values
•Professionalism in handling the evolution of the leadership team
•Customer support, inventory management and collaboration through supply chain challenges

Name	2025 Target LTI Award Value ($)	70% PSUs ($)	PSUs Granted (at Target) (#)	30% RSUs ($)	RSUs Granted (#)

Rafael Sotomayor	10,500,000	7,350,000	34,514	3,150,000	14,792
William Betz	3,700,000	2,590,000	12,162	1,110,000	5,213
Christopher Jensen	3,300,000	2,310,000	10,848	990,000	4,649
Andrew Micallef	3,300,000	2,310,000	10,848	990,000	4,649
Jennifer Wuamett	3,000,000	2,100,000	9,862	900,000	4,227
Kurt Sievers	—	—	—	—	—

EXECUTIVE COMPENSATION
The number of shares awarded under the LTI program were determined by taking the target annual LTI award value and dividing it by the grant date closing price. For the annual LTI awards on October 28, 2025, the grant date closing price was $212.96. The amounts reported in the 2025 Summary Compensation Table reflect the grant date fair values (i.e., accounting values) of the awards, as required under U.S. Securities and Exchange Commission proxy disclosure rules, and not the target award value noted in the table above.
Executive Share Ownership Guidelines
In addition to our strong pay-for-performance philosophy and overall executive compensation program design, we further align our executives’ interests with those of our shareholders through the NXP Executive Equity Ownership Policy (the “EOP”). The EOP applies to all NEOs as well as other members of the management team and participants have a 5 year compliance window from the date of appointment to meet the shareholding requirement. All the NEOs are in compliance with their respective ownership guideline or within the 5 year compliance window.

EOP Level	NXP EOP Policy

President & CEO	6x base salary
Management Team: Section 16 Officers (including the NEOs)	3x base salary
Board of Directors	5x annual cash retainer
Compliance Window	5 years
Policy If EOP Not Met	Retain 100% of the net shares received from LTI grants until EOP is met, with HRCC discretion to assess special situations on a case-by-case basis
Shares Counted Towards EOP	Shares directly or beneficially owned; unvested time-based RSUs
Other Practices & Guidelines
Retirement Benefits
The Company provides retirement benefits to help attract and retain the most highly talented senior executives. Our NEOs participate in various pension and retirement arrangements consistent with other employees in their respective country of employment. Our US NEOs participate in the Company sponsored 401(k) program. Employer matching contributions for the NEOs are consistent with other employees in the US and included in the "All Other Compensation" column in the Summary Compensation Table on page 55. In connection with Mr. Sievers’ former employment by our German subsidiary, NXP Semiconductors Germany GmbH, he participated in the Defined Benefit Plan offered by that subsidiary. Information related to this pension plan is included in the Pension Benefits Table on page 59.
Other Benefits and Perquisites
Our NEOs participate in medical and dental insurance, life insurance, short- and long-term disability programs, leave of absence, and other similar policies on the same terms as our other employees in their country of residence. Mr. Sievers was eligible to participate in a global medical plan prior to his departure at the end of 2025.

We also provide limited perquisites and personal benefits based on considerations unique to each NEO’s position and location. These additional arrangements can include one or more expenses such as tax preparation, an executive physical, a car lease and residential security. The values of all perquisites and other personal benefits provided to our NEOs are included in the “All Other Compensation” column of the Summary Compensation Table on page 55.
Consistent with regulatory requirements, the Company forbids personal loans, guarantees or similar arrangements to members of our Board and NEOs, and consequently no loans, guarantees or similar arrangements were granted.

EXECUTIVE COMPENSATION
Employment Arrangements of Named Executive Officers
We have employment agreements with each of our NEOs setting forth the terms and conditions of their employment. These agreements establish the NEOs' base salary, annual incentive target, potential equity awards under the Long-Term Incentive Plan and participation in certain benefits plans, policies and programs applicable to other NXP executives, and participation in certain severance arrangements. The agreements also outline share ownership requirements as well as non-competition and non-solicitation requirements. A detailed description of the NEOs' employment agreements can be found beginning on page 62. Key practices related to these agreements were outlined on page 41. We do not provide excessive separation payments, any excise tax gross ups or single trigger change in control arrangements.
Key Policies and Practices
Clawback Policy
In 2023, NXP adopted a Dodd-Frank compliant Clawback Policy. Under this policy the Company is entitled to recover, in full or in part, any incentive-based compensation erroneously awarded to any person who served as an executive officer after an accounting restatement. To date, there has been no accounting restatement that required recovery pursuant to the Clawback Policy.
In addition, AIP payments and LTI grants are subject to the clawback provisions mandated pursuant to Dutch corporate law for our Board, including the Executive Director, President and CEO. Under this provision, the Company is entitled to recover any performance-based compensation awarded in full or in part to the extent that such payment was made based on incorrect information regarding the performance against pre-established goals or about the circumstances from which the entitlement to the award was made dependent.
Derivatives Trading, Hedging, and Pledging Policies
NXP employees and directors are prohibited from, either directly, or indirectly, purchasing financial instruments (including pre-paid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of NXP securities. No NXP employee or director may engage in hedging, pledging, hypothecating (including holding in margin accounts), or short selling NXP securities, or causing any other person to do so.
Insider Trading Policy
We have an Insider Trading Policy and internal procedures governing the purchase, sale and/or disposition of our securities by directors, officers and employees, designed to promote compliance with applicable insider trading laws, rules and regulations and NASDAQ listing standards. A copy of our Insider Trading Policy can be found as an exhibit to our 2025 Annual Report on Form 10-K filed with the SEC.
Stock Option Grant Practices
The company has not awarded any stock options to the NEOs, and no NEO or other employee currently holds any unexercised stock options. The timing of equity awards has not and will not be coordinated with the release of material non-public information.
Change of Control Policy
The Board believes that having a clear, consistent policy that determines the appropriate treatment of our NEOs in the event of a change of control of the Company is in the best interest of NXP. This ensures our executives are able to fully focus on the potential transaction in the best interest of the shareholders, without concern for their own disposition. The change of control benefits for our NEOs are described in the table and narrative under the “Potential Payments Upon Termination of Change of Control Table” section of this proxy on page 60. All NEOs have a double-trigger provision such that, if they are involuntarily terminated without cause or leave with good reason (as defined in the applicable agreement) within 12 months following a change of control, they will receive the following benefits:
•Severance payment of a minimum of 24 months of base pay and 2 times target bonus or the local regulatory program in their country of residence, whichever is higher
•Accelerated vesting of outstanding unvested equity in accordance with the applicable equity plan or award agreement
•For those NEOs who are either citizens of the United States or reside in the United States, 12 months of benefits continuation
•Our NEOs are not entitled to excise tax gross-ups in connection with these payments.

EXECUTIVE COMPENSATION
Compensation Practices and Risk
The HRCC has oversight responsibility for evaluating risks related to the Company’s compensation policies and practices. The HRCC believes our compensation programs balance an appropriate mix of short- and long-term performance objectives, cash- and equity-based compensation, and risks and rewards for our employees. Our programs incorporate key design features to mitigate the likelihood of excessive risk-taking behavior, including:
•Reasonable performance goals established by the HRCC for the AIP incorporating top-line (e.g., revenue performance) and bottom-line (e.g., Non-GAAP Gross Margin) business performance factors
•All eligible NXP employees, including NEOs, are measured against the same business performance factors for AIP
•A maximum payout of 200% of bonus target including individual performance factor under the AIP
•Long-term incentive awards for our NEOs containing a mix of performance-based and time-based vesting, with the performance-based awards measured using relative total shareholder return performance over a three-year performance period
•Performance-based RSUs have a maximum performance factor of 200%, or 100% if TSR is negative regardless of relative performance
We have a strong internal control environment, including a written Code of Conduct as well as ethics and compliance training for all employees including our NEOs. Based on a review of our compensation program design including a risk assessment by the independent consultant, the HRCC believes that there are no significant risks and our policies and practices do not create risks that are reasonably likely to have a material negative impact on our Company.
Governance
The HRCC oversees the compensation and benefits programs for our NEOs and is comprised solely of independent, non-employee members of the Board. The HRCC works very closely with its independent compensation consultant and with management to examine the effectiveness of the Company’s executive compensation program throughout the year. The HRCC Charter, which may be accessed at http://investors.nxp.com, details the full authority and responsibility of the HRCC.
The Role of the Human Resources and Compensation Committee
The HRCC is accountable for ensuring that the links between our executive compensation program and our business goals are responsible, appropriate, and strongly aligned with shareholders’ and other stakeholders’ interests. Under the responsibility of and as assigned by the Board, the HRCC annually establishes the compensation levels of our NEOs and reports to the full Board for their approval considering several factors, including:
•Each NEO’s role, responsibilities, experience, capability, and performance
•NEO succession planning, excluding the CEO which is governed by the Nominating, Governance and Sustainability Committee ("NGSC"), and important talent management activities
•Human capital statistics and activities below NEOs
•Compensation practices of the companies in our Peer Group
•Survey data from a broader group of comparable public companies (where appropriate)
•Relationship between the Company’s compensation policies and practices and risk management
The HRCC is also responsible to review the remuneration of the non-executive directors, and recommend from time to time to the Board an amendment concerning the remuneration to be resolved by the General Meeting of Shareholders including retainers, fees and equity grants.
The HRCC has oversight responsibilities more broadly focusing on overall culture and human capital management.
Further, the compensation of our CEO is determined by the HRCC in accordance with the principles set forth in the remuneration policy for executive and non-executive directors previously approved by our general meeting of shareholders, as required under Dutch corporate law.
The NGSC is accountable for corporate governance and sustainability matters. Under the responsibility of and as assigned by the Board, the key focus areas for the NGSC in these activities are: managing CEO and Board succession, nominating director candidates, evaluating organization effectiveness, overseeing sustainability policies, goals and programs and reviewing NXP's top identified risks and making proposals to the Board on oversight.

EXECUTIVE COMPENSATION
The Role of Management
Our CEO makes key pay recommendations for his direct management team to the HRCC, which includes the non-CEO NEOs. These recommendations are presented to the HRCC by the CEO and Chief People Officer to provide appropriate context and support constructive dialogue within the HRCC. In addition, staff from NXP’s Human Resources organization provides support to the HRCC on various compensation and benefits issues, including market practices, Company policies, and recommendations for program changes. Our CEO does not make recommendations to or participate in the deliberations of the HRCC regarding the CEO’s own compensation.
The Role of the Independent Consultant
The HRCC has retained Mercer since 2014 to serve as its independent executive compensation consultant. Mercer provides advice directly to the HRCC. Other teams within Mercer and its affiliates perform services for us as described below. The individuals supporting the HRCC did not perform any services for us other than as directed by the HRCC.
During fiscal year 2025, Mercer advised the HRCC on a variety of subjects such as compensation plan design and trends, pay-for-performance analytics, external competitive compensation reference points, the peer group used for benchmarking and other such matters. Mercer reports directly to the HRCC, participates in meetings as requested and communicates with the HRCC Chair between meetings, as necessary. The HRCC has the sole authority to:
•Modify or approve Mercer’s compensation
•Determine the nature and scope of its services
•Evaluate its performance
•Terminate the engagement and hire a replacement or additional consultant at any time
As noted above, in 2025 other teams within Mercer or its affiliates provided services at the request of management to the Company not related to advising the HRCC on executive officer and director compensation matters. Fees paid to Mercer and its affiliates for services provided in 2025 related to executive and director compensation totaled approximately $350,000.
Fees paid to Mercer and its affiliates for actuarial valuations of pension plans, market compensation survey data and consulting services related to broad-based employee benefit plans totaled approximately $310,000. In addition, Mercer acts as the broker of record for broad-based employee benefit plans in various countries in which we operate. As broker of record, they received commissions directly from the benefit providers of approximately $525,000.
In 2025, the Company paid Marsh, an affiliate of Mercer, approximately $125,000 for fees or commissions related to insurance brokerage services unrelated to employee benefit programs and site services. Additionally, as part of its insurance brokerage services, Marsh receives insurance premium payments from the Company which Marsh pays to insurance carriers on behalf of the Company. Because these other services were in the ordinary course of business, the HRCC did not specifically approve such services, although the HRCC reviewed these other services in connection with their independence review.
Mercer informed us that it has safeguards and procedures in place to maintain independence in its executive compensation consulting practice. These safeguards include a rigidly enforced code of conduct, a policy against investing in client organizations and separation between Mercer’s executive compensation consulting and their other administrative and consulting business units from a leadership, performance measurement and compensation perspective. Specifically, Mercer has adopted Global Business Standards for Executive Compensation to manage actual or perceived conflicts of interest and ensure the integrity of their advice. It addresses how they manage the executive compensation consulting relationship, ensure the quality of consulting services and structure their business to prevent conflicts of interest. Mercer’s executive compensation consultants are not managed or rewarded based upon client revenue from other lines of business or other Marsh & McLennan (MMC) companies other than to the extent all employees benefit from overall success of MMC. The HRCC has assessed the independence of Mercer under NASDAQ listing standards and has concluded that no conflict of interest exists.
Human Resources and Compensation Committee Report
We, the Human Resources and Compensation Committee of the Board of Directors of NXP Semiconductors N.V., have reviewed and discussed the CD&A set forth above with management of the Company, and based on such review and discussion, recommended to the Board that the CD&A be included in this proxy statement.
NXP Human Resources and Compensation Committee:
Gregory Summe, Chair
Annette Clayton
Moshe Gavrielov
Lena Olving
Karl-Henrik Sundström

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table presents information regarding compensation of each of the NEOs for services rendered during the prior three fiscal years. A description of our compensation policies and practices as well as a description of the components of compensation payable to our NEOs is included above under “Compensation Discussion and Analysis.”

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Nonequity Incentive Plan Compensation ($)(1)(3)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)(1)(4)	All Other Compensation ($)(1)(5)	Total ($)

Rafael Sotomayor Executive Director, President and Chief Executive Officer	2025	770,795	13,383,486	549,780	—	31,958	14,736,019
William Betz Executive Vice President, Chief Financial Officer	2025	667,644	3,961,484	210,980	—	27,464	4,867,572
	2024	625,000	3,830,919	399,100	—	27,450	4,882,469
	2023	570,000	3,283,044	735,600	—	24,412	4,613,056
Christopher Jensen Executive Vice President and Chief People Officer	2025	550,082	3,533,319	137,984	—	21,050	4,242,435
	2024	525,000	3,283,800	265,248	—	20,650	4,094,698
	2023	510,000	3,009,558	500,208	—	20,233	4,039,999
Andrew Micallef Executive Vice President and Chief Operations and Manufacturing Officer	2025	570,082	3,533,319	142,912	—	46,144	4,292,457
	2024	547,500	3,283,800	275,072	—	42,304	4,148,676
	2023	535,000	2,954,875	524,728	—	43,843	4,058,446
Jennifer Wuamett Executive Vice President, General Counsel and Chief Sustainability Officer	2025	600,082	3,212,282	150,304	—	21,050	3,983,719
	2024	583,750	3,283,800	289,808	—	20,834	4,178,192
	2023	563,750	3,009,558	566,412	—	19,600	4,159,320
Kurt Sievers Former Executive Director, President and Chief Executive Officer	2025	1,363,718	—	714,043	1,006,223	292,179	3,376,163
	2024	1,262,863	17,950,484	1,368,876	—	112,549	20,694,772
	2023	1,192,923	16,852,540	2,535,040	420,849	122,390	21,123,742

1.All amounts presented in the Summary Compensation Table, and in the supporting tables that follow, are expressed in U.S. dollars. A portion of Mr. Sotomayor's annual base salary equivalent to $600,000 is denominated in U.S. dollars and paid to him in Euros through NXP Semiconductors Netherlands B.V. Certain amounts payable to Mr. Sievers were paid in Euros. The Euro to U.S. dollar exchange rate used for the purpose of the Summary Compensation Table and the supporting tables that follow is the average monthly rates for the full year (i) 1.1242 for 2025,: (ii) 1.0811 for 2024, (iii) 1.0829 for 2023.
2.These amounts represent the aggregate weighted grant date fair value of RSU and PSU awards in the fiscal years shown. The stock award value is calculated in accordance with ASC 718. See Note 2—Significant Accounting Policies ‘Share-based compensation’ and Note 18— Share-based Compensation, both found in Part II, Item 8, “Financial Statements and Supplementary Data” in the Notes to Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2025 for additional information. For a description of the grant terms, see the footnotes of the Grants of Plan-Based Awards table below. Assuming maximum achievement of performance metrics in the performance period, using the Company’s closing stock price on the date of grant and 200% of the target shares, the maximum values of the 2025 PSUs at the date of grant are as follows: Mr. Sotomayor— $17,500,498; Mr. Betz— $5,180,039; Mr. Jensen— $4,620,380; Mr. Micallef— $4,620,380; and Ms. Wuamett— $4,200,423. The realized value of these awards, if any, will be determined at the end of the applicable performance periods based on the Company’s comparative RTSR. For Mr. Sotomayor, the amounts include two PSU grants, one with a performance period concluding in November 2027 and another concluding in November 2028. For all other executives, the PSU awards included in these amounts have performance periods concluding in November 2028.
3.The payout amount for 2025 represents 30.8% of the NEO’s target AIP as discussed in the section ‘Annual Incentive Plan’ above. The payout amounts for 2024 and 2023 represent 61.4% and 122.6%, respectively, of the NEO’s target AIP.
4.The amounts shown in this column represent the actuarial change in the present value of accrued benefit for the defined benefit plan of Mr. Sievers, as described in the ‘Pension Benefits’ table below. NXP does not maintain defined benefit plans except for those in countries where it is standard practice. Mr. Sievers is the only NEO who participates in a defined benefit pension plan in connection with his employment with our German subsidiary.
5.The 2025 amounts shown in the All Other Compensation column include the incremental cost to the Company of the following:
–Mr. Sotomayor—amounts paid by the Company for tax return preparation and a tax gross-up payment for the tax return, Company 401(k) contributions ($17,500), and a home office allowance consistent with our other California-based employees.
–Mr. Betz—amounts paid by the Company for executive physical, tax return preparation and a tax gross-up payment for the tax return preparation services, and Company 401(k) contributions ($17,500).
–Mr. Jensen—amounts paid by the Company for executive physical and Company 401(k) contributions ($17,500).
–Mr. Micallef—amounts paid by the Company for executive physical, tax return preparation and a tax gross-up payment for the tax return preparation services, Company 401(k) contributions ($17,500), and home office allowance consistent with our other California-based employees.
–Ms. Wuamett—amounts paid by the Company for executive physical and Company 401(k) contributions ($17,500).
–Mr. Sievers—amounts paid by the Company for residential security, international insurance, tax return preparation, a company car and mobility budget, retirement gifts ($46,117), premium health check, and tax gross-up payments ($161,171) associated with certain services included in ‘All Other Compensation’.

EXECUTIVE COMPENSATION
Grants of Plan-Based Awards Table
The following table sets forth certain information regarding grants of plan-based awards to each of our NEOs for 2025 under our compensation programs and plans.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Stock Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Plan Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Rafael Sotomayor	2025 AIP		89,250	1,785,000	3,570,000
	2019 OIP	10/28/2025				8,629	34,514	69,028		8,203,633
	2019 OIP	10/28/2025							14,792	3,038,129
	2019 OIP	4/29/2025				1,917	7,667	15,334		1,566,445
	2019 OIP	4/29/2025							3,286	575,280
William Betz	2025 AIP		34,250	685,000	1,370,000
	2019 OIP	10/28/2025				3,041	12,162	24,324		2,890,786
	2019 OIP	10/28/2025							5,213	1,070,698
Christopher Jensen	2025 AIP		22,400	448,000	896,000
	2019 OIP	10/28/2025				2,712	10,848	21,696		2,578,461
	2019 OIP	10/28/2025							4,649	954,858
Andrew Micallef	2025 AIP		23,200	464,000	928,000
	2019 OIP	10/28/2025				2,712	10,848	21,696		2,578,461
	2019 OIP	10/28/2025							4,649	954,858
Jennifer Wuamett	2025 AIP		24,400	488,000	976,000
	2019 OIP	10/28/2025				2,466	9,862	19,724		2,344,099
	2019 OIP	10/28/2025							4,227	868,184
Kurt Sievers[5]	2025 AIP		115,916	2,318,320	4,636,640
	2019 OIP	10/28/2025				—	—	—		—
	2019 OIP	10/28/2025							—	—

1.Future payouts under the Annual Incentive Plan ("AIP") are shown in USD from 5% if threshold of the Non-Financial Component is met but not exceeded and no other portion of the AIP is earned; target if performance target is achieved at 100% and a maximum of 200% of target AIP using the salary and target AIP as of December 31, 2025 per the terms of the 2025 AIP as described above. Actual 2025 AIP payments are listed in the Summary Compensation Table.
2.These amounts represent the number of PSUs granted to Messrs. Sotomayor, Betz, Jensen, Micallef and Ms. Wuamett as part of the 2025 annual grant under the NXP Semiconductors N.V. 2019 Omnibus Incentive Plan ("2019 OIP"). Each PSU, which cliff vests on the third anniversary of the date of grant, entitles the grant recipient to receive from 0 to 2 ordinary shares for each of the target units awarded based on the relative total shareholder return (RTSR) of the Company’s share price as compared to the Peer Group. See Long-Term Incentive ("LTI") Program above for a more detailed descriptions of the terms of these awards.
3.These amounts represent the number of RSUs granted to Messrs. Sotomayor, Betz, Jensen, Micallef and Ms. Wuamett as part of the 2025 annual grant under the 2019 OIP. These awards vest in equal installments on the first, second and third anniversary of the date of grant, subject to continued employment through the applicable vesting date. See Long-Term Incentive ("LTI") Program for a more detailed descriptions of the terms of these awards.
4.Amounts in this column represent the weighted average grant date fair value of awards granted in fiscal year 2025 calculated in accordance with ASC 718. With respect to the PSUs, in accordance with SEC rules, amounts reflect the fair value at the grant date determined using a Monte-Carlo simulation model and based upon a discounted cash flow analysis of the probability-weighted payoffs of a share-based payment assuming a variety of possible stock price paths. It represents the estimate of aggregate compensation cost to be recognized over the requisite service period determined as of the grant date under ASC 718 resulting in a per share grant date value of $237.69. The fair value for RSUs is determined by using the grant date closing price corrected for future dividend payments resulting in fair value of $212.96 per share for grants.
The Monte Carlo Simulation value used in calculating the value of PSUs was determined based on the following:
•For the April grant: the valuation date was April 29, 2025; the NXP share price on the grant date was $204.31; the performance period is November 5, 2024 to November 4, 2027; the volatility assumption was 39.63%; and the initial TSR performance was 22.58%.
•For the October grant: the valuation date was October 28, 2025; the NXP share price on the grant date was $212.96; the performance period is October 28, 2025 to October 27, 2028; the volatility assumption was 38.96%; and the initial TSR performance was 3.53%.
PSUs are subject to a RTSR performance hurdle, where vesting is dependent on NXP’s TSR performance relative to its Peer Group. TSR is based on the average closing share price over the 20 trading days prior to the start of the performance period compared to the average closing share price over the 20 trading days up to and including the end of the performance period. Dividends were assumed to be re-invested on the ex-dividend date.
5.Mr. Sievers was not granted any RSUs or PSUs in 2025

EXECUTIVE COMPENSATION
Outstanding Equity Awards at Year-End Table
The following table summarizes the number of securities underlying outstanding equity awards for each of our NEOs as year-end 2025, using the December 31, 2025 closing stock price of $217.06. None of the NEOs had outstanding option awards on December 31, 2025.

	Share Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(g)		(h)(1)	(i)		(j)(1)

Rafael Sotomayor	1,616	(2)	350,769
	3,116	(3)	676,359
	18,078	(4)	3,924,011
				11,303	(5)	2,453,429
				18,573	(6)	4,031,455
				34,514	(7)	7,491,609
William Betz	1,616	(2)	350,769
	3,116	(3)	676,359
	5,213	(4)	1,131,534
				11,303	(5)	2,453,429
				10,906	(6)	2,367,256
				12,162	(7)	2,639,884
Christopher Jensen	1,481	(2)	321,466
	2,672	(3)	579,984
	4,649	(4)	1,009,112
				10,361	(5)	2,248,959
				9,348	(6)	2,029,077
				10,848	(7)	2,354,667
Andrew Micallef	1,454	(2)	315,605
	2,672	(3)	579,984
	4,649	(4)	1,009,112
				10,173	(5)	2,208,151
				9,348	(6)	2,029,077
				10,848	(7)	2,354,667
Jennifer Wuamett	1,481	(2)	321,466
	2,672	(3)	579,984
	4,227	(4)	917,513
				10,361	(5)	2,248,959
				9,348	(6)	2,029,077
				9,862	(7)	2,140,646
Kurt Sievers	8,290	(2)	1,799,427
	14,601	(3)	3,169,293
	—		—
				58,020	(5)	12,593,821
				51,102	(6)	11,092,200
				—	(7)	—

EXECUTIVE COMPENSATION

1.Market value is calculated based on the closing price of NXP’s common stock on December 31, 2025 as reported on the NASDAQ equaling $217.06.
2.RSUs granted under the terms and conditions of the 2019 OIP on November 7, 2023. The RSUs vest in equal installments on the first, second and third anniversary of the date of grant, subject to continued employment through the applicable vesting date.
3.RSUs granted under the terms and conditions of the 2019 OIP on November 5, 2024. The RSUs vest in equal installments on the first, second and third anniversary of the date of grant, subject to continued employment through the applicable vesting date.
4.RSUs granted under the terms and conditions of the 2019 OIP on October 28, 2025. The RSUs vest in equal installments on the first, second and third anniversary of the date of grant, subject to continued employment through the applicable vesting date. In addition, Mr. Sotomayor was granted RSUs on April 29, 2025 under the 2019 OIP. These RSUs also vest in equal installments on the first, second, and third anniversary of the applicable grant date, subject to continued employment through each vesting date. No other named executive officers received RSU grants on April 29, 2025.
5.PSUs granted under the terms and conditions of 2019 OIP on November 7, 2023. These awards vest 100% on November 6, 2026 subject to performance achievement based on relative TSR compared to the peer group at the time of grant. In accordance with SEC requirements, as results indicate achievement between threshold and target performance, the amounts reflected above are the target amounts. Based on actual performance as of December 31, 2025, the performance factor would be 35.71% of target resulting in a vesting of 4,037, 4,037, 3,700, 3,633 and 20,719 shares for Messrs. Sotomayor, Betz, Jensen, Micallef and Sievers respectively and 3,700 shares for Ms. Wuamett. After the end of the performance period, NXP’s TSR will be compared to those of the Peer Group at the time of grant pursuant to the Relative TSR performance and payout scale to determine the level of vesting, which will be certified by or on behalf of the Board.
6.PSUs granted under the terms and conditions of 2019 OIP on November 5, 2024. These awards vest 100% on November 4, 2027 subject to performance achievement based on relative TSR compared to the Peer Group. In accordance with SEC requirements, as results indicate achievement between threshold and target performance, the amounts reflected above are the target amounts. Based on actual performance as of December 31, 2025, the performance factor would be 44.74% of target resulting in a vesting of 8,310, 4,880, 4,183, 4,183 and 22,864 shares for Messrs. Sotomayor, Betz, Jensen, Micallef, and Sievers respectively and 4,183 shares for Ms. Wuamett. After the end of the performance period, NXP’s TSR will be compared to those of the Peer Group pursuant to the Relative TSR performance and payout scale to determine the level of vesting, which will be certified by or on behalf of the Board.
7.PSUs granted under the terms and conditions of 2019 OIP on October 28, 2025. These awards vest 100% on October 27, 2028 subject to performance achievement based on relative TSR compared to the Peer Group at the time of grant. In accordance with SEC requirements, as results indicate achievement between threshold and target performance, the amounts reflected above are the target amounts. Based on actual performance as of December 31, 2025, the performance factor would be 60.53% of target resulting in a vesting of 20,892, 7,362, 6,567, 6,567 and 0 shares for Messrs. Sotomayor, Betz, Jensen, Micallef and Sievers respectively and 5,970 shares for Ms. Wuamett. After the end of the performance period, NXP’s TSR will be compared to those of the Peer Group used at the time of grant pursuant to the Relative TSR performance and payout scale to determine the level of vesting, which will be certified by or on behalf of the Board.

Option Exercises and Stock Vested Table
The following table shows the value realized for stock options that were exercised and restricted stock unit and performance stock unit awards vested during 2025.

	Stock Awards
Name	Number of shares acquired on vesting (#)	Value Realized on vesting ($)(1)

Rafael Sotomayor	10,286	2,114,150
William Betz	11,322	2,327,119
Christopher Jensen	9,929	2,040,900
Andrew Micallef	9,308	1,913,211
Jennifer Wuamett	9,929	2,040,900
Kurt Sievers	59,449	12,219,981

1.The value realized is calculated by multiplying (i) the number of shares released upon the RSU or PSU award vesting by (ii) the closing price of the Company’s ordinary shares on the day prior to the vest date, or the previous business day if the market was closed on the day prior to the vest date. This amount includes the restricted share units and performance share units granted in previous years that vested in 2025 according to the terms and conditions of the applicable equity award agreements including performance share units granted on November 1, 2022 for Messrs. Sotomayor, Betz, Jensen, Micallef and Sievers and Ms. Wuamett which vested in 2025 at a 50.00% achievement realization.

EXECUTIVE COMPENSATION
Pension Benefits
The following table sets forth certain information with respect to the potential benefits to Mr. Sievers as of December 31, 2025. No other NEO participates in a Company-sponsored defined benefit pension plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Kurt Sievers	Germany DBP	27	5,259,797	—
In connection with Mr. Sievers’ employment by our German subsidiary, NXP Semiconductors Germany GmbH, he participates in the Defined Benefit Plan offered by that subsidiary (the “Germany DBP”). This Germany DBP is closed to new employees but was available to all eligible employees of that subsidiary until December 31, 2006. The value in this table has been converted from Euros using the rate of 1.1242, the average euro to U.S. dollar conversation rate for 2025.
Under the Germany DBP, participants receive notional contributions that are credited to their personal pension accounts in an amount of 11% of monthly base salary in excess of a calculated social security contribution ceiling that does not factor in the 2005 exceptional adjustment step (leading to a 2025 ceiling value of €7,250/month), less the additional contribution paid by the employer in the staff pension insurance. Contributions and returns on investments accumulated at retirement (normal retirement age is defined as between 60 – 67) are converted into an annuity based on fixed standard actuarial factors as mentioned in the plan rules. The Germany DBP also provides for certain disability, widow(er) and orphan beneficiary pension benefits.
In calculating the amounts shown in the column titled “Present Value of Accumulated Benefit” in the table above, we calculated the amounts reflected for Mr. Sievers in accordance with ASC 715 using the following assumptions: a calculation date of December 31, 2025, a 3.45% discount rate, a 2.0% pension increase rate, retirement occurring at age 63, and applicability of the “Heubeck-Richttafeln 2018 G” mortality table.

EXECUTIVE COMPENSATION
Potential Payments upon Termination or Change of Control
The following table shows the estimated value of potential payments that each NEO would be entitled to receive upon termination of employment in connection with specific events. The amounts shown below assume that the termination of employment or change of control occurred on December 31, 2025. Where benefits are based on the market value of NXP’s common stock, the table below uses the closing price of NXP’s common stock as reported on the NASDAQ on December 31, 2025 ($217.06 per share). To the extent applicable, the terms and conditions of our employment, change of control and severance agreements with our NEOs, are discussed above under “Employment Arrangements of Named Executive Officers” and “Compensation Discussion and Analysis—Key Policies and Practices; Change of Control.”
Amounts shown below are in USD and do not include (i) benefits earned during the term of the NEO’s employment that are available to all benefit-eligible salaried employees, (ii) the value of vested equity awards and (iii) the value of retirement benefits that are reported in the tables above.

Name	Payment Type	Involuntary Separation / Termination at the Convenience of the Company ($)(1)	Death ($)(2)	Disability ($)(3)	Change of Control with Termination within 12 months ($)(4)	Retirement($)(5)	Involuntary Termination for Cause or Voluntary Resignation ($)(6)

Rafael Sotomayor	Equity Related Payments	2,728,444	15,122,353	2,728,444	12,165,345	—	—
	Cash Payments	2,649,780	549,780	549,780	6,219,780
	Benefits Continuation	—	—	—	16,240	—	—
	Total	5,378,224	15,672,133	3,278,224	18,401,365	—	—
William Betz	Equity Related Payments	1,832,638	6,733,635	1,832,638	5,691,747	—	—
	Cash Payments	895,980	210,980	210,980	2,950,980
	Benefits Continuation	—	—	—	15,927	—	—
	Total	2,728,618	6,944,615	2,043,618	8,658,654	—	—
Christopher Jensen	Equity Related Payments	1,630,989	5,976,096	1,630,989	5,046,645	—	—
	Cash Payments	697,984	137,984	137,984	2,153,984
	Benefits Continuation	—	—	—	13,583	—	—
	Total	2,328,973	6,114,080	1,768,973	7,214,212	—	—
Andrew Micallef	Equity Related Payments	1,616,446	5,955,692	1,616,446	5,026,241	—	—
	Cash Payments	722,912	142,912	142,912	2,230,912
	Benefits Continuation	—	—	—	18,587	—	—
	Total	2,339,358	6,098,604	1,759,358	7,275,740	—	—
Jennifer Wuamett	Equity Related Payments	1,613,190	5,670,475	1,613,190	4,825,461	1,613,190	—
	Cash Payments	760,304	150,304	150,304	2,346,304	150,304
	Benefits Continuation	—	—	—	21,641	—	—
	Total	2,373,494	5,820,779	1,763,494	7,193,406	1,763,494	—

EXECUTIVE COMPENSATION

On April 28, 2025, Mr. Sievers entered into a retirement agreement with NXP and NXP Semiconductors Germany GmbH. Pursuant to the retirement agreement, Mr. Sievers remained employed through December 31, 2026, receiving his then-current salary, benefits, and continued equity vesting through such date. Because Mr. Sievers did not meet the definition of “retirement” under the 2025 AIP or applicable equity award agreements, he did not receive any enhanced retirement benefits, such as accelerated vesting, upon his departure.

1.In the event of an involuntary separation or termination at the convenience of the Company (other than for cause, as defined in the applicable employment agreement and equity plan or award agreement), estimated value of payments includes the following:
Cash Payments: All NEOs would receive the 2025 AIP payment earned. The amount for Mr. Sotomayor also includes two times his gross annual base salary as specified in the Sotomayor Employment Agreement, which is subject to signing a general release of claims; amounts for Messrs. Betz, Jensen and Micallef and Ms. Wuamett also include one times gross annual base salary as specified in their employment agreement, which is subject to signing a general release of claims in favor of NXP.
Equity Related Payments:
RSUs: Amounts represent the value of the accelerated vesting of the 2023, 2024 and 2025 RSU awards prorated from the grant date to termination date as per the terms of the equity award documents.
PSUs: Amounts represent the value of the 2023, 2024 and 2025 PSU awards prorated from the grant date to termination date as per the terms of the equity award documents using the share delivery factor based on actual performance results as of December 31, 2025—35.71% for the 2023 PSUs; 44.74% for the 2024 PSUs; and 60.53% for 2025 PSUs. The prorated portion of the PSUs would not be delivered until the PSUs’ original vesting date (as stated in the applicable equity award agreement) and is subject to the final share delivery factor based on the achievement and certification by or on behalf of the Board of the relevant performance goals during the award’s original performance period.
2. In the event of death while still employed by NXP, estimated value of payments includes the following:
Cash Payments: All NEOs would receive the 2025 AIP payment earned.
Equity Related Payments: In the event of death, the applicable equity award agreements provide that all outstanding and unvested equity awards at the time of death vest as soon as administratively practicable thereafter, except that in the case of PSU awards, such vesting will be subject to the performance targets being met.
RSUs: Amounts represent the value of the accelerated vesting of the 2023, 2024 and 2025 RSU awards.
PSUs: Amounts represent the value of the 2023, 2024 and 2025 PSU awards as per the terms of the equity award documents using the share delivery factor based on actual performance results as of December 31, 2025— 35.71% for the 2023 PSUs; 44.74% for the 2024 PSUs; and 60.53% for 2025 PSUs. For PSUs granted in 2023 and 2024, the PSUs would not be delivered until the PSUs’ original vesting date (as stated in the applicable equity award agreement) and is subject to the final share delivery factor based on the achievement and certification by or on behalf of the Board of the relevant performance goals during the award’s original performance period. For PSUs granted in 2025, all unvested PSUs would immediately vest and be settled as soon as practicable after such date based on a Share Delivery Factor of 1.0.
3.In the event of disability while still employed by NXP, estimated value of payments includes the following:
Cash Payments: All NEOs would receive the 2025 AIP payment earned. The amount for Mr. Sotomayor also includes two times his gross annual base salary as specified in the Secondment Addendum, which is subject to signing a general release of claims; no additional payment would be made for Messrs. Betz, Jensen, Micallef and Ms. Wuamett.
Equity Related Payments:
RSUs: Amounts represent the value of the accelerated vesting of the 2023, 2024 and 2025 RSU awards prorated from the grant date to termination date as per the terms of the equity award documents.
PSUs: Amounts represent the value of the 2023, 2024 and 2025 PSU awards prorated from the grant date to termination date as per the terms of the equity award documents using the share delivery factor based on actual performance results as of December 31, 2025— 35.71% for the 2023 PSUs; 44.74% for the 2024 PSUs; and 60.53% for 2025 PSUs. The prorated portion of the PSUs would not be delivered until the PSUs’ original vesting date (as stated in the applicable equity award agreement) and is subject to the final share delivery factor based on the achievement and certification by or on behalf of the Board of the relevant performance goals during the award’s original performance period.
4.In the event of a termination within 12 months following a change of control either by the Company or by the NEO for good reason, in either case not under certain conditions involving misconduct (also known as a "double trigger" termination), estimated value of payments includes the following (amounts assume that both the change of control and termination occur on December 31, 2025):
Cash Payments: All NEOs would receive the 2025 AIP payment earned. Amounts also include two times gross annual base salary and two times target annual AIP payment for each NEO as specified in the Change of Control Severance Policy.
Equity Related Payments:
RSUs: Amounts represent the value of the accelerated vesting of the 2023, 2024 and 2025 RSU awards as per the terms of the equity award documents.
PSUs: Amounts represent the value of the 2023, 2024 and 2025 PSU awards as per the terms of the equity award documents using the share delivery factor based on actual performance results as of December 31, 2025— 35.71% for the 2023 PSUs; 44.74% for the 2024 PSUs; and 60.53% for 2025 PSUs. In the case of a change of control, the performance period would end effective as of the date of the change of control, assumed here as December 31, 2025, and the share delivery factor would be determined as of that date, subject to determination and certification by or on behalf of the Board.
Benefits Continuation: Amounts represent an approximate cost for benefits continuation as specified in the Change of Control Severance Policy for Messrs. Sotomayor, Betz, Jensen and Micallef and Ms. Wuamett, who are US citizens or residents.
5.Ms. Wuamett is eligible for retirement, as defined in the 2022, 2023 and 2024 equity award agreements and the 2025 AIP by attaining both five (5) years of service with NXP and age sixty (60).
Cash Payments: All retirees would receive the 2025 AIP payment earned.
Equity Related Payments:
RSUs: Amounts represent the value of the accelerated vesting of the 2023, 2024 and 2025 RSU awards prorated from the grant date to termination date as per the terms of the equity award documents.
PSUs: Amounts represent the value of the 2023, 2024 and 2025 PSU awards prorated from the grant date to termination date as per the terms of the equity award documents using the share delivery factor based on actual performance results as of December 31, 2025—35.71% for the 2023 PSUs; 44.74% for the 2024 PSUs; and 60.53% for 2025 PSUs. The prorated portion of the PSUs would not be delivered until the PSUs’ original vesting date (as stated in the applicable equity award agreement) and is subject to the final share delivery factor based on the achievement and certification by or on behalf of the Board of the relevant performance goals during the award’s original performance period.
6.All unvested equity will be cancelled. No cash payments would be made.

EXECUTIVE COMPENSATION
Our equity awards agreements contain non-solicitation and non-competition provisions that are effective for 12 months following the termination of employment, where legally permitted. Except as described above, unvested equity awards lapse if a participant’s employment terminates and such participant is no longer employed by NXP. If there is a violation by the participant of any provisions contained in the applicable equity award, plan or grant letter, then the equity award lapses on the date of such violation. In certain cases, the equity award agreements also require participants to execute and deliver a general release of claims upon termination.
NEO Employment Agreements
Mr. Sotomayor
In connection with Mr. Sotomayor’s appointment as President effective April 28, 2025, Mr. Sotomayor and the Company entered into a management agreement (the “Sotomayor Management Agreement”) and NXP USA, Inc., a wholly owned indirect subsidiary of the Company, and Mr. Sotomayor entered into an employment agreement (the “Sotomayor Employment Agreement” and together with the Management Agreement, are the “Sotomayor CEO Agreements”). A copy of the Sotomayor CEO Agreements can be found on Form 8-K filed by the Company on April 28, 2025. The Sotomayor Management Agreement provides for the appointment of Mr. Sotomayor as President effective April 28, 2025, and as CEO and executive director of the Company as of the retirement of Mr. Sievers on October 28, 2025. Under the Sotomayor Management Agreement, Mr. Sotomayor receives an annual gross fixed cash fee for his service as executive director (including his service as executive director) as may be determined from time-to-time by the HRCC. The Sotomayor Employment Agreement outlines the terms and conditions of Mr. Sotomayor's employment including his base salary, annual incentive target and participation in certain benefits plans, policies and programs applicable to other NXP executives and officers. Considering Mr. Sotomayor's tenure—he has been employed at NXP since 2014— and other relevant competitive market practice, the HRCC determined to provide in the Sotomayor Employment Agreement that in the event Mr. Sotomayor's employment is terminated by the Company other than for cause, Mr. Sotomayor will be entitled to a severance amount of two times his gross annual base salary and a pro-rata payment of his annual cash bonus for the year in which the termination occurs, based on the achievement of the applicable pay-out conditions. Mr. Sotomayor is subject to non-competition provisions that remain in effect for a period of one year following the termination of the Sotomayor Employment Agreement. Mr. Sotomayor is also subject to the change in control policy, which states that in the event Mr. Sotomayor's employment is terminated within twelve months following a change of control or if Mr. Sotomayor resigns for “good reason” within twelve months following a change of control, in either case not under certain conditions involving misconduct, then Mr. Sotomayor is entitled to the change of control arrangements approved from time to time by the HRCC, as described on page 52. These payments are estimated in the table above.
Mr. Sievers
In 2020, in connection with Mr. Sievers’ nomination as Executive Director and President and Chief Executive Officer, Mr. Sievers and the Company entered into a management agreement (the “Sievers Management Agreement”) and NXP Semiconductors Germany GmbH, a wholly owned indirect affiliate of the Company, and Mr. Sievers entered into an addendum to Mr. Sievers’ existing employment agreement (the “Secondment Addendum” and together with the Sievers Management Agreement, are the “Sievers CEO Agreements”). A copy of the Sievers CEO Agreements can be found on Form 8-K filed by the Company on March 9, 2020. The Sievers CEO Agreements provide that effective May 27, 2020, Mr. Sievers serves as Executive Director and President and Chief Executive Officer until the date of the following annual general meeting, and will be extended if NXP‘s general meeting reappoints Mr. Sievers as Executive Director and President and CEO of NXP. The Sievers CEO Agreements outlined terms and conditions of Mr. Sievers' employment including his base salary, annual incentive target and participation in certain benefits plans, policies and programs applicable to other NXP executives and officers. Considering Mr. Sievers’ tenure, the HRCC determined to provide in the CEO Agreements that in the event that Mr. Sievers’ employment is terminated at the initiative of the Company and other than for cause, Mr. Sievers will be entitled to a severance amount of two times the gross annual base salary and a pro-rata payment of the annual cash bonus, depending on achievement of the pay-out conditions and the period in which Mr. Sievers has performed actual work for the Company. Mr. Sievers is subject to non-competition provisions that remain in effect for a period of one year following the termination of his employment agreement. Mr. Sievers is also subject to the change in control policy, which states that in the event Mr. Sievers' employment is terminated within twelve months following a change of control or if Mr. Sievers resigns for “good reason” within twelve months following a change of control, in either case not under certain conditions involving misconduct, then Mr. Sievers is entitled to the change of control arrangements approved from time to time by the Company’s HRCC, as described on page 52. These payments are estimated in the table above.
In connection with Mr. Sievers's retirement as CEO and Executive Director, Mr. Sievers, the Company and NXP Semiconductors Germany GmbH entered into a retirement agreement (the "Retirement Agreement") to amend Mr. Sievers's existing employment arrangements. Under the Retirement Agreement, upon Mr. Sievers’s retirement from the role of CEO and executive director on October 28, 2025, he served as strategic advisor to the Company’s Chief Executive Officer until December 31, 2025. Mr. Sievers’ then current salary and benefits continued through December 31, 2025. His outstanding equity awards continued vesting through December 31, 2025, and he is fully eligible for the 2025 Annual Incentive Plan bonus payment (to be paid in 2026), subject to the achievement of applicable performance metrics. No other payments or compensation are due by the Company to Mr. Sievers. A copy of the Retirement Agreement can be found on Form 8-K filed by the Company on April 28, 2025.

EXECUTIVE COMPENSATION

Other Executive Officers
Mr. Betz, Mr. Jensen, Mr. Micallef and Ms. Wuamett have entered into employment agreements with NXP USA, Inc. ("NXP USA"), a wholly owned indirect subsidiary of the Company, setting forth the terms and conditions of their employment, including their base salary, annual incentive target and participation in certain benefits plans, policies and programs applicable to other NXP executives. Each officer may terminate employment for any reason upon three months’ written notice and either NXP USA or the officer may terminate their employment immediately under certain conditions involving misconduct. In the event that NXP USA terminates an officer's employment absent certain conditions involving misconduct, such officer is entitled to receive a lump sum cash severance payment of one year's base salary and a pro rata payment of the annual incentive bonus for the period that such officer performed actual work, to the extent the conditions for a bonus payout have been met. In the event an officer's employment is terminated within twelve months following a change of control or the officer resigns for "good reason" within twelve months following a change of control, in either case not under certain conditions involving misconduct, then such officer is entitled to the change of control arrangements approved from time to time by the Company’s HRCC, as described on page 52. All severance payments are contingent on the officer signing and not revoking a release of claims. Each officer is subject to non-competition and non-solicitation restrictions for twelve months and customary prohibitions on disclosing confidential information following the termination of his employment for any reason.
CEO Pay Ratio Disclosure
The annual total compensation for the median employee of NXP (other than our Chief Executive Officer) in 2025 was $53,654. The annual total compensation for our Chief Executive Officer was $14,736,019. We used the total compensation for Mr. Sotomayor, our President and CEO, as reported in the 2025 Summary Compensation Table. Based on this information, the ratio of the annual total compensation of our CEO to the annual total compensation of the median employee was approximately 268:1.

We have a global workforce operating in over 30 countries. Our locations in China, Malaysia, Taiwan, Thailand and Singapore have significant manufacturing activities and represent a total headcount of approximately 47% of our global population as of December 31, 2025. Excluding employees from those four countries, the global average base pay would be approximately $92,000.
To identify the median employee, we used the following methodology:

•We identified our median employee by considering our employee population as of December 31, 2025
•To determine the median employee, we used a consistently applied compensation measure that included annualized base pay, AIP or sales incentive plan at target and the approved value of the annual equity awards granted during 2025
•We applied the exchange rate we utilize in our HR recordkeeping system as of December 31, 2025
•Salaries were annualized for all employees who were hired or were on an unpaid leave during the fiscal year
To determine the pay ratio:
•We calculated the 2025 compensation elements for the median employee in accordance with the requirements of item 402(c)(2)(x) of the SEC’s Regulation S-K.
The median employee resides in Taiwan in a manufacturing engineering role.
Human Resources and Compensation Committee Interlocks and Insider Participation
During 2025, Annette Clayton, Moshe Gavrielov, Lena Olving, Gregory Summe and Karl-Henrik Sundström served on the HRCC. Other than Mr. Sundström, none of the members of the HRCC is or has been an executive officer or employee of NXP. Mr. Sundström held the role as CFO of NXP Semiconductors N.V. from 2008 to 2012. None of our executive officers serves on the board of directors or compensation committee of a company which has an executive officer who serves on our Board or HRCC.

EXECUTIVE COMPENSATION
Equity Compensation Plan Information
The following table summarizes NXP’s compensation plan information (including individual compensation arrangements) as of the fiscal year ended December 31, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#) (a)	Weighted- average exercise price of outstanding options, warrants and rights ($)(1) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#) (c)

Equity compensation plans approved by security holders	5,341,441(2)	76.31	23,224,164(3)
Equity compensation plans not approved by security holders	—	—	—
Total	5,341,441	76.31	23,224,164

1.Shares of common stock issuable upon vesting of RSU and PSU awards have been excluded from the calculation of the weighted average exercise price.
2.Represents 15,376 shares of common stock subject to outstanding stock options and 5,326,065 shares of common stock that may be issued upon vesting of outstanding RSU and PSU awards (PSU awards are assumed at maximum performance level), in each case pursuant to equity awards issued under the Company’s equity compensation plans.
3.Includes 14,387,704 shares of common stock available for future issuance under the NXP 2019 Omnibus Incentive Plan and 8,836,460 shares of common stock available for future issuance under NXP’s Employee Stock Purchase Plan.

EXECUTIVE COMPENSATION
Pay Versus Performance Disclosure
In accordance with Item 402(v) of Regulation S-K, which was adopted by the Securities and Exchange Commission in 2022 pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing the following disclosure regarding executive compensation versus Company performance for the fiscal years listed below. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by NEOs.

Year	Summary Compen-sation Table Total for Kurt Sievers ($)[1]	Compen- sation Actually Paid to Kurt Sievers ($)[1,2]	Summary Compen-sation Table Total for Rafael Sotomayor ($)[1]	Compen- sation Actually Paid to Rafael Sotomayor ($)[1,2]	Average Summary Compen- sation Table Total for Non-PEO NEOs ($)[1]	Average Compen- sation Actually Paid to Non-PEO NEOs ($)[1,2]	Value of initial fixed $100 investment based on:[3]		Net Income ($ in millions)	Revenue ($ in millions)	Non-GAAP Gross Margin[4]
							Company TSR ($)	Philadelphia Sox Index TSR ($)

2025	3,341,713	(8,561,293)	14,736,019	12,209,362	4,346,546	2,343,477	148.94	268.22	2,021	12,270	56.8%
2024	20,694,772	4,565,906	—	—	4,326,009	1,552,410	177.19	287.31	2,510	12,614	58.1%
2023	21,123,742	47,273,053	—	—	4,217,705	8,167,390	192.49	238.72	2,797	13,276	58.5%
2022	20,771,851	4,693,294	—	—	3,969,488	2,053,189	129.76	142.94	2,787	13,205	57.9%
2021	20,911,892	43,710,558	—	—	3,649,332	8,137,948	183.30	219.51	1,871	11,063	56.1%
1.For fiscal year 2025 Kurt Sievers served as our PEO through October 27, 2025. Rafael Sotomayor was appointed as our PEO on October 28, 2025 and has served as our PEO since that date. The Non-PEO NEOs for whom the average compensation is presented in this table are: (i) for fiscal year 2021, Peter Kelly, William Betz, Andrew Micallef, Steven Owen and Jennifer Wuamett; and (ii) for fiscal years 2022, 2023, 2024 and 2025, William Betz, Christopher Jensen, Andrew Micallef and Jennifer Wuamett.
2.The amounts shown as Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S‑K and do not reflect compensation actually realized or received by a PEO or the other NEOs. Mr. Sievers is the only NEO who has participated in a pension during the reporting years. The amounts shown as Compensation Actually Paid reflect total compensation as set forth in the Summary Compensation Table ("SCT") for each year, adjusted as required. The following table details those adjustments for 2025.

Year		Summary Compen- sation Table Total ($)	Grant Date Fair Value of Equity Awards Granted During Applicable Year from SCT ($) ( — )	Year-End Fair Value of Equity Awards Granted During Applicable Year ($) ( + )	Change in Fair Value as of Year-End of Any Prior Year Awards that Remain Unvested as of Year-End ($) ( + )	Change in Fair Value as of the Vesting Date of Any Prior Year Awards that Vested During Applicable Year ($) ( + )	Change in Pension Value for the Applicable Year from SCT ($) ( — )	Pension Service Costs Attributable to the Applicable Year ($) ( + )	Compensation Actually Paid ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
2025	Kurt Sievers (PEO)	3,341,713	—	—	(10,304,602)	(592,180)	1,006,223	—	(8,561,293)
2025	Rafael Sotomayor (PEO)	14,736,019	13,383,486	13,025,275	(2,080,728)	(87,718)	—	—	12,209,362
2025	Average Non-PEO NEO	4,346,546	3,560,101	3,558,308	(1,907,979)	(93,297)	—	—	2,343,477
For the equity values included in the above tables, the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant. Equity values are calculated in accordance with FASB ASC Topic 718. PSU awards outstanding as of December 31 of the reporting year have been valued using a Monte Carlo simulation. RSU awards outstanding as of December 31 of the reporting year have been valued using the value date closing stock price discounted for future dividend payments. The fair values as of the vesting date are calculated using the closing share price on the day prior to the vesting date. No dividends or dividend equivalents are paid or earned on unvested equity awards and no equity awards were granted and vested in the same year.
3.The Peer Group Total Shareholder Return ("TSR") set forth in this table utilizes the Philadelphia Stock Exchange Semiconductor Index (“Philadelphia Sox Index”), which we also utilize in the stock performance graph in our Annual Report on Form 10-K. The comparison assumes $100 was invested for the period starting December 31, 2020 through the last trading day of the reporting year in the Company and in the Philadelphia Sox Index, respectively, assuming the reinvestment of any dividends. Historical stock performance is not necessarily indicative of future stock performance.
4.We are providing this as a supplement financial measure. Non-GAAP Gross Margin is a non-GAAP financial measure. We calculate Non-GAAP Gross Margin by adjusting Gross Margin to exclude the effects of purchase price accounting, restructuring, stock-based compensation, merger-related costs, and other incidentals. These measures should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP. Appendix A to this Proxy Statement quantifies and reconciles this measure to the comparable US GAAP financial measure.

EXECUTIVE COMPENSATION
Relationship Between Performance Measures and Compensation Actually Paid
Below are graphic representations that help illustrate the relationship between 'compensation actually paid' ("CAP") and the financial measures in the table above as well as the relationship of NXP’s TSR and the TSR of the Philadelphia SOX Index as well as the S&P 500 Index as a supplemental measure. CAP, as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices, various accounting valuation assumptions, and projected performance modifiers but does not reflect actual amounts paid out for those awards. Because our NEO compensation is heavily weighted on equity, specifically performance-based equity, the largest determinants of CAP are year over year changes in NXP’s stock price, realized achievement on PSUs awards that vested during the reporting year and projected PSU realizations on the unvested PSU awards in the form of Monte Carlo valuations.

Compensation Actually Paid and TSR
$60
$40
$20
$—
Compensation Actually Paid (in millions)
$400
$350
$300
$250
$200
$150
$100
$50
$—
TSR (based on $100 initial investment)
2021
2022
2023
2024
2025
CAP of PEO (Sievers)
CAP of PEO (Sotomayor)
S&P 500 Index TSR (Supplemental)
CAP of non-PEO NEOs
Philadelphia SOX Index TSR
NXP TSR

Compensation Actually Paid and Net Income
$60
$40
$20
$—
Compensation Actually Paid (in millions)
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$—
Net Income (in millions)
2021
2022
2023
2024
2025
CAP of PEO (Sievers)
CAP of PEO (Sotomayor)
CAP of non-PEO NEOs
Net Income

EXECUTIVE COMPENSATION

Kurt Sievers’ Compensation Actually Paid (CAP) for 2025 is negative and, as a result, is not reflected in the 2025 columns of the “Compensation Actually Paid” tables above.

Tabular List of Most Important Performance Measures
The following table lists the most important performance measures that we used in 2024 to link the Compensation Actually Paid (CAP) to our PEO and other NEOs to the Company’s performance.

Three-Year Relative Total Shareholder Return*
Revenue
Non-GAAP Gross Margin
Sustainability Goals Used in the Annual Incentive Plan Non-Financial Scorecard
*The SEC has provided guidance that multi-year performance measures cannot be used as the Company's selected measure included in the table; however because it is an important part of our compensation program we have listed it here.

ITEM 11: NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF FUTURE SHAREHOLDER ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION
As described in Item 10, NXP is required to include an advisory resolution subject to a non-binding, advisory shareholder “say-on-pay” vote on the executive compensation program for our Named Executive Officers. Section 14A of the Exchange Act requires that, at least once every six years, we ask our shareholders to vote, on a non-binding, advisory basis, to determine whether shareholder advisory votes to approve our Named Executive Officers’ compensation should occur every one, two or three years. Shareholders may also abstain from voting.

Our Board has determined that an annual say-on-pay vote is appropriate for NXP and its shareholders at this time, and, therefore, our Board recommends that you vote for a one-year interval for the advisory say-on-pay vote.

Like the non-binding, advisory say-on-pay vote in Item 10, this Item 11 is advisory and will not be binding on NXP. However, our Compensation Committee and Board will review the results of the vote and will consider shareholders’ views in determining the frequency of future advisory say-on-pay votes. The non-binding, advisory vote on the frequency of future advisory votes on executive compensation is a plurality vote, which means that NXP will consider shareholders to have expressed a non-binding preference for the option presented to shareholders that receives the greatest number of votes cast.

THE BOARD RECOMMENDS THAT A NON-BINDING, ADVISORY VOTE ON “SAY-ON-PAY” BE HELD ANNUALLY AND THAT SHAREHOLDERS SELECT “1 YEAR” WHEN VOTING ON THIS PROPOSAL.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transactions
There were no transactions or series of similar transactions, since January 1, 2025, to which we were a party or will be a party other than compensation arrangements which are described under “Executive Compensation,” in which:
•the amount involved exceeded or will exceed $120,000; and
•a director or director nominee, executive officer, holder of more than 5% of our ordinary shares or any immediate family member of a director, director nominee or executive officer had or will have a direct or indirect material interest.
Statement of Policy Regarding Transactions with Related Persons
The Board has adopted a written policy that requires our Audit Committee to review and approve or ratify all related party transactions that involve a value of $120,000 or more (excluding employment relationships). The Human Resources and Compensation Committee is responsible for reviewing and approving or ratifying any employment relationship with a related party that involves compensation of $120,000 or more. In determining whether to approve or ratify, as applicable, a related party transaction, these committees are guided by our Code of Conduct which, among other things, requires that business decisions and actions be based on the best interests of NXP and not be motivated by personal considerations or relationships.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee has reviewed and discussed the audited financial statements with NXP’s management and its independent auditor, EY Accountants B.V. (“EY”). The Audit Committee has also discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, EY provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and the Audit Committee discussed with EY its independence from NXP and its management. The Audit Committee has also considered whether the provision of other non-audit services by EY to NXP is compatible with the auditors’ independence and has concluded that it is.
In reliance on these reviews and discussions, the Audit Committee recommended to the Board, and the Board approved, the 2025 Statutory Annual Accounts and the inclusion of the audited financial statements in NXP’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.
AUDIT COMMITTEE
Karl-Henrik Sundström, Chair
Annette Clayton
Chunyuan Gu
Jasmin Staiblin
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of such securities. To our knowledge, based solely on a review of such reports filed with the SEC and written representations that no other reports were required during 2025, we believe that all required reports were timely filed, except for one Form 4 for Andrew Hardy to report a vesting of his restricted stock units that was filed late due to an administrative error.
THE 2027 ANNUAL GENERAL MEETING
Any shareholder desiring to present a resolution for inclusion in the Company’s proxy statement for the 2027 Annual General Meeting of Shareholders must deliver such resolution to the board of directors at the address below no later than December 28, 2026 (120 days before the anniversary date of the release of this proxy statement). Only those resolutions that comply with the requirements of Rule 14a-8 under the Exchange Act will be included in the Company’s proxy statement for the 2027 Annual General Meeting of Shareholders.
Shareholders may present resolutions that are proper subjects for consideration at an annual meeting, even if the resolution is not submitted by the deadline for inclusion in the proxy statement. In order for resolutions of shareholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act with respect to the 2027 Annual General Meeting of Shareholders, such resolutions must be received by the Board at the address below by March 13, 2027.
Proposed shareholder resolutions should be sent to NXP’s Secretary at NXP Semiconductors N.V., High Tech Campus 60, 5656 AG, Eindhoven, The Netherlands, Attention: Secretary.
In addition, our articles of association provide that one or more holders of shares representing solely or jointly at least such part of the issued share capital as required by Dutch corporate law, may submit agenda items for consideration at the 2027 Annual General Meeting of Shareholders by delivering such request in writing to the Board of Directors at the address below no later than sixty days prior to the date of the 2027 Annual General Meeting of Shareholders. Notice of such matter will be placed on the notice convening the 2027 Annual General Meeting of Shareholders.
In addition to satisfying the foregoing requirements, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide timely notice that sets forth the information required by Rule 14a-19 under the Exchange Act. To the extent any information is required by Rule 14a-19 that is not required under our Articles of Association, it must be received by April 11, 2027.

OTHER MATTERS
We have provided to you with this proxy statement a copy of our Annual Report on Form 10-K for the year ended December 31, 2025, including audited financial statements. Copies of these materials are also available online through the SEC at www.sec.gov. We may satisfy SEC rules regarding delivery of proxy materials, including this proxy statement, the notice and the Annual Report on Form 10-K, by delivering a single set of proxy materials to an address shared by two or more holders of ordinary shares, unless contrary instructions are received prior to the mailing date. This delivery method can result in meaningful cost savings for us. We undertake to deliver promptly upon written or oral request at the address or phone number below a separate copy of the proxy materials to a shareholder at a shared address to which a single copy of the proxy materials was delivered. Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may write or call us at the address or phone number below to request delivery of a single copy of the proxy materials in the future. If you hold ordinary shares and prefer to receive separate copies of the proxy materials either now or in the future, please contact Broadridge at (866) 540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.
Our 2025 Statutory Annual Report and Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including audited financial statements, as filed with the SEC, is available to shareholders free of charge on our Investor Relations website at http://investors.nxp.com or by writing us at NXP Semiconductors N.V., High Tech Campus 60, 5656 AG, Eindhoven, The Netherlands, Attention: Secretary.
As of the date of this proxy statement, we are not aware of any other matters to be brought before the Annual General Meeting other than those referred to in this proxy statement. However, if any other matters are properly presented for action, in the absence of instructions to the contrary, it is the intention of the persons named in the accompanying proxy to vote in their discretion the ordinary shares represented by all properly executed proxies.

APPENDIX A
Non-GAAP Financial Measures
In addition to disclosing financial results in accordance with US GAAP, this document contains references to non-GAAP financial measures and adjustments as included below. In managing NXP’s business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures. In measuring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing our gross margin and operating margin and when assessing appropriate levels of research and development efforts. In addition, management relies upon these non-GAAP financial measures when making decisions about product spending, administrative budgets, and other operating expenses. We believe that these non-GAAP financial measures, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting NXP’s business. We believe that they enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and share-based compensation expense, which may obscure trends in NXP’s underlying performance. This information also enables investors to compare financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management.
These non-GAAP financial measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The presentation of these and other similar items in NXP’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual.

Non-GAAP Adjustment or Measure	Definition	Usefulness to Management and Investors

Purchase price accounting effects	Purchase Price Accounting ("PPA") effects reflect the fair value adjustments impacting acquisition accounting and other acquisition adjustments charged to the Consolidated Statement of Operations. This typically relates to inventory, property, plant and equipment, as well as intangible assets, such as developed technology and marketing and customer relationships acquired. The PPA effects are recorded within both cost of revenue and operating expenses in our US GAAP financial statements. These charges are recorded over the estimated useful life of the related acquired asset, and thus are generally recorded over multiple years.	We believe that excluding these charges related to fair value adjustments for purposes of calculating certain non-GAAP measures allows the users of our financial statements to better understand the historic and current cost of our products, our gross margin, our operating costs, our operating margin, and also facilitates comparisons to peer companies.

Restructuring
Restructuring charges are costs associated with a restructuring plan and are primarily related to employee severance and benefit arrangements. Charges related to restructuring are recorded within both cost of revenue and operating expenses in our US GAAP financial statements.

We exclude restructuring charges, including any adjustments to charges recorded in prior periods, for purposes of calculating certain non-GAAP measures because these costs do not reflect our core operating performance. These adjustments facilitate a useful evaluation of our core operating performance and comparisons to past operating results and provide investors with additional means to evaluate expense trends.

APPENDIX A

Non-GAAP Adjustment or Measure	Definition	Usefulness to Management and Investors

Share-based compensation
Share-based compensation consists of incentive expense granted to eligible employees in the form of equity based instruments. Charges related to share-based compensation are recorded within both cost of revenue and operating expenses in our US GAAP financial statements.
We exclude charges related to share-based compensation for purposes of calculating certain non-GAAP measures because we believe these charges, which are non-cash, are not representative of our core operating performance as they can fluctuate from period to period based on factors that are not within our control, such as our stock price on the dates share-based grants are issued. We believe these adjustments provide investors with a useful view, through the eyes of management, of our core business model, how management currently evaluates core operational performance, and additional means to evaluate expense trends.

Other Incidentals
Other Incidentals consist of certain items which may be non-recurring, unusual, infrequent or directly related to an event that is distinct and non-reflective of the Company’s core operating performance. These may include such items as process and product transfer costs, certain charges related to acquisitions and divestitures, litigation and legal settlements, costs associated with the exit of a product line, factory or facility, environmental or governmental settlements, and other items of similar nature.

We exclude these certain items which may be non-recurring, unusual, infrequent or directly related to an event that is distinct and non-reflective of the Company’s core operating performance for purposes of calculating certain non-GAAP measures. These adjustments facilitate a useful evaluation of our core operating performance and comparisons to past operating results and provide investors with additional means to evaluate expense trends.

Income tax effect
Non-GAAP income tax benefit (provision) is NXP's GAAP income tax benefit (provision) adjusted for the income tax effects of the adjustments to our GAAP measure, including the effects of PPA, restructuring costs, share-based compensation, other incidental items and certain other adjustments to financial income (expense) items. Additionally, adjustments are made for the income tax effect of any discrete items that occur in the interim period. Discrete items primarily relate to unexpected tax events that may occur as these amounts cannot be forecasted (e.g., the impact of changes in tax law and/or rates, changes in estimates or resolved tax audits relating to prior year tax provisions, the excess or deficit tax effects on share-based compensation, etc.).

The non-GAAP income tax benefit (provision) is used to ascertain and present on a comparable basis NXP's income tax benefit (provision) after adjustments, the usefulness of which is described within this table.

Net debt	Net debt represents total debt (short-term and long-term) after deduction of cash and cash equivalents and short-term deposits.
We believe this measure provides investors with useful supplemental information about the financial performance of our business, enables comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect of calculating our net leverage.

Free cash flow	Free cash flow represents operating cash flow adjusted for net additions to property, plant and equipment.
We believe that free cash flow provides insight into our cash-generating capability and our financial performance, and is an efficient means by which users of our financial statements can evaluate our cash flow after meeting our capital expenditure.

APPENDIX A

Reconciliation of Non-GAAP Measures (unaudited)

($ in millions)	Full-year 2025
GAAP Gross Profit	$6,716
PPA Effects	(28)
Restructuring	(79)
Stock Based Compensation	(59)
Other incidentals	(84)
Non-GAAP Gross Profit	$6,966
GAAP Gross margin	54.7%
Non-GAAP Gross margin	56.8%
GAAP Research and development	$(2,360)
Restructuring	(100)
Stock based compensation	(237)
Other incidentals	(14)
Non-GAAP Research and development	$(2,009)
GAAP Selling, general and administrative	$(1,204)
PPA effects	(1)
Restructuring	(82)
Stock based compensation	(166)
Other incidentals	(64)
Non-GAAP Selling, general and administrative	$(891)
GAAP amortization of acquisition-related intangible assets	$(117)
PPA effects	(117)
Non-GAAP amortization of acquisition- related intangible assets	$—
GAAP Other income (expense)	$12
PPA effects	(5)
Other incidentals	19
Non-GAAP Other income (expense)	$(2)
GAAP Operating income (loss)	$3,047
PPA effects	(151)
Restructuring	(261)
Stock based compensation	(462)
Other incidentals	(143)
Non-GAAP Operating income (loss)	$4,064
GAAP Operating margin	24.8%
Non-GAAP Operating margin	33.1%
GAAP Income tax benefit (provision)	$(525)
Income tax effect	129

APPENDIX A

Reconciliation of Non-GAAP Measures (unaudited)

($ in millions)	Full-year 2025
Non-GAAP Income tax benefit (provision)	$(654)

GAAP Net income (loss) attributable to stockholders	$2,021
PPA Effects	(151)
Restructuring	(261)
Share-based compensation	(462)
Merger-related costs	—
Other incidentals	(143)
Other adjustments:	(4)
Adjustments to financial income (expense)	(29)
Income tax effect	129
Results relating to equity-accounted investees	(66)
Non-GAAP Net income (loss) attributable to stockholders	$3,004

GAAP Net income (loss) attributable to stockholders	$7.95
PPA Effects	$(0.59)
Restructuring	$(1.03)
Share-based compensation	$(1.82)
Merger-related costs	$—
Other incidentals	$(0.56)
Other adjustments:	$—
Adjustments to financial income (expense)	$(0.11)
Income tax effect	$0.51
Results relating to equity-accounted investees	$(0.26)
Non-GAAP Net income (loss) attributable to stockholders	$11.81

Free Cash Flow (unaudited)
($ in millions)	Full-year 2025
Net cash provided by (used for) operating activities	$2,782
Net capital expenditures on property, plant and equipment	(693)
Non-GAAP free cash flow	$2,089
Non-GAAP free cash flow as percent of Revenue	17%

APPENDIX A
Forward-looking Statements
This document includes forward-looking statements which include statements regarding NXP’s business strategy, carbon emissions, energy consumption, water consumption, and other sustainability aspirations as well as any other statements which are not historical facts. By their nature, forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include the following: market demand and semiconductor industry conditions; our ability to successfully introduce new technologies and products; the demand for the goods into which our products are incorporated; recent changes in global trade policy including tariffs and related trade actions announced by the U.S., China and other countries, potential increase of barriers to international trade, including the imposition of new or increased tariffs, and resulting disruptions to our established supply chains; the impact of government actions and regulations, including as a result of executive orders, including restrictions on the export of products and technology; increasing and evolving cybersecurity threats and privacy risks; our ability to accurately estimate demand and match our production capacity accordingly or obtain supplies from third-party producers; our access to production from third-party outsourcing partners, and any events that might affect their business or our relationship with them; our ability to secure adequate and timely supply of equipment and materials from suppliers; our ability to avoid operational problems and product defects and, if such issues were to arise, to correct them quickly; our ability to form strategic partnerships and joint ventures and successfully cooperate with our strategic alliance partners; our ability to win competitive bid selection processes; our ability to develop products for use in our customers’ equipment and products; our ability to successfully hire and retain key management and senior product engineers; global hostilities, including the invasion of Ukraine by Russia and resulting regional instability, sanctions and any other retaliatory measures taken against Russia, and the continued hostilities and armed conflict in the Middle East, which could adversely impact the global supply chain, disrupt our operations or negatively impact the demand for our products in our primary end markets; our ability to maintain good relationships with our suppliers; our ability to integrate acquired businesses in an efficient and effective manner; our ability to generate sufficient cash, raise sufficient capital or refinance our debt at or before maturity to meet our debt service, research and development and capital investment requirements; and a change in tax laws could have an effect on our estimated effective tax rates. In addition, this document contains information concerning the semiconductor industry, our end markets and business generally, which is forward-looking in nature and is based on a variety of assumptions regarding the ways in which the semiconductor industry, our end markets and business will develop. NXP has based these assumptions on information currently available, if any one or more of these assumptions turn out to be incorrect, actual results may differ from those predicted. While NXP does not know what impact any such differences may have on its business, if there are such differences, its future results of operations and its financial condition could be materially adversely affected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the initial publication date of this document. Except for any ongoing obligation to disclose material information as required by the United States federal securities laws, NXP does not have any intention or obligation to publicly update or revise any forward-looking statements after we distribute this document, whether to reflect any future events or circumstances or otherwise. For a discussion of potential risks and uncertainties, please refer to the risk factors listed in our SEC filings. Copies of our SEC filings are available on our Investor Relations website, www.nxp.com/investor or from the SEC website, www.sec.gov.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NXP SEMICONDUCTORS N.V.

The Board of Directors recommends you vote FOR the following proposals:

	Proposal	For	Against	Abstain
1.	Adoption of the 2025 Statutory Annual Accounts	☐	☐	☐
2.	Discharge of the members of the Company's Board of Directors (the "Board") for their responsibilities in the financial year ended December 31, 2025	☐	☐	☐
3a.	Appoint Rafael Sotomayor as executive director	☐	☐	☐
3b.	Appoint Annette Clayton as non-executive director	☐	☐	☐
3c.	Appoint Anthony Foxx as non-executive director	☐	☐	☐
3d.	Appoint Moshe Gavrielov as non-executive director	☐	☐	☐
3e.	Appoint Chunyuan Gu as non-executive director	☐	☐	☐
3f.	Appoint Lena Olving as non-executive director	☐	☐	☐
3g.	Appoint Julie Southern as non-executive director	☐	☐	☐
3h.	Appoint Jasmin Staiblin as non-executive director	☐	☐	☐
3i.	Appoint Gregory Summe as non-executive director	☐	☐	☐
3j.	Appoint Karl-Henrik Sundström as non-executive director	☐	☐	☐

	Proposal	For	Against	Abstain
4.	Authorization of the Board to issues ordinary shares of the Company ("ordinary shares") and grant rights to acquire ordinary shares	☐	☐	☐
5.	Authorization of the Board to restrict or exclude preemption rights accruing in the connection with an issue of shares or grant of rights	☐	☐	☐
6.	Authorization of the Board to repurchase ordinary shares	☐	☐	☐
7.	Authorization of the Board to cancel ordinary shares held or to be acquired by the Company	☐	☐	☐
8.	Re-appointment of EY Accountants B.V. as our independent auditors for the fiscal year ending December 31, 2026	☐	☐	☐
9.	Amended remuneration of the non-executive directors	☐	☐	☐
10.	Non-binding, advisory vote to approve Named Executive Officer compensation	☐	☐	☐

The Board of Directors recommends you vote 1 year on the following proposal:

	Proposal	1 Year	2 Years	3 Years	Abstain
11.	Non-binding, advisory vote on the frequency of future shareholder advisory votes on Named Executive Officer compensation	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
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V89898-P42080

NXP Semiconductors N.V.
Annual General Meeting of Shareholders
June 10, 2026 8:30 AM CET
This proxy is solicited by the Board of Directors

The undersigned shareholder(s) hereby appoint(s) Jennifer Wuamett and Timothy Shelhamer, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of NXP Semiconductors N.V. that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 8:30 AM, Central European Time on June 10, 2026, at the Company's headquarters, High Tech Campus 60, 5656 AG, Eindhoven, The Netherlands, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

(Continued and to be signed on the other side)